Exhibit (a)(1)(a)
Offer To Purchase
All Outstanding Shares of Common Stock
of
F-star Therapeutics, Inc.
at
$7.12 Per Share
by
SINO BIOPHARMACEUTICAL LIMITED,
INVOX PHARMA LIMITED
and
FENNEC ACQUISITION INCORPORATED
THE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT ONE (1) MINUTE PAST 11:59 P.M., EASTERN TIME, ON AUGUST 3, 2022, UNLESS THE OFFER IS EXTENDED OR EARLIER TERMINATED.
Fennec Acquisition Incorporated, a Delaware corporation (“Purchaser”) and a direct wholly-owned subsidiary of invoX Pharma Limited, a private limited company organized under the laws of England and Wales (“Parent”), which is a direct wholly-owned subsidiary of Sino Biopharmaceutical Limited, a company organized under the laws of the Cayman Islands (“SBP”), is offering to purchase all of the issued and outstanding shares (each, a “Share,” and collectively, “Shares”) of common stock, par value $0.0001 per share, of F-star Therapeutics, Inc., a Delaware corporation (the “Company”), for $7.12 per Share (the “Offer Price”), payable net to the holder in cash, without interest, subject to any withholding taxes required by applicable law, and on the terms and subject to the conditions set forth in this Offer to Purchase (together with any amendments or supplements thereto, the “Offer to Purchase”) and in the accompanying Letter of Transmittal (together with any amendments or supplements thereto, the “Letter of Transmittal,” and together with this Offer to Purchase and other related materials, as each may be amended and supplemented from time to time, the “Offer”).
The Offer is being made pursuant to an Agreement and Plan of Merger, dated as of June 22, 2022 (as it may be amended from time to time, the “Merger Agreement”), among SBP, Parent, Purchaser and the Company, pursuant to which, after consummation of the Offer and the satisfaction or waiver of certain conditions, Purchaser will merge with and into the Company (the “Merger”) in accordance with Section 251(h) of the General Corporation Law of the State of Delaware (the “DGCL”), on the terms and subject to the conditions set forth in the Merger Agreement, with the Company continuing as the surviving corporation and becoming an indirect wholly-owned subsidiary of SBP. In the Merger, each Share issued and outstanding immediately prior to the effective time of the Merger (the “Effective Time”) (other than Shares (a) held in the treasury of the Company or then owned by Parent, Purchaser or the Company, or any direct or indirect wholly-owned subsidiary thereof, immediately prior to the Effective Time or (b) held by a holder who is entitled to demand and properly demands appraisal of such Shares in accordance with Section 262 of the DGCL) will be converted into the right to receive an amount in cash equal to the Offer Price, payable net to the holder in cash, without interest, subject to any withholding taxes required by applicable law.
Under no circumstances will interest be paid on the purchase price for the Shares, including by reason of any extension of the Offer or any delay in making payment for Shares.
The obligation of Purchaser to accept for payment and pay for Shares validly tendered and not validly withdrawn pursuant to the Offer is subject only to the satisfaction or waiver (to the extent permitted under the Merger Agreement) of those conditions set forth in Section 15 — “Conditions of the Offer” hereunder. There is no financing condition to the Offer.

The board of directors of the Company has unanimously (a) determined that the Merger Agreement and the transactions contemplated thereby, including the Offer and the Merger, are advisable and fair to, and in the best interest of, the Company and the holders of the Shares, (b) agreed that the Merger shall be effected under Section 251(h) and other relevant provisions of the DGCL, (c) approved the execution, delivery and performance by the Company of the Merger Agreement and the consummation of the transactions contemplated thereby, including the Offer and the Merger, and (d) resolved to recommend that the holders of the Shares accept the Offer and tender their Shares to Purchaser pursuant to the Offer.
A summary of the principal terms and conditions of the Offer appears in the “Summary Term Sheet” beginning on page i of this Offer to Purchase. You should read this entire document carefully before deciding whether to tender your Shares in the Offer.
NEITHER THE OFFER NOR THE MERGER HAS BEEN APPROVED OR DISAPPROVED BY THE UNITED STATES SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION, NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE FAIRNESS OR MERITS OF THE OFFER OR THE MERGER OR UPON THE ACCURACY OR ADEQUACY OF THE INFORMATION CONTAINED IN THIS OFFER TO PURCHASE OR THE LETTER OF TRANSMITTAL. ANY REPRESENTATION TO THE CONTRARY IS UNLAWFUL AND A CRIMINAL OFFENSE.
The Information Agent for the Offer is:
Innisfree M&A Incorporated
501 Madison Avenue, 20th Floor
New York, New York 10022
Stockholders May Call Toll-Free:
1 (888) 750-5830 (from the U.S. or Canada)
From outside the U.S. and Canada, please call:
+1 (412) 232-3651
Banks and Brokers May Call Collect:
(212) 750-5833
Email (for material requests only):
info@innisfreema.com

IMPORTANT
If you wish to tender all or a portion of your Shares to Purchaser in the Offer, you must either (i) complete and sign the Letter of Transmittal that accompanies this Offer to Purchase in accordance with the instructions in the Letter of Transmittal and mail or deliver the Letter of Transmittal and all other required documents to Computershare Trust Company, N.A., the depositary for the Offer (the “Depositary”) together with certificates representing the Shares tendered or follow the procedure for book-entry transfer set forth in Section 3 — “Procedures for Accepting the Offer and Tendering Shares” or (ii) request your broker, dealer, commercial bank, trust company or other nominee to effect the transaction for you. If your Shares are registered in the name of a broker, dealer, commercial bank, trust company or other nominee, you must contact that institution in order to tender your Shares to Purchaser before the expiration of the Offer.
If you desire to tender your Shares pursuant to the Offer and the certificates representing your Shares are not immediately available, or you cannot comply in a timely manner with the procedures for tendering your Shares by book-entry transfer or you cannot deliver all required documents to the Depository prior to the expiration of the Offer, you may tender your Shares to Purchaser pursuant to the Offer by following the procedures for guaranteed delivery set forth in Section 3 — “Procedures for Accepting the Offer and Tendering Shares.”
Questions and requests for assistance should be directed to Innisfree M&A Incorporated, the information agent for the Offer (the “Information Agent”), at the address and telephone numbers set forth on the back cover of this Offer to Purchase. Additional copies of this Offer to Purchase, the related Letter of Transmittal, the notice of guaranteed delivery and other materials related to the Offer may also be obtained at our expense from the Information Agent. Additionally, copies of this Offer to Purchase, the related Letter of Transmittal and any other material related to the Offer may be found at http://www.sec.gov. You may also contact your broker, dealer, commercial bank, trust company or other nominee for assistance.
No broker, dealer, commercial bank, trust company or other nominee will be deemed to be the agent of SBP, Parent, Purchaser, the Company, the Information Agent or the Depositary or any of their affiliates for the purpose of the Offer. This Offer to Purchase and the related Letter of Transmittal contain important information, and you should read both carefully and in their entirety before making a decision with respect to the Offer.

SUMMARY TERM SHEET
The information contained in this Summary Term Sheet is a summary only and is not meant to be a substitute for the more detailed description and information contained in the remainder of this Offer to Purchase (together with any amendments or supplements thereto, the “Offer to Purchase”), the accompanying Letter of Transmittal (together with any amendments or supplements thereto, the “Letter of Transmittal”), and other related materials as may be amended or supplemented from time to time (collectively, with the Offer to Purchase and Letter of Transmittal, the “Offer”). You are urged to read carefully this Offer to Purchase, the Letter of Transmittal and other related materials in their entirety because the information in this Summary Term Sheet is not complete and additional important information is included in the remainder of this Offer to Purchase and the accompanying Letter of Transmittal. This Summary Term Sheet includes cross-references to other sections of this Offer to Purchase where you will find more complete descriptions of the topics mentioned below. The information concerning the Company contained in this Summary Term Sheet and elsewhere in this Offer to Purchase has been provided to SBP, Parent and Purchaser by the Company or has been taken from, or is based upon, publicly available documents or records of the Company on file with the Securities and Exchange Commission (the “SEC”) or other public sources at the time of the Offer. SBP, Parent and Purchaser have not independently verified the accuracy and completeness of such information.
Securities Sought
Subject to certain conditions, including the satisfaction of the Minimum Condition, as described below, all of the issued and outstanding shares of common stock, par value $0.0001 per share, of the Company.
Price Offered Per Share
$7.12, payable net to the holder in cash, without interest and subject to any withholding taxes required by applicable law.
Scheduled Expiration of Offer
One (1) minute past 11:59 p.m., Eastern Time, on August 3, 2022, unless the Offer is otherwise extended or earlier terminated in accordance with the terms of the Merger Agreement.
Purchaser
Fennec Acquisition Incorporated, a Delaware corporation and a direct wholly-owned subsidiary of Parent and an indirect wholly-owned subsidiary of SBP.
Company Board Recommendation:
The board of directors of the Company has unanimously (a) determined that the Merger Agreement and the transactions contemplated thereby, including the Offer and the Merger, are advisable and fair to, and in the best interest of, the Company and the holders of the Shares, (b) agreed that the Merger shall be effected under Section 251(h) and other relevant provisions of the DGCL, (c) approved the execution, delivery and performance by the Company of the Merger Agreement and the consummation of the transactions contemplated thereby, including the Offer and the Merger, and (d) resolved to recommend that the holders of the Shares accept the Offer and tender their Shares to Purchaser pursuant to the Offer.
Who is offering to buy my securities?
Fennec Acquisition Incorporated, a Delaware corporation (“Purchaser”) and a direct wholly-owned subsidiary of invoX Pharma Limited, a private limited company organized under the laws of England and Wales (“Parent”), which is an indirect wholly-owned subsidiary of Sino Biopharmaceutical Limited, a company organized under the laws of the Cayman Islands (“SBP”), is offering to purchase all of the issued and outstanding shares (each, a “Share,” and collectively, “Shares”) of common stock, par value $0.0001 per share (“Common Stock”), of F-star Therapeutics, Inc., a Delaware corporation (the “Company”), for $7.12 per Share (the “Offer Price”), payable net to the holder in cash, without interest, subject to any withholding taxes required by applicable law. SBP, together with its subsidiaries, is a leading, innovative research and development driven pharmaceutical conglomerate in China, with a business scope that is vertically integrated including research and development, manufacturing and sales and marketing

i

infrastructure. Its product offerings include a variety of biological and small molecule drugs, and in therapy areas that include hepatology, oncology, cardiovascular and cerebrovascular diseases, orthopedics, digestive and immune and respiratory diseases. More information on SBP can be found at www.sinobiopharm.com/en/.
Unless the context indicates otherwise, in this Offer to Purchase, we use the terms “us,” “we” and “our” to refer to Purchaser and, where appropriate, SBP or Parent. We use the term “Purchaser” to refer to Fennec Acquisition Incorporated alone, the term “Parent” to refer to invoX Pharma Limited alone, the term “SBP” to refer to Sino Biopharmaceutical Limited alone and the term “Company” to refer to F-star Therapeutics, Inc., alone.
See Section 8 — “Certain Information Concerning SBP, Parent and Purchaser.”
What is the class and amount of securities sought pursuant to the Offer?
Purchaser is offering to purchase all of the issued and outstanding Shares of the Company on the terms and subject to the conditions set forth in this Offer to Purchase. In this Offer to Purchase, we use the term “Offer” to refer to this Offer to Purchase, the Letter of Transmittal and other related materials, as each may be amended and supplemented from time to time, and the term “Shares” to refer to all of the issued and outstanding shares of common stock, par value $0.0001 per share of the Company, that are the subject of the Offer.
See Section 1 — “Terms of the Offer.”
Why are you making the Offer?
We are making the Offer because we want to acquire control of, and ultimately the entire equity interest in, the Company. If the Offer is consummated, we intend to complete the Merger as promptly as practicable thereafter, but in any event no later than the first (1st) business day following the satisfaction or waiver of the last to be satisfied or waived of the conditions set forth in Section 15 — “Conditions of the Offer” hereunder. After completion of the Offer and the Merger (as described below), the Company will be an indirect wholly-owned subsidiary of SBP and a direct subsidiary of Parent. In addition, we intend to cause the Shares to be delisted from The Nasdaq Stock Market LLC (“Nasdaq”) and deregistered under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), as soon after consummation of the Merger as the requirements for such delisting and termination of registration are satisfied.
Who can participate in the Offer?
The Offer is open to all holders and beneficial owners of Shares.
How much are you offering to pay?
Purchaser is offering to pay $7.12 per Share, net to the holder in cash, without interest, subject to any withholding taxes required by applicable law. We refer to this amount as the “Offer Price.”
See the “Introduction” to this Offer to Purchase.
Will I have to pay any fees or commissions?
If you are the record owner of your Shares and you directly tender your Shares to us in the Offer, you will not have to pay brokerage fees or commissions or, except as otherwise provided in Instruction 6 of the Letter of Transmittal, stock transfer taxes with respect to the purchase of Shares by Purchaser pursuant to the Offer. If you own your Shares through a broker, dealer, commercial bank, trust company or other nominee, and your broker, dealer, commercial bank, trust company or other nominee tenders your Shares on your behalf, your broker, dealer, commercial bank, trust company or other nominee may charge you a fee for doing so. You should consult your broker, dealer, commercial bank, trust company or other nominee to determine whether any charges will apply.
See the “Introduction” to this Offer to Purchase and Section 18 — “Fees and Expenses.”

Is there an agreement governing the Offer?
Yes. SBP, Parent, Purchaser and the Company have entered into an Agreement and Plan of Merger, dated as of June 22, 2022 (as it may be amended from time to time, the “Merger Agreement”). The Merger Agreement contains the terms and conditions of the Offer and the subsequent merger of Purchaser with and into the Company (the “Merger”), with the Company surviving such merger as a direct wholly-owned subsidiary of Parent and an indirect subsidiary of SBP if the Offer is completed and the Merger is consummated.
See Section 11 — “The Merger Agreement; Other Agreements” and Section 15 — “Conditions of the Offer.”
What are the material U.S. federal income tax consequences of tendering my Shares in the Offer or having my Shares exchanged for cash pursuant to the Merger?
The exchange of Shares for cash pursuant to the Offer or the Merger will be a taxable transaction for U.S. federal income tax purposes. In general, a U.S. Holder (as defined below in Section 5 — “Material U.S. Federal Income Tax Consequences”) who sells Shares pursuant to the Offer or receives cash in exchange for Shares pursuant to the Merger will recognize capital gain or loss for U.S. federal income tax purposes in an amount equal to the difference, if any, between (a) the amount of cash received and (b) the U.S. Holder’s tax basis in the Shares sold pursuant to the Offer or exchanged for cash pursuant to the Merger. The exchange of Shares for cash pursuant to the Offer or the Merger generally will not result in tax to a non-U.S. Holder (as defined below in Section 5 — “Material U.S. Federal Income Tax Consequences”) under U.S. federal income tax laws unless such non-U.S. Holder has certain connections with the United States. See Section 5 — “Material U.S. Federal Income Tax Consequences” for a more detailed discussion of the tax treatment of the Offer and the Merger.
We urge you to consult with your own tax advisor as to the particular tax consequences to you of the Offer and the Merger in light of your particular circumstances (including the application and effect of any U.S. federal, state, local or non-U.S. income and other tax laws).
Do you have the financial resources to pay for all of the Shares that Purchaser is offering to purchase pursuant to the Offer?
Yes. We estimate that we will need approximately $167,698,000 to purchase all of the Shares pursuant to the Offer and to complete the Merger. SBP and Parent will provide Purchaser by way of transfer pursuant to intercompany agreements with sufficient funds to pay for all Shares tendered and accepted for payment in the Offer and to provide funding for the Merger. The Offer and the Merger are not conditioned upon SBP’s or Purchaser’s ability to finance the purchase of Shares pursuant to the Offer and the Merger.
See Section 9 — “Source and Amount of Funds.”
Is your financial condition relevant to my decision to tender my Shares in the Offer?
Purchaser believes that the financial condition of SBP, Parent and Purchaser is not material to a decision by a holder of Shares whether to sell, hold or tender Shares in the Offer because (a) the Offer is being made for all outstanding Shares solely for cash, (b) Purchaser, through SBP and Parent, will have sufficient funds and financial resources available to purchase all Shares validly tendered in the Offer and not validly withdrawn and acquired in the Merger, (c) the Offer and the Merger are not subject to any financing condition and (d) if Purchaser consummates the Offer, SBP and Parent will acquire any remaining Shares for the same cash price in the Merger.
See Section 9 — “Source and Amount of Funds.”
Is there a minimum number of Shares that must be tendered in order for you to purchase any securities?
Yes. The obligation of Purchaser to accept for payment and pay for Shares validly tendered and not validly withdrawn pursuant to the Offer is subject to various conditions set forth in Section 15 — “Conditions of the Offer,” including, among other conditions, the Minimum Condition. The “Minimum Condition” means that there shall have been validly tendered in the Offer (excluding Shares tendered pursuant to guaranteed delivery procedures that have not yet been “received”, as defined by Section 251(h)(6)(f) of the General Corporation Law of the State of Delaware (the “DGCL”)), and not validly withdrawn prior to the Expiration Date (as defined below), that number of Shares that, together with the number of Shares, if any, then owned beneficially by SBP, Parent and Purchaser (together with their wholly-owned subsidiaries), represents at least one share more than fifty percent (50%) of all Shares outstanding as of the consummation of the Offer.
See Section 15 — “Conditions of the Offer.”
How long do I have to decide whether to tender my Shares in the Offer?
You will have until one (1) minute past 11:59 p.m., Eastern Time, on the Expiration Date to tender your Shares in the Offer. The term “Expiration Date” means August 3, 2022, unless the expiration of the Offer is extended to a subsequent date in accordance with the terms of the Merger Agreement, in which event the term “Expiration Date” means such subsequent date. In addition, if, pursuant to the Merger Agreement, we decide to, or are required to, extend the Offer as described below, you will have an additional opportunity to tender your Shares. Further, if you cannot deliver everything that is required in order to make a valid tender in accordance with the terms of the Offer by the Expiration Date, you may be able to use a guaranteed delivery procedure by which a broker, a bank or any other fiduciary that is an Eligible Institution (as defined in Section 3 — “Procedures for Accepting the Offer and Tendering Shares”) may guarantee that the missing items will be received by Computershare Trust Company, N.A., which is the depositary for the Offer (the “Depositary”), within two Nasdaq trading days. Please give your broker, dealer, commercial bank, trust company or other nominee instructions in sufficient time to permit such nominee to tender your Shares by the Expiration Date.
See Section 1 — “Terms of the Offer” and Section 3 — “Procedures for Accepting the Offer and Tendering Shares.”
Can the Offer be extended and under what circumstances?
Yes. The Merger Agreement contains provisions that govern the circumstances under which Purchaser is required or permitted to extend the Offer and under which Parent is required to cause Purchaser to extend the Offer. Specifically, the Merger Agreement provides that:
(a)
if, as of the then-scheduled Expiration Date, (i) any Offer Condition (as defined below) (other than the Minimum Condition) is not satisfied and has not been waived or (ii) the Minimum Condition is not satisfied and prior to such then-scheduled Expiration Date an Acquisition Proposal (x) has been publicly announced and not publicly withdrawn or (y) has not been publicly announced but has been received by the Company and not withdrawn, Purchaser may, in its discretion (and without the consent of the Company or any other person), extend the Offer on one or more occasions, for additional periods of up to ten (10) business days per extension (or for such longer period as may be agreed to by Parent and the Company), to permit such Offer Condition to be satisfied;

(b)
Purchaser shall extend the Offer from time to time for: (i) any period required by law, any interpretation or position of the Securities and Exchange Commission (the “SEC”), the staff thereof or Nasdaq applicable to the Offer; and (ii) periods of up to ten (10) business days per extension (or for such longer period as may be agreed to by Parent and the Company), until (A) any waiting period (and any extension thereof) applicable to the consummation of the Offer under the Hart-Scott-Rodino Act (the “HSR Act”) or any other antitrust laws, including the Sherman Act, as amended, the Clayton Act, as amended, the Federal Trade Commission Act, as amended, state antitrust laws, and all other applicable laws and regulations (including non-U.S. laws and regulations) issued by a governmental body that are designed or intended to preserve or protect competition, prohibit and restrict agreements in restraint of trade or monopolization, attempted monopolization, restraints of trade and abuse of a dominant position, or to prevent acquisitions, mergers or other business combinations and similar transactions, the effect of which may be to lessen or impede competition or to tend to create or strengthen a dominant position or to create a monopoly (collectively, “Antitrust Laws”), shall have expired or been terminated or (B) if a declaration or notification has been made to or requested by the Committee on Foreign Investment in the United States (“CFIUS”) with respect to the transactions contemplated by the Merger Agreement, the CFIUS Action (as defined below) with respect to such declaration or notification has occurred, or if a declaration, notification or report form has been filed or is required to be filed with the applicable governmental body under any applicable foreign investment rules, including the UK National Security and Investment Act (the “NSIA”), the applicable consent, approval or clearance with respect to such declaration, notification or report has been obtained; and
(c)
if, as of the scheduled Expiration Date, any Offer Condition (other than the Minimum Condition) is not satisfied and has not been waived, at the request of the Company, Purchaser shall extend the Offer on one or more occasions for an additional period of up to ten (10) business days per extension (or for such longer period as may be agreed to by Parent and the Company), to permit such Offer Condition to be satisfied.

However, in no event shall Purchaser (a) be required to extend the Offer beyond the earlier to occur of (i) the valid termination of the Merger Agreement and (ii) the End Date (the “Extension Deadline”) or (b) be permitted to extend the Offer beyond the Extension Deadline without the prior written consent of the Company.
In addition, if, at the otherwise scheduled Expiration Date, each Offer Condition (other than the Minimum Condition) shall have been satisfied or waived, and the Minimum Condition shall not have been satisfied, Purchaser shall extend the Offer on up to two (2) consecutive occasions, for an additional period of up to ten (10) business days per extension (or for such longer period as may be agreed to by Parent and the Company), to permit the Minimum Condition to be satisfied; provided that (i) Purchaser shall not be required to extend the Offer pursuant to this sentence on more than two (2) occasions and (ii) Purchaser shall not, under any circumstances, without the prior written consent of the Company, extend the Offer beyond the Extension Deadline.
The “End Date” means October 20, 2022, or as extended pursuant to the terms of the Merger Agreement as summarized below in Section 11 — “The Merger Agreement; Other Agreements — Termination.”
“CFIUS Action” means (a) if a joint voluntary notification is submitted to CFIUS pursuant to 31 C.F.R. § 800 subpart E, or if CFIUS initiates a review of the transactions contemplated by the Merger Agreement, pursuant to 31 C.F.R. § 800.407(a)(3), then (i) written notice from CFIUS that it has concluded its review, or, if applicable, investigation of the transactions contemplated by the Merger Agreement, and has determined that there are no unresolved national security concerns with respect to the transaction contemplated by the Merger Agreement and that action under Section 721 of Title VII of the Defense Production Act of 1950, codified at 50 U.S.C. § 4565, including the amendments under the Omnibus Trade and Competitiveness Act of 1988, the Foreign Investment and National Security Act of 2007 and the Foreign Investment Risk Review Modernization Act of 2018, including the regulations of CFIUS promulgated thereunder, codified at 31 C.F.R. Part 800, et seq. (the “DPA”) is concluded, or (ii) written notice from CFIUS that the transactions contemplated by the Merger Agreement do not constitute a Covered Transaction (as such term is defined in 31 C.F.R. § 800.213) and are not subject to review by CFIUS, (b) if CFIUS has sent a report to the President of the United States (the “President”) requesting the President’s decision and either (i) the President has announced a decision not to take any action to suspend or prohibit the transaction contemplated by the Merger Agreement, or (ii) the time permitted under Section 721 of the DPA for the President to take action to suspend or prohibit the transactions contemplated by the Merger Agreement shall have lapsed without any such action being threatened, announced or taken, or (c) if a declaration is submitted to CFIUS pursuant to 31 C.F.R. § 800.402, then written notice from CFIUS that (i) CFIUS has concluded its assessment of the transactions contemplated by the Merger Agreement and determined there are no unresolved national security concerns related thereto, or (ii) CFIUS is not able to conclude its assessment of the transactions contemplated by the Merger Agreement but has not requested that the parties submit a joint voluntary notice to CFIUS in connection thereto or initiated a unilateral review thereof.

v

See Section 1 — “Terms of the Offer” and Section 11 — “The Merger Agreement; Other Agreements.”
Will there be a subsequent offering period?
No, the Merger Agreement does not provide for a “subsequent offering period” in accordance with Rule 14d-11 under the Exchange Act.
See Section 1 — “Terms of the Offer.”
How will I be notified if the Offer is extended?
If we extend the Offer, we will inform the Depositary, of any extension, and will issue a press release announcing the extension no later than 9:00 a.m., Eastern Time, on the next business day after the previously scheduled Expiration Date.
See Section 1 — “Terms of the Offer.”
What are the most significant conditions to the Offer?
The obligation of Purchaser to accept for payment and pay for any Shares validly tendered and not validly withdrawn in connection with the Offer is subject to the satisfaction of a number of conditions immediately prior to the then applicable Expiration Date of the Offer, including, among other conditions:
•
the Minimum Condition;

•
(a) any consent, approval or clearance with respect to, or terminations or expiration of any applicable mandatory waiting period (and any extensions thereof) imposed under the HSR Act or any foreign Antitrust Laws shall have been obtained, shall have been received or shall have terminated or expired, as the case may be, and if applicable, all antitrust investigations by the U.S. Federal Trade Commission (the “FTC”) or the U.S. Department of Justice (the “DOJ”) have been closed; and in the event the parties receive a letter from the FTC or DOJ that the applicable waiting period will expire imminently or has expired but the FTC or DOJ is still investigating the transactions contemplated by the Merger Agreement, such antitrust investigation will be deemed closed thirty (30) days after receipt of such letter unless the FTC or DOJ issues a request to the parties seeking information or otherwise indicates that it continues to actively investigate the transaction, in which case, such antitrust investigation will be deemed open until the earlier of (i) the FTC or DOJ indicating that its investigation is closed, (ii) thirty (30) days after the parties have supplied any requested information to the FTC or DOJ if the FTC or DOJ has indicated that it has no further requests or questions for the parties, or (iii) thirty (30) days after the FTC or DOJ has indicated its investigation is still open so long as it has not sought during that time any information from the parties about the transactions contemplated by the Merger Agreement, (b) if a declaration or notification has been made to or requested by CFIUS with respect to the transactions contemplated by the Merger Agreement, the CFIUS Action with respect to such declaration or notification has occurred, and (c) if any declaration, notification or report forms have been filed or are required to be filed with the applicable governmental body under any applicable foreign investment rules, including the NSIA, the applicable consent, approval or clearance with respect to such declaration, notification or report has been obtained;

•
the accuracy of the Company’s representations and warranties set forth in the Merger Agreement and the performance of the Company’s covenants set forth in the Merger Agreement, in each case, to specified standards of materiality; and

•
there shall not have been issued by any governmental body of competent jurisdiction and remain in effect any judgment, temporary restraining order, preliminary or permanent injunction or other order preventing the acquisition of or payment for Shares pursuant to the Offer or the consummation of the Offer or the Merger nor shall any action have been taken, or any law have been promulgated, entered, enforced, enacted, issued or deemed applicable to the Offer or the Merger by any governmental body which, directly or indirectly, prohibits or makes illegal the acquisition of or payment for Shares pursuant to the Offer or the consummation of the Merger.

The above conditions are further described, and other conditions are described, below in Section 15 — “Conditions of the Offer” (collectively, the “Offer Conditions”). The Offer is not subject to any financing condition.
How do I tender my Shares?
In order for a stockholder to validly tender Shares pursuant to the Offer, the Letter of Transmittal, properly completed and duly executed, together with any required signature guarantees (or, in the case of a book-entry transfer, an Agent’s Message as defined in Section 2 — “Acceptance for Payment and Payment for Shares” in lieu of the Letter of Transmittal) and any other documents required by the Letter of Transmittal must be received by the Depositary at one of its addresses set forth on the back cover of this Offer to Purchase, and either (a) the certificates evidencing tendered Shares must be received by the Depositary at such address or (b) such Shares must be tendered pursuant to the procedure for book-entry transfer set forth in Section 3 — “Procedures for Accepting the Offer and Tendering Shares” and a confirmation of a book-entry transfer of such Shares must be received by the Depositary, in each case prior to the expiration of the Offer on the Expiration Date. The Letter of Transmittal is enclosed with this Offer to Purchase.
If you are unable to deliver any required document or instrument to the Depositary prior to the Expiration Date, you may gain some extra time by having a broker, a bank or any other fiduciary that is an eligible guarantor institution guarantee that the missing items will be received by the Depositary by using the enclosed notice of guaranteed delivery (the “Notice of Guaranteed Delivery”). For the tender to be valid, however, the Depositary must receive the Notice of Guaranteed Delivery prior to the expiration of the Offer on the Expiration Date and must then receive the missing items within two Nasdaq trading days after the date of execution of such Notice of Guaranteed Delivery. See Section 3 — “Procedures for Accepting the Offer and Tendering Shares.”
The Company’s stockholders must allow sufficient time for the necessary tender procedures to be completed during normal business hours of The Depository Trust Company, before one (1) minute after 11:59 p.m., Eastern Time, on the Expiration Date. In addition, for the Company’s stockholders who are registered holders, the Letter of Transmittal, properly completed and duly executed, together with any required signature guarantees (or in the case of a book-entry transfer, an Agent’s Message in lieu of the Letter of Transmittal) and any other documents required by the Letter of Transmittal, must be received by the Depositary prior to one (1) minute after 11:59 p.m., Eastern Time, on the Expiration Date. The Depositary must receive the Notice of Guaranteed Delivery, properly completed and duly executed, prior to one (1) minute after 11:59 p.m., Eastern Time, on the Expiration Date, and must then receive the missing items within two Nasdaq trading days after the date of execution of such Notice of Guaranteed Delivery. The Company’s stockholders must tender their Shares in accordance with the procedures set forth in this Offer to Purchase and the Letter of Transmittal or the Notice of Guaranteed Delivery. Tenders received by the Depositary after the Expiration Date will be disregarded and of no effect.
If you hold your Shares in street name through a broker, dealer, commercial bank, trust company or other nominee, you must contact the institution that holds your Shares and give instructions that your Shares be tendered. You should contact the institution that holds your Shares for more details.
See Section 3 — “Procedures for Accepting the Offer and Tendering Shares.”
If I accept the Offer, how will I get paid?
Upon the terms and subject to the conditions of the Offer, payment for Shares accepted for payment pursuant to the Offer will be made by deposit of the aggregate Offer Price for such Shares with the Depositary, which will act as agent for tendering stockholders for the purpose of receiving payments from us and transmitting such payments to tendering stockholders whose Shares have been accepted for payment.
See Section 2 — “Acceptance for Payment and Payment for Shares.”

Until what time may I withdraw previously tendered Shares?
Shares tendered pursuant to the Offer may be withdrawn at any time prior to the expiration of the Offer on the Expiration Date. Thereafter, tenders are irrevocable, except that if we have not accepted your Shares for payment within sixty (60) days after the commencement of the Offer, you may withdraw them at any time after September 5, 2022, the sixtieth (60th) day after the commencement of the Offer, until Purchaser accepts your Shares for payment.
See Section 4 — “Withdrawal Rights.”
How do I withdraw previously tendered Shares?
To withdraw previously tendered Shares, you must deliver a written notice of withdrawal, or a facsimile of one, with the required information to the Depositary while you still have the right to withdraw Shares. If you tendered Shares by giving instructions to a broker, dealer, commercial bank, trust company or other nominee, you must instruct the broker, dealer, commercial bank, trust company or other nominee to arrange for the withdrawal of your Shares.
See Section 4 — “Withdrawal Rights.”
Has the Offer been approved by the Board of Directors of the Company?
Yes. The board of directors of the Company (the “Company Board”) has unanimously (a) determined that the Merger Agreement and the transactions contemplated thereby, including the Offer and the Merger, are advisable and fair to, and in the best interest of, the Company and the holders of the Shares, (b) agreed that the Merger shall be effected under Section 251(h) and other relevant provisions of the DGCL, (c) approved the execution, delivery and performance by the Company of the Merger Agreement and the consummation of the transactions contemplated thereby, including the Offer and the Merger, and (d) resolved to recommend that the holders of the Shares accept the Offer and tender their Shares to Purchaser pursuant to the Offer.
More complete descriptions of the reasons for the Company’s recommendation and approval of the Offer are set forth in the Company’s Tender Offer Solicitation/Recommendation Statement on Schedule 14D-9 (together with any exhibits, amendments or supplements thereto, the “Schedule 14D-9”) that is being mailed to you together with this Offer to Purchase. Stockholders should carefully read the information set forth in the Schedule 14D-9, including the information set forth in Item 4 under the sub-headings “Background of the Offer” and “Reasons for the Recommendation of the Board.”
If Shares tendered pursuant to the Offer are purchased by Purchaser, will the Company continue as a public company?
No. We expect to complete the Merger as promptly as practicable (but in any event no later than the first (1st) business day) following the satisfaction or waiver of the last to be satisfied or waived of the conditions set forth in Section 15 — “Conditions of the Offer” hereunder. Once the Merger takes place, the Company will be a direct wholly-owned subsidiary of Parent and an indirect subsidiary of SBP. We intend to cause the Shares to be delisted from Nasdaq and deregistered under the Exchange Act as promptly as practicable after completion of the Merger (and in any event no more than ten (10) days after completion of the Merger) as the requirements for such delisting and termination of registration are satisfied.
See Section 13 — “Certain Effects of the Offer.”
Will a meeting of the Company’s stockholders be required to approve the Merger?
No. Section 251(h) of the DGCL provides that, unless expressly required by its certificate of incorporation, no vote of stockholders will be necessary to authorize the merger of a constituent corporation which has a class or series of stock listed on a national securities exchange or held of record by more than two thousand (2,000) holders immediately prior to the execution of the applicable agreement of merger by such constituent corporation if, subject to certain statutory provisions:

•
the agreement of merger expressly permits or requires that the merger shall be effected by Section 251(h) of the DGCL and provides that such merger be effected as soon as practicable following the consummation of the tender offer;

•
an acquiring corporation consummates a tender offer for all of the outstanding stock of such constituent corporation on the terms provided in such agreement of merger that, absent the provisions of Section 251(h) of the DGCL, would be entitled to vote on the adoption or rejection of the agreement of merger, provided, however, that such tender offer may be conditioned on the tender of a minimum number or percentage of shares of the stock of such constituent corporation, or any class or series thereof, and such offer many exclude any excluded stock;

•
immediately following the consummation of the tender offer, the stock that the acquiring corporation irrevocably accepts for purchase, together with the stock otherwise owned by the acquiring corporation or its affiliates, equals at least the percentage of shares of each class of stock of such constituent corporation that would otherwise be required to adopt the agreement of merger for such constituent corporation;

•
the acquiring corporation merges with or into such constituent corporation pursuant to such agreement of merger; and

•
each outstanding share (other than shares of excluded stock) of each class or series of stock of the constituent corporation that is the subject of and not irrevocably accepted for purchase in the offer is converted in such merger into, or into the right to receive, the same amount and type of consideration in the merger as was payable in the tender offer.

If the conditions to the Offer and the Merger are satisfied or waived (to the extent waivable), we are required by the Merger Agreement to effect the Merger pursuant to Section 251(h) of the DGCL without a meeting of the Company’s stockholders and without a vote or any further action by the stockholders.
If I do not tender my Shares but the Offer is consummated, what will happen to my Shares?
If the Offer is consummated and the Merger is not prohibited by law or court order, Purchaser is required under the Merger Agreement to effect the Merger pursuant to Section 251(h) of the DGCL as promptly as practicable (but in any event no later than the first (1st) business day) after the satisfaction or waiver of the last to be satisfied or waived of the conditions set forth in Section 15 — “Conditions of the Offer” hereunder. In the Merger, each Share issued and outstanding immediately prior to the effective time of the Merger (the “Effective Time”) (other than Shares (i) held in the treasury of the Company or then owned by Parent, Purchaser or the Company, or any direct or indirect wholly-owned subsidiary thereof, immediately prior to the Effective Time or (ii) held by a holder who is entitled to demand and properly demands appraisal of such Shares in accordance with Section 262 of the DGCL and who, as of the Effective Time, has neither effectively withdrawn nor lost his, her or its rights to such appraisal and payment) will be converted into the right to receive an amount in cash equal to the Offer Price, payable net to the holder in cash, without interest, subject to any withholding taxes required by applicable law (the “Merger Consideration”).
If the Offer and Merger are consummated, the Company stockholders who do not tender their Shares in the Offer (other than stockholders who properly exercise appraisal rights under Delaware law) will have their Shares converted into the right to receive the Merger Consideration. Therefore, if the Offer is consummated and the Merger is completed, the only differences to you between tendering your Shares and not tendering your Shares in the Offer are that (i) you may be paid earlier if you tender your Shares in the Offer and (ii) appraisal rights will not be available to you if you tender Shares in the Offer, but will be available to you in the Merger if you do not tender Shares in the Offer. See Section 17 — “Appraisal Rights.” However, if sufficient Shares are not tendered to satisfy the Minimum Condition, the Merger will not occur, and no holder will receive the Merger Consideration for its Shares.
See the “Introduction” to this Offer to Purchase, Section 11 — “The Merger Agreement; Other Agreements” and Section 13 — “Certain Effects of the Offer.”

What will happen to my stock options, RSUs and/or warrants in the Offer?
The Offer is being made only for Shares, and not for any outstanding Company Options (as described below), Company RSUs (as described below) or Company Warrants (as described below). Holders of outstanding vested but unexercised Company Options may participate in the Offer only if they first validly exercise such Company Options in accordance with the terms of the applicable Company equity incentive plan and the applicable Company Option award agreement of the Company and tender the Shares, if any, issued upon such exercise. Holders of Company RSUs will only be eligible to participate in the Offer if such Company RSUs are settled in accordance with the terms of the applicable Company equity incentive plan under which the Company RSUs were granted and the applicable Company RSU award agreement of the Company and the holder tenders the Shares, if any, issued upon such settlement sufficiently in advance of the expiration of the Offer on the Expiration Date to assure that the holder will have sufficient time to comply with the procedures for tendering Shares described in Section 3 — “Procedures for Accepting the Offer and Tendering Shares.” Holders of outstanding unexercised Company Warrants may participate in the Offer only if they first exercise such Company Warrants in accordance with the terms of the warrant agreement and tender the Shares, if any, issued upon such exercise. Any such exercise should be completed sufficiently in advance of the Expiration Date to assure that the holder will have sufficient time to comply with the procedures for tendering Shares described below in Section 3 — “Procedures for Accepting the Offer and Tendering Shares.” See Section 11 — “The Merger Agreement; Other Agreements” for additional information regarding the treatment of outstanding equity awards in the Merger.
Pursuant to the Merger Agreement, each option to purchase Shares (each, a “Company Option”) that is outstanding as of immediately prior to the Effective Time will accelerate and become fully vested and exercisable effective immediately prior to, and contingent upon, the Effective Time (except in the case of Enterprise Management Incentive options (“EMI Options”) granted pursuant to the terms of the F-star Therapeutics, Inc. 2019 Equity Incentive Plan (“EIP”), which will accelerate and become fully vested and exercisable as of three business days prior to the Expiration Date). As of the Effective Time, by virtue of the Merger and without any further action on part of the holders thereof, Parent, Purchaser or the Company, each Company Option which has a per share exercise price that is less than the Merger Consideration (each, an “In the Money Option”) that is then outstanding and unexercised as of immediately before the Effective Time will be cancelled, in accordance with the terms of the EIP, and converted into the right to receive an amount in cash equal to the product of (a) the total number of Shares subject to such fully vested Company Option immediately prior to the Effective Time, multiplied by (b) the excess, if any, of (i) the Merger Consideration over (ii) the exercise price payable per Share under such Company Option. As of the Effective Time, by virtue of the Merger and without any further action on the part of the holders thereof, Parent, Purchaser or Company, each Company Option which has a per share exercise price that is equal to or more than the Merger Consideration (each, an “Out of the Money Option”) that is then outstanding and unexercised as of immediately before the Effective Time will be cancelled at the Effective Time without any consideration payable therefor. Any EMI Options that remain outstanding and unexercised as of immediately before the Effective Time will be cancelled at the Effective Time and treated as either an In the Money Option or an Out of the Money Option.
Each restricted stock unit award (each, a “ Company RSU” and together, the “Company RSUs”) granted pursuant to any of the Company’s equity incentive plans or otherwise that is outstanding as of immediately prior to the Effective Time, whether vested or unvested, will be cancelled and converted into the right to receive an amount in cash equal to the product of (a) the total number of Shares issuable in settlement of such Company RSU immediately prior to the Effective Time without regard to vesting multiplied by (b) the Merger Consideration.
Pursuant to the Merger Agreement, the Company will deliver notice of the transactions contemplated by the Merger Agreement, including the Offer and the Merger, to each holder of an existing warrant agreement of the Company (each, a “Company Warrant”) in accordance with the terms of the relevant Warrant Agreement, take such other actions as may be required pursuant thereto (including ensuring that, if permitted by the terms thereunder, any such Company Warrant will only be exercisable into the right to receive the amount of cash which would have been payable pursuant to the Offer with respect to the number of Shares into which such Company Warrant was convertible) and request in writing that such

x

holder exercise or, contingent upon the consummation of the transactions contemplated by the Merger Agreement, including the Offer and the Merger, terminate its Company Warrant(s) prior to the Effective Time. However, (a) any such Company Warrant which has a per share exercise price that is less than the Offer Price and that is outstanding and unexercised as of immediately prior to the Effective Time (each, an “In the Money Warrant”) will be cancelled and converted into the right to receive an amount in cash equal to the product of (i) the total number of Shares subject to such In the Money Warrant immediately prior to the Effective Time, multiplied by (ii) the excess, if any, of (x) the Offer Price over (y) the exercise price payable per Share under such In the Money Warrant, and (b) any such other Company Warrant which is thereafter exercisable only for the amount of cash which would have been payable pursuant to the Offer with respect to the number of Shares into which such Company Warrant was convertible, that is not exercised or terminated and is issued and outstanding immediately prior to the Effective Time, will be treated and assumed by the Surviving Corporation in accordance with the terms of the relevant Warrant Agreement.
See Section 11 — “The Merger Agreement; Other Agreements” for additional information regarding the treatment of outstanding equity awards in the Merger.
What is the market value of my Shares as of a recent date?
On June 22, 2022, the last full day of trading before the public announcement of the execution of the Merger Agreement, the closing price of the Shares on Nasdaq was $3.98 per Share. On July 6, 2022, the last full day of trading before commencement of the Offer, the reported closing sales price of the Shares on Nasdaq was $6.26 per Share. We encourage you to obtain a recent market quotation for Shares before deciding whether to tender your Shares.
See Section 6 — “Price Range of Shares; Dividends on the Shares.”
Have any stockholders already agreed to tender their Shares in the Offer or to otherwise support the Offer?
Yes. Concurrently with entering into the Merger Agreement, Parent and Purchaser entered into a Tender and Support Agreement (“Tender and Support Agreement”) with each of Eliot Forster, Ph.D., Darlene Deptula-Hicks, Louis Kayitalire, M.D., Neil Brewis, PhD., Nessan Bermingham, Ph.D., Edward Benz Jr., M.D., Geoffrey Race, David Arkowitz, Pamela Klein, M.D., and Todd Brady, M.D., Ph.D. (each a “Supporting Stockholder”), which provides, among other things, that as promptly as practicable after, but in no event later than ten (10) business days after, the commencement of the Offer, each Supporting Stockholder will take all action required to validly tender or cause to be validly tendered into the Offer all outstanding Shares such Supporting Stockholder owns of record or beneficially (within the meaning of Rule 13d-3 under the Exchange Act) as of the date of such Tender and Support Agreement together with any Shares or any other securities of the Company that are issued to or otherwise directly or indirectly acquired by any such Supporting Stockholder prior to the valid termination of such Tender and Support Agreement in accordance with its terms, including for the avoidance of doubt any Shares acquired by the Supporting Stockholder upon the vesting of Company RSUs or upon the exercise of Company Options after the date of the Tender and Support Agreement.
As of July 5, 2022, the Supporting Stockholders collectively directly or indirectly own approximately 1.02% of all Shares issued and outstanding. Parent expressly disclaims beneficial ownership of all Shares covered by each Tender and Support Agreement.
See Section 11 — “The Merger Agreement; Other Agreements — Tender and Support Agreements.”
Will I have appraisal rights in connection with the Offer?
No appraisal rights are available to the holders of Shares who tender such Shares in connection with the Offer. If the Offer and Merger are consummated, Shares outstanding immediately prior to the Effective Time and held by a holder who is entitled to demand and properly demands appraisal for such Shares in accordance with Section 262 of the DGCL, provided that such holder has not failed to perfect or has not otherwise waived, withdrawn or lost his, her or its right to appraisal under Section 262 of the DGCL with respect to such Shares or a court of competent jurisdiction has not determined that such holder is not entitled to the relief provided by Section 262 of the DGCL, will not be converted into a right to receive the Merger Consideration, but instead, at the Effective Time, will no longer be outstanding and will automatically be cancelled and cease to exist and the holders of such Shares will cease to have any rights with respect thereto except the right to payment of the fair value of such Shares in accordance with Section 262 of the DGCL. The “fair value” could be greater than, less than or the same as the Offer Price.
See Section 17 — “Appraisal Rights.”
Whom should I call if I have questions about the Offer?
You may call Innisfree M&A Incorporated, the Information Agent, at 1 (888) 750-5830 (toll-free from the U.S. or Canada). See the back cover of this Offer to Purchase for additional contact information.

INTRODUCTION
Fennec Acquisition Incorporated, a Delaware corporation (“Purchaser”) and a direct wholly-owned subsidiary of invoX Pharma Limited, a private limited company organized under the laws of England and Wales (“Parent”), which is a direct wholly-owned subsidiary of Sino Biopharmaceutical Limited, a company organized under the laws of the Cayman Islands (“SBP”), is offering to purchase all of the issued and outstanding shares (each, a “Share,” and collectively, “Shares”) of common stock, par value $0.0001 per share (“Common Stock”), of F-star Therapeutics, Inc., a Delaware corporation (the “Company”), for $7.12 per Share (the “Offer Price”), net to the holder in cash, without interest, subject to any withholding taxes required by law, and upon the terms and subject to the conditions set forth in this Offer to Purchase (together with any amendments or supplements thereto, the “Offer to Purchase”) and in the accompanying Letter of Transmittal (together with any amendments or supplements thereto, the “Letter of Transmittal,” and together with this Offer to Purchase and other related materials, as each may be amended and supplemented from time to time, the “Offer”).
The Offer is being made pursuant to an Agreement and Plan of Merger, dated as of June 22, 2022 (as it may be amended from time to time, the “Merger Agreement”), among SBP, Parent, Purchaser and the Company, pursuant to which, after consummation of the Offer and the satisfaction or waiver of certain conditions, Purchaser will merge with and into the Company (the “Merger”) in accordance with Section 251(h) of the General Corporation Law of the State of Delaware (the “DGCL”), on the terms and subject to the conditions set forth in the Merger Agreement, with the Company continuing as the surviving corporation and becoming an indirect wholly-owned subsidiary of SBP. In the Merger, each Share issued and outstanding immediately prior to the effective time of the Merger (the “Effective Time”) (other than Shares (a) held in the treasury of the Company or then owned by Parent, Purchaser or the Company, or any direct or indirect wholly-owned subsidiary thereof, immediately prior to the Effective Time or (b) held by a holder who is entitled to demand and properly demands appraisal of such Shares in accordance with Section 262 of the DGCL) will be converted into the right to receive an amount in cash equal to the Offer Price, payable net to the holder in cash, without interest, subject to any withholding taxes required by applicable law.
Under no circumstances will interest be paid on the purchase price for the Shares, including by reason of any extension of the Offer or any delay in making payment for Shares.
The Merger Agreement is more fully described in Section 11 — “The Merger Agreement; Other Agreements.”
Tendering stockholders who are record owners of their Shares and who tender directly to Computershare Trust Company, N.A., which is the depositary for the Offer (the “Depositary”), will not be obligated to pay brokerage fees or commissions or, except as otherwise provided in Instruction 6 of the Letter of Transmittal, stock transfer taxes with respect to the purchase of Shares by Purchaser pursuant to the Offer. Stockholders who hold their Shares through a broker, dealer, commercial bank, trust company or other nominee should consult such institution as to whether it charges any service fees or commissions.
The board of directors of the Company (the “Company Board”) has unanimously (a) determined that the Merger Agreement and the transactions contemplated thereby, including the Offer and the Merger, are advisable and fair to, and in the best interest of, the Company and the holders of the Shares, (b) agreed that the Merger shall be effected under Section 251(h) and other relevant provisions of the General Corporation Law of the State of Delaware (the “DGCL”), (c) approved the execution, delivery and performance by the Company of the Merger Agreement and the consummation of the transactions contemplated thereby, including the Offer and the Merger, and (d) resolved to recommend that the holders of the Shares accept the Offer and tender their Shares to Purchaser pursuant to the Offer (clauses (a) through (d), the “Company Board Recommendation”).
More complete descriptions of the reasons for the Company’s recommendation and approval of the Offer are set forth in the Company’s Tender Offer Solicitation/Recommendation Statement on the Schedule 14D-9 (together with any exhibits, amendments or supplements thereto, the “Schedule 14D-9”) that is being mailed to you together with this Offer to Purchase. Stockholders should carefully read the information set forth in the

Schedule 14D-9, including the information set forth in Item 4 under the sub-headings “Background of the Offer” and “Reasons for the Recommendation of the Board.”
The obligation of Purchaser to accept for payment and pay for Shares validly tendered and not validly withdrawn pursuant to the Offer is subject only to the satisfaction or waiver (to the extent permitted under the Merger Agreement) of those conditions set forth in Section 15 — “Conditions of the Offer” hereunder. There is no financing condition to the Offer.
The Company has advised SBP and Parent that Morgan Stanley & Co. LLC (“Morgan Stanley”) has delivered to the Company Board an opinion, dated on or about June 22, 2022, to the effect that, as of such date and based upon and subject to the limitations, qualifications, assumptions and other matters set forth therein, the consideration to be paid pursuant to the Offer and the Merger to holders of the Shares (other than the Company, Parent, Purchaser or any of their respective affiliates) is fair from a financial point of view. The full text of the written opinion of Morgan Stanley set forth the assumptions made, procedures followed, matters considered and qualifications and limitations on the review undertaken by Morgan Stanley in connection with its opinion and is attached as Annex I to the Schedule 14D-9.
THIS OFFER TO PURCHASE AND THE RELATED LETTER OF TRANSMITTAL CONTAIN IMPORTANT INFORMATION THAT SHOULD BE READ CAREFULLY IN ITS ENTIRETY BEFORE ANY DECISION IS MADE WITH RESPECT TO THE OFFER.

THE TENDER OFFER
1.
Terms of the Offer

Purchaser is offering to purchase all of the issued and outstanding Shares of common stock, par value $0.0001 per share, of the Company (“Common Stock”) at the Offer Price, payable net to the holder in cash, without interest, subject to any withholding taxes required by applicable law. Upon the terms and subject to the conditions of the Offer (including, if the Offer is extended or amended, the terms and conditions of such extension or amendment), promptly after the Expiration Date, we will accept for payment all Shares validly tendered prior to one (1) minute after 11:59 p.m., Eastern Time, on the Expiration Date, and not validly withdrawn as described in Section 4 — “Withdrawal Rights” and pay for such Shares as promptly as practicable (and in any event within two (2) business days) after we have accepted for payment such Shares (the time of such acceptance, the “Offer Acceptance Time”). The term “Expiration Date” means August 3, 2022, unless the expiration of the Offer is extended to a subsequent date in accordance with the terms of the Merger Agreement, in which event the term “Expiration Date” means such subsequent date.
The Offer is conditioned upon the satisfaction of the Minimum Condition and the other conditions described in Section 15 — “Conditions of the Offer” (the “Offer Conditions”).
The Merger Agreement contains provisions that govern the circumstances under which Purchaser is required or permitted to extend the Offer and under which Parent is required to cause Purchaser to extend the Offer. Specifically, the Merger Agreement provides that:
(a)
if, as of the then-scheduled Expiration Date, (i) any Offer Condition (as defined below) (other than the Minimum Condition) is not satisfied and has not been waived or (ii) the Minimum Condition is not satisfied and prior to such then-scheduled Expiration Date an Acquisition Proposal (x) has been publicly announced and not publicly withdrawn or (y) has not been publicly announced but has been received by the Company and not withdrawn, Purchaser may, in its discretion (and without the consent of the Company or any other person), extend the Offer on one or more occasions, for additional periods of up to ten (10) business days per extension (or for such longer period as may be agreed to by Parent and the Company), to permit such Offer Condition to be satisfied;

(b)
Purchaser shall extend the Offer from time to time for: (i) any period required by law, any interpretation or position of the Securities and Exchange Commission (the “SEC”), the staff thereof or Nasdaq applicable to the Offer; and (ii) periods of up to ten (10) business days per extension (or for such longer period as may be agreed to by Parent and the Company), until (A) any waiting period (and any extension thereof) applicable to the consummation of the Offer under the Hart-Scott-Rodino Act (the “HSR Act”) or any other antitrust laws, including the Sherman Act, as amended, the Clayton Act, as amended, the Federal Trade Commission Act, as amended, state antitrust laws, and all other applicable laws and regulations (including non-U.S. laws and regulations) issued by a governmental body that are designed or intended to preserve or protect competition, prohibit and restrict agreements in restraint of trade or monopolization, attempted monopolization, restraints of trade and abuse of a dominant position, or to prevent acquisitions, mergers or other business combinations and similar transactions, the effect of which may be to lessen or impede competition or to tend to create or strengthen a dominant position or to create a monopoly (collectively, “Antitrust Laws”), shall have expired or been terminated or (B) if a declaration or notification has been made to or requested by the Committee on Foreign Investment in the United States (“CFIUS”) with respect to the transactions contemplated by the Merger Agreement, the CFIUS Action (as defined below) with respect to such declaration or notification has occurred, or if a declaration, notification or report form has been filed or is required to be filed with the applicable governmental body under any applicable foreign investment rules, including the UK National Security and Investment Act (the “NSIA”), the applicable consent, approval or clearance with respect to such declaration, notification or report has been obtained; and

(c)
if, as of the scheduled Expiration Date, any Offer Condition (other than the Minimum Condition) is not satisfied and has not been waived, at the request of the Company, Purchaser shall extend the Offer on one or more occasions for an additional period of up to ten (10) business days per extension (or for such longer period as may be agreed to by Parent and the Company), to permit such Offer Condition to be satisfied.
However, in no event shall Purchaser (a) be required to extend the Offer beyond the earlier to occur of (i) the valid termination of the Merger Agreement and (ii) the End Date (the “Extension Deadline”) or (b) be permitted to extend the Offer beyond the Extension Deadline without the prior written consent of the Company.
In addition, if, at the otherwise scheduled Expiration Date, each Offer Condition (other than the Minimum Condition) shall have been satisfied or waived, and the Minimum Condition shall not have been satisfied, Purchaser shall extend the Offer on up to two (2) consecutive occasions, for an additional period of up to ten (10) business days per extension (or for such longer period as may be agreed to by Parent and the Company), to permit the Minimum Condition to be satisfied; provided that (i) Purchaser shall not be required to extend the Offer pursuant to this sentence on more than two (2) occasions and (ii) Purchaser shall not, under any circumstances, without the prior written consent of the Company, extend the Offer beyond the Extension Deadline.
The “End Date” means October 20, 2022, or as extended pursuant to the terms of the Merger Agreement as summarized below in Section 11 — “The Merger Agreement; Other Agreements — Termination.”
“CFIUS Action” means (a) if a joint voluntary notification is submitted to CFIUS pursuant to 31 C.F.R. § 800 subpart E, or if CFIUS initiates a review of the transactions contemplated by the Merger Agreement, pursuant to 31 C.F.R. § 800.407(a)(3), then (i) written notice from CFIUS that it has concluded its review, or, if applicable, investigation of the transactions contemplated by the Merger Agreement, and has determined that there are no unresolved national security concerns with respect to the transaction contemplated by the Merger Agreement and that action under Section 721 of Title VII of the Defense Production Act of 1950, codified at 50 U.S.C. § 4565, including the amendments under the Omnibus Trade and Competitiveness Act of 1988, the Foreign Investment and National Security Act of 2007 and the Foreign Investment Risk Review Modernization Act of 2018, including the regulations of CFIUS promulgated thereunder, codified at 31 C.F.R. Part 800, et seq. (the “DPA”) is concluded, or (ii) written notice from CFIUS that the transactions contemplated by the Merger Agreement do not constitute a Covered Transaction (as such term is defined in 31 C.F.R. § 800.213) and are not subject to review by CFIUS, (b) if CFIUS has sent a report to the President of the United States (the “President”) requesting the President’s decision and either (i) the President has announced a decision not to take any action to suspend or prohibit the transaction contemplated by the Merger Agreement, or (ii) the time permitted under Section 721 of the DPA for the President to take action to suspend or prohibit the transactions contemplated by the Merger Agreement shall have lapsed without any such action being threatened, announced or taken, or (c) if a declaration is submitted to CFIUS pursuant to 31 C.F.R. § 800.402, then written notice from CFIUS that (i) CFIUS has concluded its assessment of the transactions contemplated by the Merger Agreement and determined there are no unresolved national security concerns related thereto, or (ii) CFIUS is not able to conclude its assessment of the transactions contemplated by the Merger Agreement but has not requested that the parties submit a joint voluntary notice to CFIUS in connection thereto or initiated a unilateral review thereof.
If we extend the Offer, are delayed in our acceptance for payment of or payment for Shares or are unable to accept Shares for payment pursuant to the Offer for any reason, then, without prejudice to our rights under the Offer, the Depositary may retain tendered Shares on our behalf, and such Shares may not be withdrawn except to the extent that tendering stockholders are entitled to withdrawal rights as described in Section 4 — “Withdrawal Rights.” However, our ability to delay the payment for Shares that we have accepted for payment is limited by Rule 14e-1(c) under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), which requires us to pay the consideration offered or return the securities deposited by or on behalf of stockholders promptly after the termination or withdrawal of the Offer.
Purchaser expressly reserves the right at any time or, from time to time, in its sole discretion, to waive, in whole or in part, any Offer Condition or modify or amend the terms and conditions of the Offer, including the Offer Price, except that, without the prior written consent of the Company, Purchaser shall not:

•
decrease the Offer Price;

•
change the form of the consideration payable in the Offer;

•
decrease the maximum number of Shares sought to be purchased pursuant to the Offer;

•
impose conditions to the Offer in addition to the Offer Conditions;

•
amend or modify any of the Offer Conditions in a manner that adversely affects, or would reasonably be expected to adversely affect, any holder of Shares in their capacity as such;

•
change or waive the Minimum Condition;

•
extend or otherwise change the Expiration Date in a manner other than as required or permitted by the Merger Agreement; or

•
provide any “subsequent offering period” within the meaning of Rule 14d-11 promulgated under the Exchange Act.

Any extension, delay, termination or amendment of the Offer will be followed as promptly as practicable by a public announcement thereof, and such announcement in the case of an extension will be made no later than 9:00 a.m., Eastern Time, on the next business day after the previously scheduled Expiration Date. Without limiting the manner in which we may choose to make any public announcement, we intend to make announcements regarding the Offer by issuing a press release and making any appropriate filing with the SEC.
If we make a material change in the terms of the Offer or the information concerning the Offer or if we waive a material condition of the Offer, we will disseminate additional tender offer materials and extend the Offer, in each case, if and to the extent required by Rules 14d-4(d)(1), 14d-6(c) and 14e-1 under the Exchange Act. The minimum period during which the Offer must remain open following material changes in the terms of the Offer or information concerning the Offer, other than a change in price or a change in percentage of securities sought, will depend upon the facts and circumstances, including the relative materiality of the terms or information changes. We understand that in the SEC’s view, an offer should remain open for a minimum of five (5) business days from the date the material change is first published, sent or given to holders of Shares, and with respect to a change in price or a change in the percentage of securities sought, a minimum ten (10)-business-day period generally is required to allow for adequate dissemination to holders of Shares and investor response.
All holders of Shares that validly tender, and do not validly withdraw, their Shares into the Offer prior to the expiration of the Offer on the Expiration Date will receive the same price per Share regardless of whether they tendered before or during any extension of the Offer. If, on or before the expiration of the Offer on the Expiration Date, we increase the consideration being paid for Shares accepted for payment in the Offer, such increased consideration will be paid to all holders whose Shares are purchased in the Offer, whether or not such Shares were tendered before the announcement of the increase in consideration.
The obligation of Purchaser to accept for payment and pay for any Shares validly tendered and not validly withdrawn pursuant to the Offer is subject only to the satisfaction or waiver (to the extent permitted under the Merger Agreement) of the Offer Conditions. Notwithstanding any other term of the Offer or the Merger Agreement, Purchaser shall not be required to accept for payment or, subject to any applicable rules and regulations of the SEC including Rule 14e-l(c) under the Exchange Act (relating to Purchaser’s obligation to pay for or return tendered Shares promptly after the termination or withdrawal of the Offer), to pay for any Shares validly tendered and not validly withdrawn in connection with the Offer if any of the Offer Conditions (as described in Section 15 — “Conditions of the Offer”) have not been satisfied or waived immediately prior to the then-applicable Expiration Date. Under certain circumstances described in the Merger Agreement, Parent or the Company may terminate the Merger Agreement.
The Company has provided us with its stockholder list and security position listings for the purpose of disseminating the Offer to holders of Shares. This Offer to Purchase and the related Letter of Transmittal, as well as the Schedule 14D-9, will be mailed to record holders of Shares whose names appear on the stockholder list and will be furnished for subsequent transmittal to beneficial owners of Shares to brokers, dealers, commercial banks, trust companies or other nominees whose names, or the names of whose nominees, appear on the stockholder list or, if applicable, who are listed as participants in a clearing agency’s security position listing.
2.
Acceptance for Payment and Payment for Shares

Subject to the terms of the Offer and the Merger Agreement, and to the satisfaction or waiver (to the extent permitted under the Merger Agreement) by Purchaser of the Offer Conditions set forth in Section 15 — “Conditions of the Offer” as of any scheduled Expiration Date, Purchaser will, promptly after the Expiration Date, accept for purchase and pay for all Shares validly tendered and not validly withdrawn pursuant to the Offer, as promptly as practicable (and in any event within two (2) business days) after the Offer Acceptance Time. Subject to compliance with Rule 14e-1(c) and Rule 14d-11(e) under the Exchange Act, as applicable, and with the Merger Agreement, we expressly reserve the right to delay payment for Shares in order to comply in whole or in part with any applicable law or regulation. See Section 16 — “Certain Legal Matters; Regulatory Approvals.”
In all cases, we will pay for Shares validly tendered and accepted for payment pursuant to the Offer only after timely receipt by the Depositary of (i) the certificates evidencing such Shares (the “Share Certificates”) or confirmation of a book-entry transfer of such Shares into the Depositary’s account at The Depository Trust Company (“DTC”) (such a confirmation, a “Book-Entry Confirmation”) pursuant to the procedures set forth in Section 3 — “Procedures for Accepting the Offer and Tendering Shares,” (ii) the Letter of Transmittal, properly completed and duly executed, with any required signature guarantees and (iii) any other documents required by the Letter of Transmittal or, in the case of a book-entry transfer, an Agent’s Message (as described below) in lieu of the Letter of Transmittal and such other documents.
The term “Agent’s Message” means a message transmitted through electronic means by DTC in accordance with the normal procedures of DTC to, and received by, the Depositary and forming part of a Book-Entry Confirmation, that states that DTC has received an express acknowledgment from the participant in DTC tendering the Shares that are the subject of such Book-Entry Confirmation that such participant has received and agrees to be bound by the terms of the Letter of Transmittal, and that Purchaser may enforce such agreement against such participant. The term “Agent’s Message” also includes any hard copy printout evidencing such message generated by a computer terminal maintained at the Depositary’s office.
For purposes of the Offer, we will be deemed to have accepted for payment, and thereby purchased, Shares validly tendered to Purchaser and not properly withdrawn as, if and when we give oral or written notice to the Depositary of our acceptance for payment of such Shares pursuant to the Offer. Upon the terms and subject to the conditions of the Offer, payment for Shares accepted for payment pursuant to the Offer will be made by deposit of the aggregate Offer Price for such Shares with the Depositary, which will act as agent for tendering stockholders for the purpose of receiving payments from us and transmitting such payments to tendering stockholders whose Shares have been accepted for payment. If we extend the Offer, are delayed in our acceptance for payment of Shares or are unable to accept Shares for payment pursuant to the Offer for any reason, then, without prejudice to our rights under the Offer and the Merger Agreement, the Depositary may retain tendered Shares on our behalf, and such Shares may not be withdrawn except to the extent that tendering stockholders are entitled to withdrawal rights as described in Section 4 — “Withdrawal Rights” and as otherwise required by Rule 14e-1(c) under the Exchange Act.
Under no circumstances will interest be paid on the purchase price for the Shares, including by reason of any extension of the Offer or any delay in making payment for Shares.
Shares tendered by a Notice of Guaranteed Delivery will not be deemed validly tendered for purposes of satisfying the Minimum Condition unless and until Shares underlying such Notice of Guaranteed Delivery are delivered to the Depositary.
If any tendered Shares are not accepted for payment pursuant to the terms and conditions of the Offer for any reason, or if Share Certificates are submitted evidencing more Shares than are tendered, Share Certificates representing unpurchased Shares will be returned, without expense to the tendering stockholder (or, in the case of Shares tendered by book-entry transfer into the Depositary’s account at DTC pursuant to the procedure set forth in Section 3 — “Procedures for Accepting the Offer and Tendering Shares,” such Shares will be credited to an account maintained at DTC), as promptly as practicable following the expiration or termination of the Offer.
3.
Procedures for Accepting the Offer and Tendering Shares

Valid Tenders.   In order for a stockholder to validly tender Shares pursuant to the Offer, (a) the Letter of Transmittal, properly completed and duly executed, together with any required signature guarantees (or, in the case of a book-entry transfer, an Agent’s Message in lieu of the Letter of Transmittal) and any other documents required by the Letter of Transmittal must be received by the Depositary at one of its addresses set forth on the back cover of this Offer to Purchase and either (i) the Share Certificates evidencing tendered Shares must be received by the Depositary at such address or (ii) such Shares must be tendered pursuant to the procedure for book-entry transfer described below under “Book-Entry Transfer” and a Book-Entry Confirmation must be received by the Depositary, in each case prior to the expiration of the Offer on the Expiration Date or (b) the tendering stockholder must comply with the guaranteed delivery procedure described below.
Book-Entry Transfer.   The Depositary will establish an account with respect to the Shares at DTC for purposes of the Offer within two (2) business days after the date of this Offer to Purchase. Any financial institution that is a participant in the system of DTC may make a book-entry delivery of Shares by causing DTC to transfer such Shares into the Depositary’s account at DTC in accordance with DTC’s procedures for such transfer. However, although delivery of Shares may be effected through book-entry transfer at DTC, either the Letter of Transmittal, properly completed and duly executed, together with any required signature guarantees, or an Agent’s Message in lieu of the Letter of Transmittal, and any other required documents, must, in any case, be received by the Depositary at one of its addresses set forth on the back cover of this Offer to Purchase prior to the expiration of the Offer on the Expiration Date, or the tendering stockholder must comply with the guaranteed delivery procedure described below. Delivery of documents to DTC does not constitute delivery to the Depositary.
Signature Guarantees for Shares.   No signature guarantee is required on the Letter of Transmittal (a) if the Letter of Transmittal is signed by the registered holder(s) (which term, for purposes of this Section 3, includes any participant in DTC’s systems whose name appears on a security position listing as the owner of the Shares) of the Shares tendered therewith, unless such registered holder(s) has or have completed either the box entitled “Special Delivery Instructions” or the box entitled “Special Payment Instructions” on the Letter of Transmittal or (b) if the Shares are tendered for the account of a financial institution (including most commercial banks, savings and loan associations and brokerage houses) that is a member in good standing of the Security Transfer Agents Medallion Program or any other “eligible guarantor institution,” as such term is defined in Rule 17Ad-15 of the Exchange Act (each an “Eligible Institution” and collectively “Eligible Institutions”). In all other cases, all signatures on a Letter of Transmittal must be guaranteed by an Eligible Institution. See Instruction 1 of the Letter of Transmittal. If a Share Certificate is registered in the name of a person or persons other than the signers of the Letter of Transmittal, or if payment is to be made or delivered to, or a Share Certificate not accepted for payment or not tendered is to be issued in, the name(s) of a person or persons other than the registered holder(s), then the Share Certificate must be endorsed or accompanied by appropriate duly executed stock powers, in either case signed exactly as the name(s) of the registered holder(s) appear on the Share Certificate, with the signature(s) on such Share Certificate or stock powers guaranteed by an Eligible Institution as provided in the Letter of Transmittal. See Instructions 1 and 5 of the Letter of Transmittal.
Guaranteed Delivery.   If a stockholder desires to tender Shares pursuant to the Offer and the Share Certificates evidencing such stockholder’s Shares are not immediately available or such stockholder cannot deliver the Share Certificates and all other required documents to the Depositary prior to the Expiration Date, or such stockholder cannot complete the procedure for delivery by book-entry transfer on a timely basis, such Shares may nevertheless be tendered, provided that all of the following conditions are satisfied:
•
such tender is made by or through an Eligible Institution;

•
a properly completed and duly executed Notice of Guaranteed Delivery, substantially in the form made available by us, is received prior to the Expiration Date by the Depositary as provided below; and

•
the Share Certificates (or a Book-Entry Confirmation) evidencing all tendered Shares, in proper form for transfer, in each case together with a properly completed and duly executed Letter of Transmittal, together with any required signature guarantees, or, in the case of book-entry transfers of Shares, either such Letter of Transmittal or an Agent’s Message in lieu of such Letter of Transmittal, and any other documents required by the Letter of Transmittal, are received by the Depositary within two Nasdaq trading days after the date of execution of such Notice of Guaranteed Delivery.

A Notice of Guaranteed Delivery may be delivered or transmitted by e-mail or mail to the Depositary and must include a guarantee by an Eligible Institution in the form set forth in the form of Notice of Guaranteed Delivery made available by us. In the case of Shares held through DTC, the Notice of Guaranteed Delivery must be delivered to the Depositary by a participant by means of the confirmation system of DTC.
Shares tendered by a Notice of Guaranteed Delivery will not be deemed validly tendered for purposes of satisfying the Minimum Condition unless and until Shares underlying such Notice of Guaranteed Delivery are delivered to the Depositary.
Notwithstanding any other provision of this Offer, payment for Shares accepted for payment pursuant to the Offer will in all cases only be made after timely receipt by the Depositary of: (a) Share Certificates evidencing such Shares or a Book-Entry Confirmation of a book-entry transfer of such Shares into the Depositary’s account at DTC pursuant to the procedures set forth in this Section 3, (b) the Letter of Transmittal, properly completed and duly executed, with any required signature guarantees and (c) any other documents required by the Letter of Transmittal or, in the case of a book-entry transfer, an Agent’s Message in lieu of the Letter of Transmittal and such other documents.
THE METHOD OF DELIVERY OF THE SHARES (OR SHARE CERTIFICATES), THE LETTER OF TRANSMITTAL AND ALL OTHER REQUIRED DOCUMENTS, INCLUDING DELIVERY THROUGH DTC, IS AT THE ELECTION AND RISK OF THE TENDERING STOCKHOLDER. DELIVERY OF THE SHARES (OR SHARE CERTIFICATES), THE LETTER OF TRANSMITTAL AND ALL OTHER REQUIRED DOCUMENTS WILL BE DEEMED MADE, AND RISK OF LOSS THEREOF SHALL PASS, ONLY WHEN THEY ARE ACTUALLY RECEIVED BY THE DEPOSITARY (INCLUDING, IN THE CASE OF A BOOK-ENTRY TRANSFER OF SHARES, BY BOOK-ENTRY CONFIRMATION WITH RESPECT TO SUCH SHARES). IF SUCH DELIVERY IS BY MAIL, IT IS RECOMMENDED THAT THE SHARES (OR SHARE CERTIFICATES), THE LETTER OF TRANSMITTAL AND ALL OTHER REQUIRED DOCUMENTS BE SENT BY PROPERLY INSURED REGISTERED MAIL WITH RETURN RECEIPT REQUESTED. IN ALL CASES, SUFFICIENT TIME SHOULD BE ALLOWED TO ENSURE TIMELY DELIVERY.
Tender Constitutes Binding Agreement.   The tender of Shares pursuant to any one of the procedures described above will constitute the tendering stockholder’s acceptance of the Offer, unless such Shares are thereafter withdrawn by the tendering stockholder, as well as the tendering stockholder’s representation and warranty that such stockholder has the full power and authority to tender and assign the Shares tendered, as specified in the Letter of Transmittal. Purchaser’s acceptance for payment of Shares tendered pursuant to the Offer will constitute a binding agreement between the tendering stockholder and Purchaser upon the terms and subject to the conditions of the Offer (and if the Offer is extended or amended, the terms of or the conditions to any such extension or amendment).
Determination of Validity.   All questions as to the validity, form, eligibility (including time of receipt) and acceptance for payment of any tender of Shares will be determined by us, in our sole discretion, which determination will be final and binding on all parties, subject to any judgment of any court of competent jurisdiction. We reserve the absolute right to reject any and all tenders determined by us not to be in proper form or the acceptance for payment of which may, in our opinion, be unlawful. We also reserve the absolute right to waive any defect or irregularity in the tender of any Shares of any particular stockholder, whether or not similar defects or irregularities are waived in the case of other stockholders. No tender of Shares will be deemed to have been validly made until all defects and irregularities have been cured or waived to our satisfaction. None of SBP, Purchaser, Parent or any of their respective affiliates or assigns, the Depositary, Innisfree M&A Incorporated, which is the information agent for the Offer (the “Information Agent”) or any other person will be under any duty to give notification of any defects or irregularities in tenders or incur any liability for failure to give any such notification. Subject to applicable law as applied by a court of competent jurisdiction and the terms of the Merger Agreement, our interpretation of the terms and conditions of the Offer (including the Letter of Transmittal and the instructions thereto) will be final and binding.
Appointment as Proxy.   By executing the Letter of Transmittal as set forth above, the tendering stockholder will irrevocably appoint designees of Purchaser as such stockholder’s attorneys-in-fact and proxies in the manner set forth in the Letter of Transmittal, each with full power of substitution, to the full extent of such stockholder’s rights with respect to the Shares tendered by such stockholder and accepted for payment by Purchaser and with respect to any and all other Shares or other securities or rights issued or issuable in respect of such Shares. All such powers of attorney and proxies will be considered irrevocable and coupled with an interest in the tendered Shares. Such appointment will be effective when, and only to the extent that, we accept for payment the Shares tendered by such stockholder as provided herein. Upon such appointment, all prior powers of attorney, proxies and consents given by such stockholder with respect to such Shares or other securities or rights will, without further action, be revoked and no subsequent powers of attorney, proxies, consents or revocations may be given by such stockholder (and, if given, will not be deemed effective). The designees of Purchaser will thereby be empowered to exercise all voting and other rights with respect to such Shares and other securities or rights, including, without limitation, in respect of any annual, special or adjourned meeting of the Company’s stockholders, actions by written consent in lieu of any such meeting or otherwise, as they in their sole discretion deem proper. We reserve the right to require that, in order for Shares to be deemed validly tendered, immediately upon our acceptance for payment of such Shares, Purchaser or its designees must be able to exercise full voting, consent and other rights with respect to such Shares and other related securities or rights, including voting at any meeting of stockholders of the Company.
The Offer is being made only for Shares, and not for any outstanding option to purchase Shares (each, a “Company Option”), restricted stock unit award granted pursuant to any of the Company’s equity incentive plans or otherwise (each, a “Company RSU” and together, the “Company RSUs”) or warrant to purchase Shares pursuant to the existing warrant agreements of the Company (each, a “Company Warrant”). Holders of outstanding vested but unexercised Company Options may participate in the Offer only if they first validly exercise such Company Options in accordance with the terms of the applicable Company’s equity incentive plan and the applicable Company Option award agreements of the Company and tender the Shares, if any, issued upon such exercise. Holders of Company RSUs will only be eligible to participate in the Offer if such Company RSUs are settled in accordance with the terms of the applicable Company equity incentive plan under which the Company RSUs were granted and the applicable Company RSU award agreement of the Company and the holder tenders the Shares, if any, issued upon such settlement sufficiently in advance of the expiration of the Offer on the Expiration Date to assure that the holder will have sufficient time to comply with the procedures for tendering Shares described in this Section 3. Holders of outstanding unexercised Company Warrants may participate in the Offer only if they first exercise such Company Warrants in accordance with the terms of the warrant agreement and tender the Shares, if any, issued upon such exercise. Any such exercise should be completed sufficiently in advance of the Expiration Date to assure that the holder will have sufficient time to comply with the procedures for tendering Shares described in this Section 3. See Section 11 — “The Merger Agreement; Other Agreements” for additional information regarding the treatment of outstanding equity awards in the Merger.
Information Reporting and Backup Withholding.   Payments made to stockholders of the Company in the Offer or the Merger generally will be subject to information reporting and may be subject to backup withholding of U.S. federal income tax at a rate of twenty-four percent (24%). To avoid backup withholding, any stockholder that is a U.S. person that does not otherwise establish an exemption from U.S. federal backup withholding must complete and return the Internal Revenue Service (“IRS”) Form W-9 included in the Letter of Transmittal. Any stockholder that is not a U.S. person should submit an IRS Form W-8BEN or IRS Form W-8BEN-E (or other applicable IRS Form W-8) attesting to such stockholder’s exempt foreign status in order to qualify for an exemption from information reporting and backup withholding. Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules will be allowed as a refund from the IRS or a credit against a stockholder’s U.S. federal income tax liability, if any, provided the required information is timely furnished to the IRS.
4.
Withdrawal Rights

Shares tendered pursuant to the Offer may be withdrawn at any time prior to the expiration of the Offer on the Expiration Date. Thereafter, tenders are irrevocable, except that if we have not accepted your Shares for payment within sixty (60) days of commencement of the Offer, you may withdraw them at any time after September 5, 2022, the sixtieth (60th) day after commencement of the Offer, until Purchaser accepts your Shares for payment.
For a withdrawal of Shares to be effective, the Depositary must timely receive a written or facsimile transmission notice of withdrawal at one of its addresses set forth on the back cover of this Offer to Purchase. Any notice of withdrawal must specify the name of the person who tendered the Shares to be withdrawn, the number of Shares to be withdrawn and the names in which the Share Certificates are registered, if different from that of the person who tendered such Shares. The signature(s) on the notice of withdrawal must be guaranteed by an Eligible Institution unless such Shares have been tendered for the account of an Eligible Institution. If Shares have been tendered pursuant to the procedures for book-entry transfer (as set forth in Section 3 — “Procedures for Accepting the Offer and Tendering Shares”), any notice of withdrawal must specify the name and number of the account at DTC to be credited with the withdrawn Shares. If Share Certificates representing the Shares to be withdrawn have been delivered or otherwise identified to the Depositary, then, prior to the physical release of such Share Certificates, the name of the registered owners and the serial numbers shown on such Share Certificates must also be furnished to the Depositary.
Withdrawals of tenders of Shares may not be rescinded and any Shares properly withdrawn will be deemed not validly tendered for purposes of the Offer. However, withdrawn Shares may be re-tendered by following one of the procedures for tendering Shares described in Section 3 — “Procedures for Accepting the Offer and Tendering Shares” at any time prior to the Expiration Date.
Purchaser will determine, in its sole discretion, all questions as to the form and validity (including time of receipt) of any notice of withdrawal, and such determination will be final and binding, subject to any judgment of any court of competent jurisdiction. No withdrawal of Shares will be deemed to have been properly made until all defects and irregularities in respect of a notice of withdrawal have been cured or waived. None of SBP, Purchaser, Parent or any of their respective affiliates or assigns, the Depositary, the Information Agent or any other person will be under any duty to give notification of any defects or irregularities in any notice of withdrawal or incur any liability for failure to give such notification.
5.
Material U.S. Federal Income Tax Consequences

The following is a discussion of certain U.S. federal income tax consequences of the Offer and the Merger to holders whose Shares are tendered and accepted for payment pursuant to the Offer or whose Shares are converted into the right to receive cash in the Merger. This summary is based on provisions of the Internal Revenue Code of 1986, as amended (the “Code”), Treasury regulations promulgated thereunder and administrative and judicial interpretations thereof, each in effect as of the date of this Offer, and all of which are subject to change, possibly with retroactive effect. We have not sought, and do not intend to seek, any ruling from the IRS or any opinion of counsel with respect to the statements made and the conclusions reached in the following summary, and no assurance can be given that the IRS will agree with the views expressed herein, or that a court will not sustain any challenge by the IRS in the event of litigation.
This summary applies only to holders who hold their Shares as “capital assets” within the meaning of Section 1221 of the Code (generally, property held for investment). This summary does not address the U.S. federal income tax consequences of the Offer and the Merger to stockholders who also actually or constructively own any stock of SBP following the Offer and the Merger, nor does it address all aspects of U.S. federal income taxation that may be relevant to a holder in light of its particular circumstances or a holder that may be subject to special treatment under U.S. federal income tax laws (e.g., regulated investment companies, real estate investment trusts, cooperatives, banks and certain other financial institutions, insurance companies, tax-exempt organizations, retirement plans, stockholders that are, or hold Shares through, partnerships or other pass-through entities for U.S. federal income tax purposes, holders whose functional currency is not the U.S. dollar, dealers in securities or foreign currency, traders that mark-to-market their securities, expatriates and former long-term residents of the United States, persons subject to the alternative minimum tax, stockholders holding Shares as part of a straddle, hedging, constructive sale or conversion transaction, stockholders required to recognize income or gain with respect to the Offer or the Merger no later than such income or gain is required to be reported on an applicable financial statement, stockholders who exercise their appraisal rights in the Merger and stockholders who received their Shares in compensatory transactions, pursuant to the exercise of employee stock options, stock purchase rights or stock appreciation rights, as restricted stock or otherwise as compensation). In addition, this discussion does not address any tax consequences arising under the unearned income Medicare contribution tax pursuant to the Health Care and Education Reconciliation Act of 2010, nor does it address any tax considerations under state, local or non-U.S. laws or U.S. federal laws other than those pertaining to the U.S. federal income tax.
For purposes of this summary, the term “U.S. Holder” means a beneficial owner of Shares that, for U.S. federal income tax purposes, is: (a) an individual who is a citizen or resident of the United States; (b) a corporation, or an entity treated as a corporation, created or organized under the laws of the United States, any state thereof or the District of Columbia; (c) an estate, the income of which is subject to U.S. federal income tax regardless of its source; or (d) a trust, if (i) a U.S. court is able to exercise primary supervision over the trust’s administration and one or more U.S. persons have authority to control all of the trust’s substantial decisions or (ii) the trust has validly elected to be treated as a U.S. person for U.S. federal income tax purposes.
A non-U.S. Holder is a beneficial owner of Shares that is neither a U.S. Holder nor an entity or arrangement treated as a partnership for U.S. federal income tax purposes.
If a partnership (including another entity or arrangement treated as a partnership for U.S. federal income tax purposes) holds Shares, the tax treatment of its partners or members generally will depend upon the status of the partner or member and the partnership’s activities. Accordingly, partnerships or other entities or arrangements treated as partnerships for U.S. federal income tax purposes that hold Shares, and partners or members in those entities, are urged to consult their tax advisors regarding the specific U.S. federal income tax consequences to them of the Offer and the Merger.
Each stockholder should consult its own tax advisor as to the applicability and effect of the rules discussed below and the tax effects of the Offer and the Merger to it based on particular circumstances, including the application and effect of the alternative minimum tax and any U.S. federal, state, local and non-U.S. tax laws.
Tax Consequences to U.S. Holders.   The exchange of Shares for cash pursuant to the Offer or the Merger will be a taxable transaction for U.S. federal income tax purposes. In general, a U.S. Holder who sells Shares pursuant to the Offer or receives cash in exchange for Shares pursuant to the Merger will recognize capital gain or loss for U.S. federal income tax purposes in an amount equal to the difference, if any, between (a) the amount of cash received and (b) the U.S. Holder’s tax basis in the Shares sold pursuant to the Offer or exchanged for cash pursuant to the Merger. Gain or loss will be determined separately for each block of Shares (that is, Shares acquired at the same cost in a single transaction) tendered pursuant to the Offer or exchanged for cash pursuant to the Merger. Such gain or loss will be long-term capital gain or loss, provided that a U.S. Holder’s holding period for such block of Shares is more than one (1) year on the date that the Offer is completed or the Merger is effective, as the case may be. If the holding period is not satisfied, such gain generally will be a short-term capital gain. Long-term capital gains of certain non-corporate U.S. Holders, including individuals, generally are subject to U.S. federal income tax at preferential rates. The deductibility of capital losses is subject to limitations under the Code.
Tax Consequences to non-U.S. Holders.   The exchange of Shares for cash pursuant to the Offer or the Merger by a non-U.S. Holder will not be subject to U.S. federal income tax unless:

•
the gain, if any, recognized by the non-U.S. Holder is effectively connected with a trade or business of the non-U.S. Holder in the United States (and, if required by an applicable income tax treaty, is attributable to the non-U.S. Holder’s permanent establishment in the United States);

•
the non-U.S. Holder is an individual who is present in the United States for one hundred and eighty-three (183) days or more in the taxable year of the merger and certain other conditions are met; or

•
the non-U.S. Holder owned, directly or under certain constructive ownership rules of the Code, more than five percent (5%) of the Shares at any time during the five (5)-year period preceding the Offer or the Merger, and the Company is or has been a “U.S. real property holding corporation” within the meaning of Section 897(c)(2) of the Code for U.S. federal income tax purposes at any time during the shorter of the five (5)-year period preceding the Offer or the Merger or the period that the non-U.S. Holder held the Shares.

Gain described in the first bullet point above will be subject to tax on a net income basis in the same manner as if the non-U.S. Holder were a U.S. Holder (unless an applicable income tax treaty provides otherwise). Additionally, any gain described in the first bullet point above of a non-U.S. Holder that is a corporation also may be subject to an additional “branch profits tax” at a thirty percent (30%) rate (or lower rate provided by an applicable income tax treaty). A non-U.S. Holder described in the second bullet point above will be subject to tax at a rate of thirty percent (30%) (or a lower rate provided by an applicable income tax treaty) on any capital gain realized, which may be offset by U.S.-source capital losses recognized in the same taxable year. If the third bullet point above applies to a non-U.S. Holder, capital gain recognized by such holder will be subject to tax at generally applicable U.S. federal income tax rates. The Company believes that is has not been, is not, and will not be a “U.S. real property holding corporation” for U.S. federal income tax purposes at any time during the five (5)-year period preceding the Offer or the Merger.
Information Reporting and Backup Withholding.   Payments made in exchange for Shares pursuant to the Offer or the Merger may be subject, under certain circumstances, to information reporting and backup withholding (currently at a rate of twenty-four percent (24%)). To avoid backup withholding, a U.S. Holder that does not otherwise establish an exemption from U.S. federal backup withholding should complete and return to the applicable withholding agent a properly completed and executed IRS Form W-9, certifying that such U.S. holder is a U.S. person, that the taxpayer identification number provided is correct, and that such U.S. holder is not subject to backup withholding. Any stockholder that is not a U.S. person should submit an IRS Form W-8BEN or IRS Form W-8BEN-E (or other applicable IRS Form W-8) attesting to such stockholder’s exempt foreign status in order to qualify for an exemption from information reporting and backup withholding.
Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules may be refunded or credited against a U.S. Holder’s U.S. federal income tax liability, if any, provided that such holder furnishes the required information to the IRS in a timely manner.
6.
Price Range of Shares; Dividends on the Shares

The Shares currently trade on Nasdaq under the symbol “FSTX.” The following table sets forth the high and low intraday sale prices per Share for each quarterly period within the two (2) preceding fiscal years, as well as the first, second and third quarter of the current fiscal year through July 6, 2022, in each case as reported by Nasdaq:
Fiscal Year Ended December 31, 2020	High	Low
First Quarter (from January 1, 2020, to March 31, 2020)	$8.28	$3.20
Second Quarter (from April 1, 2020, to June 30, 2020)	$7.36	$3.24
Third Quarter (from July 1, 2020, to September 30, 2020)	$11.16	$4.84
Fourth Quarter (from October 1, 2020, to December 31, 2020)	$10.93	$3.90

Fiscal Year Ended December 31, 2021	High	Low
First Quarter (from January 1, 2021, to March 31, 2021)	$15.50	$6.98
Second Quarter (from April 1, 2021, to June 30, 2021)	$11.09	$6.26
Third Quarter (from July 1, 2021, to September 30, 2021)	$8.60	$5.08
Fourth Quarter (from October 1, 2021, to December 31, 2021)	$7.58	$4.47
Fiscal Year Ended December 31, 2022	High	Low
First Quarter (from January 1, 2022, to March 31, 2022)	$5.43	$2.63
Second Quarter (from April 1, 2022, to June 30, 2022)	$6.66	$2.07
Third Quarter (from July 1, 2022, to July 6, 2022)	$6.34	$6.13
On June 22, 2022, the last full day of trading before the public announcement of the execution of the Merger Agreement, the closing price of the Shares on Nasdaq was $3.98 per Share. On July 6, 2022, the last full day of trading before commencement of the Offer, the reported closing sales price of the Shares on Nasdaq was $6.26 per Share. We encourage you to obtain a recent market quotation for Shares before deciding whether to tender your Shares.
The Company has never declared or paid cash dividends on the Shares and does not intend to declare or pay cash dividends on the Shares in the foreseeable future.
7.
Certain Information Concerning the Company

The summary information set forth below is qualified in its entirety by reference to the Company’s public filings with the SEC (which may be obtained and inspected as described below under “Additional Information”) and should be considered in conjunction with the financial and other information in such filings and other publicly available information. Neither SBP, nor Parent, nor Purchaser has any knowledge that would indicate that any statements contained in this Offer to Purchase based on such filings and information are untrue.
General.   The Company is a Delaware corporation and a clinical-stage biopharmaceutical company dedicated to developing next generation immunotherapies to transform the lives of patients with cancer. It is pioneering the use of tetravalent (2+2) bispecific antibodies to create a paradigm shift in cancer therapy. The address of the Company’s principal executive offices and the Company’s phone number at its principal executive offices are as set forth below:
Eddeva B920 Babraham Research Campus
Cambridge, United Kingdom
CB22 3AT
Telephone: +44-1223-497400
Additional Information.   The Shares are registered under the Exchange Act. Accordingly, the Company is subject to the information reporting requirements of the Exchange Act and, in accordance therewith, is required to file periodic reports and other information with the SEC relating to its business, financial condition and other matters. Information as of particular dates concerning the Company’s directors and officers, their compensation, equity awards granted to them, the principal holders of the Company’s securities, any material interests of such persons in transactions with the Company and other matters was disclosed in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2021. Such information also will be available in the Schedule 14D-9. Such reports and other information are available for inspection at the SEC’s Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the public reference room. Copies of such information may be obtainable by mail, upon payment of the SEC’s customary charges, by writing to the SEC at the address above. The Company’s filings are also available to the public on the SEC’s site at http://www.sec.gov. This website address is not intended to function as a hyperlink, and the information contained on the SEC’s website is not incorporated by reference in this Offer to Purchase and it should not be considered to be a part of this Offer to Purchase.

8.
Certain Information Concerning SBP, Parent and Purchaser

Purchaser is a Delaware corporation, a direct wholly-owned subsidiary of Parent and an indirect wholly-owned subsidiary of SBP, and was formed solely for the purpose of making the Offer and completing the process by which Purchaser will be merged with and into the Company. Purchaser has not carried on any activities to date, except for activities incidental to its formation and activities undertaken in connection with the transactions contemplated by the Merger Agreement. Upon consummation of the Merger, Purchaser will merge with and into the Company and will cease to exist, with the Company surviving the Merger. The business address and business telephone number of Purchaser are as set forth below:
Fennec Acquisition Incorporated
5 Merchant Square
London, United Kingdom
W2 1AY
Telephone: +44-203-786-5144
Parent is a private limited company organized under the laws of England and Wales and a direct wholly-owned subsidiary of SBP. Parent is an operating company for SBP in the United Kingdom. Headquartered in London, Parent is an international company that engages in business development and M&A of pharmaceutical investments. Parent’s main goal is to become a globally recognized, fully integrated pharmaceutical company with an advancing pipeline of innovative products addressing unmet healthcare needs. More information on Parent can be found at www.invoxpharma.com. The business address and business telephone number of Parent are as set forth below:
invoX Pharma Limited
5 Merchant Square
London, United Kingdom
W2 1AY
Telephone: +44-203-786-5144
SBP was incorporated under the laws of the Cayman Islands on February 2, 2000. SBP, together with its subsidiaries, is a leading, innovative research and development driven pharmaceutical conglomerate in China, with a business scope that is vertically integrated including research and development, manufacturing and sales and marketing infrastructure. Its product offerings include a variety of biological and small molecule drugs, and in therapy areas that include hepatology, oncology, cardiovascular and cerebrovascular diseases, orthopedics, digestive and immune and respiratory diseases. More information on SBP can be found at www.sinobiopharm.com/en/. The business address and business telephone number of SBP are as set forth below:
Unit 09, 41/F, Office Tower
Convention Plaza, 1 Harbour Road
Wanchai, Hong Kong
Telephone: (+852)-2802-9886
The name, business address, citizenship, current principal occupation or employment, and five (5)-year material employment history of each director and executive officer of SBP, Parent and Purchaser and certain other information are set forth in Schedule I, Schedule II and Schedule III to this Offer to Purchase.
Except as set forth in Schedule I, Schedule II and Schedule III to this Offer to Purchase, during the last five (5) years, none of SBP, Parent or Purchaser, or, to the best knowledge of SBP, Parent and Purchaser, any of the persons listed in Schedule I, Schedule II or Schedule III to this Offer to Purchase, (a) has been convicted in a criminal proceeding (excluding traffic violations or similar misdemeanors) or (b) was a party to any judicial or administrative proceeding (except for matters that were dismissed without sanction or settlement) that resulted in a judgment, decree or final order enjoining the person from future violations of, or prohibiting activities subject to, federal or state securities laws, or a finding of any violation of federal or state securities laws.
As of July 7, 2022, none of SBP, Parent or Purchaser or their respective affiliates owned any Shares directly or indirectly.

As of July 7, 2022, Benjamin Toogood, a director and the Chief Executive Officer of each of Parent and Purchaser owned 1,000 Shares, which represented approximately 0.005% of the Shares.
Except as set forth elsewhere in this Offer to Purchase or Schedule I, Schedule II or Schedule III to this Offer to Purchase: (a) none of Purchaser, Parent or SBP or, to the best knowledge of Purchaser, Parent and SBP, the persons listed in Schedule I, Schedule II or Schedule III hereto beneficially owns or has a right to acquire any Shares or any other equity securities of the Company; (b) none of Purchaser, Parent or SBP or, to the best knowledge of Purchaser, Parent and SBP, the persons referred to in clause (a) above has effected any transaction with respect to the Shares or any other equity securities of the Company during the past sixty (60) days; (c) none of Purchaser, Parent or SBP or, to the best knowledge of Purchaser, Parent and SBP, the persons listed in Schedule I, Schedule II and Schedule III to this Offer to Purchase has any contract, arrangement, understanding or relationship with any other person with respect to any securities of the Company (including any contract, arrangement, understanding or relationship concerning the transfer or the voting of any such securities, joint ventures, loan or option arrangements, puts or calls, guaranties of loans, guaranties against loss or the giving or withholding of proxies, consents or authorizations); (d) during the two (2) years before the date of this Offer to Purchase, there have been no transactions between any of Purchaser, Parent, SBP, their subsidiaries or, to the best knowledge of Purchaser, Parent and SBP, any of the persons listed in Schedule I, Schedule II or Schedule III to this Offer to Purchase, on the one hand, and the Company or any of its executive officers, directors or affiliates, on the other hand, that would require reporting under SEC rules and regulations; and (e) during the two (2) years before the date of this Offer to Purchase, there have been no contracts, negotiations or transactions between Purchaser, Parent, SBP, their subsidiaries or, to the best knowledge of Purchaser, Parent and SBP, any of the persons listed in Schedule I, Schedule II or Schedule III to this Offer to Purchase, on the one hand, and the Company or any of its affiliates, on the other hand, concerning a merger, consolidation or acquisition, a tender offer or other acquisition of securities, an election of directors or a sale or other transfer of a material amount of assets.
Additional Information.   Pursuant to Rule 14d-3 under the Exchange Act, SBP, Parent and Purchaser have filed with the SEC a Tender Offer Statement on Schedule TO (the “Schedule TO”), of which this Offer to Purchase forms a part, and exhibits to the Schedule TO. The Schedule TO and the exhibits thereto, and such reports and other information, can be inspected and copied at the public reference facilities maintained by the SEC at 100 F Street, N.E., Room 1580, Washington, D.C. 20549. Information regarding the public reference facilities may be obtained from the SEC by calling 1-800-SEC-0330.
9.
Source and Amount of Funds

We estimate that we will need approximately $167,698,000 to purchase all of the Shares pursuant to the Offer and to complete the Merger. SBP and Parent will provide Purchaser by way of transfer of intercompany agreements with sufficient funds to pay for all Shares tendered and accepted for payment in the Offer and to provide funding for the Merger. The Offer will be financed by SBP with funds from existing liquidity. The Offer and the Merger are not conditioned upon SBP’s, Parent’s or Purchaser’s ability to finance the purchase of Shares pursuant to the Offer and pay for the Shares acquired in the Merger.
Purchaser believes that the financial condition of Parent, SBP and Purchaser is not material to a decision by a holder of Shares whether to sell, hold or tender Shares in the Offer because (a) the Offer is being made for all outstanding Shares solely for cash, (b) Purchaser, through SBP and Parent, will have sufficient funds and financial resources available to purchase all Shares validly tendered in the Offer and acquired in the Merger, (c) the Offer and the Merger are not subject to any financing condition and (d) if Purchaser consummates the Offer, SBP and Parent will acquire any remaining Shares for the same cash price in the Merger.

10.
Background of the Offer; Past Contacts or Negotiations with the Company

Background of the Offer
The following is a description of contacts between representatives of Purchaser, Parent, and SBP, on the one hand, and representatives of the Company, on the other, that resulted in the execution of the Merger Agreement and other agreements related to the Offer. For a review of the Company’s additional activities, please refer to the Schedule 14D-9 that will be filed by the Company with the SEC and mailed to the Company’s stockholders.
In the ordinary course of business and to supplement its research and development activities, Parent and SBP regularly evaluate business development opportunities, including strategic acquisitions and licensing and partnership opportunities.
On November 30, 2021, representatives of PJT Partners (UK) Limited (“PJT”) spoke with Mr. Geoffrey Race, a member of the Company Board, regarding a potential acquisition involving the Company, without disclosing Parent’s identity. Mr. Race introduced the representatives of PJT to Nessan Bermingham, Ph.D., the Chairman of the Company Board, who had an introductory call with the representatives of PJT on December 1, 2021, during which some preliminary diligence matters were raised by PJT. On the same day, representatives of PJT spoke with Eliot Forster, Ph.D., the Company’s President and Chief Executive Officer, in which preliminary diligence matters were again raised and Parent’s identity was disclosed to Dr. Forster.
On December 1, 2021, Dr. Forster informed representatives of PJT by telephone that the Company’s investment bank was Morgan Stanley and the Company’s corporate counsel was Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C. (“Mintz”).
On December 3, 2021, Parent submitted to the Company a non-binding written proposal based on publicly available information to acquire the Company’s outstanding Shares of Common Stock for a range of prices between $11 to $14 per Share in cash, subject to completion of Parent’s due diligence and negotiation of definitive transaction documents. Parent also provided the Company with an introductory presentation about SBP.
On December 15, 2021, Dr. Forster spoke with representatives of PJT by telephone to express that the price range of $11 to $14 per Share provided in Parent’s initial non-binding proposal was inadequate but that the Company would be willing to enter into a confidentiality and non-disclosure agreement to provide further due diligence materials and offer a management presentation to Parent.
On December 16, 2021, representatives of PJT and Morgan Stanley spoke by telephone to discuss logistics with respect to the management presentation.
On December 17, 2021, the Company and SBP entered into a confidentiality and non-disclosure agreement, binding the parties to certain standard confidentiality obligations. The confidentiality agreement contained standstill provisions that terminated upon announcement of the Company entering into the Merger Agreement. Following December 17, 2021, access to confidential information was granted and due diligence sessions were held between representatives of the management teams of the Company and Parent.
On December 22, 2021, several members of the Company’s management, including Dr. Forster, met with several representatives of Parent, including Mr. Benjamin Toogood, the Chief Executive Officer of Parent. At this meeting, members of the Company’s management that attended the meeting discussed, among other matters, the Company’s strategy with respect to the development and research of its product candidates.
On December 23, 2021, Mr. Toogood spoke with Dr. Forster by telephone to discuss the Company’s publicly available information forming Parent’s offer. Dr. Forster expressed that a future revised proposal should be higher than the initial offer of $11 to $14 per Share but did not provide guidance as to a price that would be acceptable.
On January 5, 2022, representatives of PJT spoke with representatives of Morgan Stanley by telephone to discuss a future potential revised proposal from Parent.

On January 7, 2022, Parent submitted to the Company a revised non-binding written proposal to acquire the Company’s outstanding Shares of Common Stock for $15.50 per Share in cash, representing an equity value of approximately $337 million.
On January 9, 2022, Dr. Forster acknowledged receipt of the revised non-binding proposal. On January 10, 2022, representatives of Morgan Stanley spoke with representatives of PJT by telephone and indicated that the Company would provide Parent access to a data room for further diligence and would provide an opportunity for a management question and answer sessions with Parent and requested a revised proposal by January 28, 2022.
Between January 10, 2022 and January 31, 2022, Parent continued due diligence including a review of the data room and multiple management sessions covering clinical data and financial topics.
On January 31, 2022, Mr. Toogood communicated to Dr. Forster that the clinical information provided to Parent at this point was not supporting the per Share price requested by the Company, nor prior proposal levels. Dr. Forster and Mr. Toogood discussed an alternative proposal for Parent and the Company to enter into a strategic collaboration, as part of which Parent would acquire an equity stake in the Company, but no specific terms were proposed.
On February 13, 2022, Mr. Toogood, exchanged emails with Dr. Forster to confirm both Dr. Forster’s and the Company Board’s interest to proceed with consideration of a strategic collaboration and equity transaction. Dr. Forster requested a written proposal be made for the Company Board’s consideration.
On February 18, 2022, Mr. Toogood delivered to Mr. Forster a non-binding written proposal of Parent’s equity investment in the Company detailing a purchase for 5.12 million shares of Common Stock at purchase price of $5.50 per share, which would result in SBP having an ownership position of approximately 19.9% of the Company’s outstanding Shares. The proposal also detailed a strategic collaboration to further strengthen the relationship between the companies.
On March 3, 2022, Dr. Forster spoke with Mr. Toogood by telephone to follow up on the equity proposal delivered on February 18, 2022. He informed Mr. Toogood that the Company Board would review his proposal at the next scheduled board meeting but that such transaction was not a priority of the Company Board. Dr. Forster inquired whether Parent and SBP were still interested in considering an acquisition of the Company and offered a management discussion on new clinical data that was available.
On March 15, 2022, representatives of Parent, PJT, Morgan Stanley and the Company participated in a meeting at which representatives of the Company, including Dr. Forster, discussed additional clinical data, which had recently become available.
On March 21, 2022, representatives of PJT spoke with representatives of Morgan Stanley, during which Morgan Stanley informed PJT that the Company would be willing to continue negotiations with respect to Parent’s potential acquisition of the Company.
On March 29, 2022, after re-evaluation, Parent provided the Company a revised non-binding written proposal, expressing Parent’s interest, subject to satisfactory completion of due diligence and other conditions set forth in the non-binding proposal, to acquire all of the Company’s outstanding Shares of Common Stock on a fully diluted basis for $10 per Share in cash, representing an equity value of approximately $219 million.
Between April 4, 2022 and April 20, 2022, Parent continued their due diligence assessment and detailed review of expected funding costs for the Company.
On April 20, 2022, representatives of PJT discussed with Dr. Forster Parent’s diligence findings and informed Dr. Forster that the $10 per Share price was no longer reachable and vocalized a per Share price of around $9. Representatives of PJT communicated that Parent was in a position to move on an expedited basis towards signing of a transaction once price was agreed upon. On the same day, subsequent to their discussion with Dr. Forster, representatives of PJT and Morgan Stanley discussed the inclusion of a Contingent Value Right (“CVR”) to any future proposal.

On April 26, 2022, representatives of PJT spoke with representatives of Morgan Stanley by telephone. Morgan Stanley informed PJT that the Company Board would consider a transaction with a price of $9 per Share plus a CVR and facilitate full confirmatory due diligence and negotiation of transaction documentation, depending on the terms of the CVR.
Between April 28, 2022 and mid-May 2022, representatives of Morgan Stanley, on the one hand, and representatives of PJT, on the other hand, discussed the potential terms of a CVR.
On April 29, 2022, Mintz distributed to Shearman & Sterling LLP (“Shearman & Sterling”), outside counsel to Parent and SBP, a draft agreement and plan of merger.
On May 16, 2022, representatives of Morgan Stanley contacted representatives of PJT by telephone and communicated that a competing offer had been submitted to the Company and that the Company planned to engage with the other party. Morgan Stanley indicated best and final offers by all bidding parties should be submitted by June 1, 2022 (which was subsequently updated to June 3, 2022).
From mid-May until June 1, 2022, representatives of the Company held clinical, human resources, tax, financial and other due diligence sessions with representatives of Parent.
On May 23, 2022, Dr. Forster, Ms. Laura Hare, the Company’s Senior Vice President of People and Operations, and Mr. Toogood met at the offices of Morgan Stanley. At this meeting, Mr. Toogood provided Ms. Hare additional information about SBP and Parent and their respective operations, and the two discussed certain human resources matters and employee retention in connection with the potential acquisition proposal by Parent.
On May 25, 2022, Mr. Toogood and Dr. Forster spoke by telephone to discuss matters related to Parent’s potential acquisition proposal.
On May 28, 2022, Shearman & Sterling provided to Mintz a proposed form of tender and support agreement, pursuant to which certain stockholders would commit to tender their Shares in the proposed tender offer, as described in further detail under Section 11 — “The Merger Agreement; Other Agreements.”
One June 1, 2022, Shearman & Sterling, on behalf of Parent, conducted in-person due diligence at Mintz’s offices in New York City.
On June 1, 2022, representatives of PJT verbally communicated an offer to representatives of Morgan Stanley, proposing Parent acquire the Company’s outstanding shares of Common Stock for an approximate price of $7 per Share in cash because Parent viewed operating costs (specifically, research and development and integration costs) to be higher than it had originally estimated following the completion of additional due diligence. On June 4, 2022, Ms. Theresa Tse, Chairwoman of the Board of Directors of Parent (the “Parent Board”) and Executive Director and Chairwoman of the Board of Directors of SBP (the “SBP Board”), spoke with Dr. Forster by telephone to discuss the Company’s product candidates, employees and other human resources matters.
Between June 5, 2022 and June 8, 2022, representatives of the Company, on the one hand, and representatives of Parent, on the other hand, engaged in negotiations regarding the Share price, with multiple offers communicated ranging from $6 per Share to $7 per share. On June 8, 2022, representatives of Morgan Stanley provided representatives of PJT with feedback that $7 per Share was insufficient.
On June 6, 2022, Shearman & Sterling delivered a proposed revised draft agreement and plan of merger, together with draft form of tender and support agreement, to Mintz.
On June 8, 2022, Parent submitted to the Company a final offer to acquire the Company’s outstanding Shares of Common Stock for a price of $7.12 per Share.
On June 10, 2022, representatives of Morgan Stanley informed representatives of PJT of the Company’s feedback and indicated that the Company, through Mintz, would deliver to Parent and SBP proposed revisions to certain key terms and provisions of the agreement and plan of merger, including the break-up fee payable upon termination of the agreement and plan of merger.

On June 11, 2022, Mintz delivered a proposed partially revised draft agreement and plan of merger to Shearman & Sterling, focusing only on proposed revisions to key deal certainty provisions such as the break-up fee, to reflect recent negotiations between the parties. On June 14, 2022, Mintz delivered a further revised proposed draft agreement and plan of merger to Shearman & Sterling.
In mid-June 2022, representatives of Parent and SBP held meetings with certain key employees of the Company.
Throughout the week of June 13, 2022, representatives of Parent and the Company discussed key deal certainty provisions of the agreement and plan of merger, such as the break-up fee and alternative arrangements in lieu of a reverse break-up fee payable by Parent, including an agreement relating to an equity investment in the Company by Parent, to be consummated in the event that the parties fail to obtain certain regulatory approvals as set forth in the proposed agreement and plan of merger. Over the course of June 21 and 22, 2022, Parent and the Company engaged in negotiations concerning the size of the proposed equity investment to be made by Parent upon the terms and conditions set forth in the agreement and plan of merger and the applicable share prices applicable thereto.
Between June 13, 2022 and June 22, 2022, Mintz and Shearman & Sterling, at the direction of their respective clients, negotiated and finalized the terms of the agreement and plan of merger and the contents of the confidential disclosure schedules to the agreement and plan of merger, facilitated a negotiation of the form of tender and support agreement with the stockholders of the Company being asked to execute them, and facilitated a negotiation of the form of securities purchase agreement setting forth the terms applicable to the proposed equity investment to be made by Parent upon the terms and conditions set forth in the agreement and plan of merger. Also during this period, Shearman & Sterling and Parent conducted and completed their confirmatory due diligence investigation of the Company.
On June 22, 2022, the Company Board unanimously voted to approve the proposed agreement and plan of merger, and the transactions and agreements contemplated thereby.
During the morning of June 22, 2022, the SBP Board and the Parent Board, respectively, met to review and discuss the proposed transaction with the Company, and following such discussions, the SBP Board and the Parent Board, among other things, approved the proposed agreement and plan of merger and the transactions and agreements contemplated thereby, and authorized SBP, Parent and Purchaser to enter into the Merger Agreement and each of the Tender and Support Agreements, as applicable.
On the evening of June 22, 2022 (Eastern Time), the Company Board unanimously voted to approve the proposed agreement and plan of merger, and the transactions and agreements contemplated thereby, including the form of tender and support agreement.
Prior to the opening of the U.S. stock markets on June 23, 2022, the Company, SBP, Parent and Purchaser executed and delivered the Merger Agreement, and Parent and the Supporting Stockholders each executed and delivered the Tender and Support Agreements.
On the morning of June 23, 2022, the Company, SBP and Parent publicly announced the transaction before the opening of trading on Nasdaq.
11.
The Merger Agreement; Other Agreements

Merger Agreement
The following is a summary of certain provisions of the Merger Agreement. The summary does not purport to be complete and is qualified in its entirety by reference to the Merger Agreement itself which has been filed as an exhibit to the Schedule TO. Copies of the Merger Agreement and the Schedule TO, and any other filings that Parent or Purchaser makes with the SEC with respect to the Offer, may be obtained in the manner set forth in Section 8 — “Certain Information Concerning SBP, Parent and Purchaser.” Stockholders and other interested parties should read the Merger Agreement for a more complete description of the provisions summarized below. Capitalized terms used in this Section 11 and not otherwise defined in this Offer to Purchase have the respective meanings set forth in the Merger Agreement.

The Merger Agreement has been filed with the SEC and incorporated by reference herein to provide investors and stockholders with information regarding the terms of the Merger Agreement. It is not intended to provide any tactical information about SBP, Parent or Purchaser.
The Offer.   The Merger Agreement provides that Purchaser will, as promptly as practicable after the date of the Merger Agreement (but in no event more than ten (10) business days following such date), commence the Offer at the Offer Price. Purchaser’s obligation to accept for payment and pay for any Shares validly tendered and not validly withdrawn pursuant to the Offer is subject only to the satisfaction or waiver of the Offer Conditions described in Section 15 — “Conditions of the Offer.” Purchaser will accept for purchase and pay for all Shares validly tendered and not validly withdrawn pursuant to the Offer, as promptly as practicable (and in any event within two (2) business days) after the Offer Acceptance Time.
Purchaser expressly reserves the right at any time or, from time to time, in its sole discretion, to waive, in whole or in part, any Offer Condition or modify or amend the terms and conditions of the Offer, including the Offer Price, except that, without the prior written consent of the Company, Purchaser shall not:
•
decrease the Offer Price;

•
change the form of the consideration payable in the Offer;

•
decrease the maximum number of Shares sought to be purchased pursuant to the Offer;

•
impose conditions to the Offer in addition to the Offer Conditions;

•
amend or modify any of the Offer Conditions in a manner that adversely affects, or would reasonably be expected to adversely affect, any holder of Shares in their capacity as such;

•
change or waive the Minimum Condition;

•
extend or otherwise change the Expiration Date in a manner other than as required or permitted by the Merger Agreement; or

•
provide any “subsequent offering period” within the meaning of Rule 14d-11 promulgated under the Exchange Act.

The Minimum Condition may only be waived by Parent or Purchaser with the prior written consent of the Company.
The Merger Agreement provides that:
(a)
if, as of the then-scheduled Expiration Date, (i) any Offer Condition (as defined below) (other than the Minimum Condition) is not satisfied and has not been waived or (ii) the Minimum Condition is not satisfied and prior to such then-scheduled Expiration Date an Acquisition Proposal (x) has been publicly announced and not publicly withdrawn or (y) has not been publicly announced but has been received by the Company and not withdrawn, Purchaser may, in its discretion (and without the consent of the Company or any other person), extend the Offer on one or more occasions, for additional periods of up to ten (10) business days per extension (or for such longer period as may be agreed to by Parent and the Company), to permit such Offer Condition to be satisfied;

(b)
Purchaser shall extend the Offer from time to time for: (i) any period required by law, any interpretation or position of the SEC, the staff thereof or Nasdaq applicable to the Offer; and (ii) periods of up to ten (10) business days per extension (or for such longer period as may be agreed to by Parent and the Company), until (A) any waiting period (and any extension thereof) applicable to the consummation of the Offer under the HSR Act or any other Antitrust Laws, shall have expired or been terminated or (B) if a declaration or notification has been made to or requested by CFIUS with respect to the transactions contemplated by the Merger Agreement, the CFIUS Action with respect to such declaration or notification has occurred, or if a declaration, notification or report form has been filed or is required to be filed with the applicable governmental body under any applicable foreign investment rules, including the NSIA, the applicable consent, approval or clearance with respect to such declaration, notification or report has been obtained; and

(c)
if, as of the scheduled Expiration Date, any Offer Condition (other than the Minimum Condition) is not satisfied and has not been waived, at the request of the Company, Purchaser shall extend the Offer on one or more occasions for an additional period of up to ten (10) business days per extension (or for such longer period as may be agreed to by Parent and the Company), to permit such Offer Condition to be satisfied.

However, in no event shall Purchaser (a) be required to extend the Offer beyond the Extension Deadline or (b) be permitted to extend the Offer beyond the Extension Deadline without the prior written consent of the Company.
In addition, if, at the otherwise scheduled Expiration Date, each Offer Condition (other than the Minimum Condition) shall have been satisfied or waived, and the Minimum Condition shall not have been satisfied, Purchaser shall extend the Offer on up to two (2) consecutive occasions, for an additional period of up to ten (10) business days per extension (or for such longer period as may be agreed to by Parent and the Company), to permit the Minimum Condition to be satisfied; provided that (a) Purchaser shall not be required to extend the Offer pursuant to this sentence on more than two (2) occasions and (b) Purchaser shall not, under any circumstances, without the prior written consent of the Company, extend the Offer beyond the Extension Deadline.
If the Merger Agreement is terminated pursuant to its terms, Purchaser will promptly (and in any event, within one (1) business day of such termination), irrevocably and unconditionally terminate the Offer and not acquire any Shares pursuant to the Offer. If the Offer is terminated or withdrawn by Purchaser, Purchaser will promptly return, and cause any depositary acting on behalf of Purchaser to return, in accordance with applicable laws, all Shares tendered into the Offer to the registered holders thereof.
The Merger.   At the Effective Time, Purchaser will merge with and into the Company, the separate corporate existence of Purchaser will cease and the Company will continue as the surviving corporation of the Merger (the “Surviving Corporation”). Subject to the Merger Agreement and pursuant to the DGCL (including Section 251(h) of the DGCL), the closing of the Merger (the “Closing”) will take place as promptly as practicable (but in any event no later than the first (1st) business day) following the satisfaction or waiver of the last to be satisfied or waived of the closing conditions set forth in Section 15 — “Conditions of the Offer” hereunder (the date on which the Closing occurs, the “Closing Date”). Parent, Purchaser and the Company have agreed to take all necessary action to cause the Merger to become effective as soon as practicable following the consummation of the Offer without a vote of the holders of the Shares in accordance with Section 251(h) of the DGCL.
As soon as practicable on the Closing Date, Purchaser and the Company will file or cause to be filed a certificate of merger with the Secretary of State of the State of Delaware with respect to the Merger, in such form as required by, and executed and acknowledged in accordance with, Section 251(h) of the DGCL, and will make all other filings or recordings required under the DGCL in connection with the Merger.
At the Effective Time, the certificate of incorporation and the bylaws of the Company, will be amended and restated in their entirety and, as so amended, will be the certificate of incorporation and the bylaws of the Surviving Corporation.
Board of Directors and Officers.   The directors and officers of the Surviving Corporation immediately after the Effective Time will be the respective individuals designated as directors and officers by Purchaser and shall hold office until their respective successors are duly elected and qualified, or their earlier death, resignation or removal.
Conversion of Securities.   At the Effective Time, each Share issued and outstanding immediately prior to the Effective Time (other than Shares (a) held in the treasury of the Company or then owned by Parent, Purchaser or the Company, or any direct or indirect wholly-owned subsidiary thereof, immediately prior to the Effective Time or (b) held by a holder who is entitled to demand and properly demands appraisal of such Shares in accordance with Section 262 of the DGCL) will be converted into the right to receive $7.12 per Share, payable net to the holder in cash, without interest, subject to any withholding taxes required by applicable law (the “Merger Consideration”). As of the Effective Time, all Shares will no longer be outstanding and will cease to exist.

Treatment of Company Options.   Each Company Option that is outstanding as of immediately prior to the Effective Time will accelerate and become fully vested and exercisable effective immediately prior to, and contingent upon the Effective Time (except in the case of Enterprise Management Incentive options (“EMI Options”) granted pursuant to the terms of the EIP, which will accelerate and become fully vested and exercisable as of three business days prior to the Expiration Date). As of the Effective Time, by virtue of the Merger and without any further action on part of the holders thereof, Parent, Purchaser or the Company, each Company Option which has a per share exercise price that is less than the Merger Consideration (each, an “In the Money Option”) that is then outstanding and unexercised as of immediately before the Effective Time will be cancelled, in accordance with the terms of the EIP, and converted into the right to receive an amount in cash equal to the product of (a) the total number of Shares subject to such fully vested Company Option immediately prior to the Effective Time, multiplied by (b) the excess, if any, of (i) the Merger Consideration over (ii) the exercise price payable per Share under such Company Option. As of the Effective Time, by virtue of the Merger and without any further action on the part of the holders thereof, Parent, Purchaser or Company, each Company Option which has a per share exercise price that is equal to or more than the Merger Consideration (each, an “Out of the Money Option”) that is then outstanding and unexercised as of immediately before the Effective Time will be cancelled at the Effective Time without any consideration payable therefor. Any EMI Option that remains outstanding and unexercised as of immediately before the Effective Time will be cancelled at the Effective Time and treated as either an In the Money Option or an Out of the Money Option.
Treatment of Company RSUs.   Each Company RSU that is outstanding as of immediately prior to the Effective Time, whether vested or unvested, will be cancelled and converted into the right to receive an amount in cash equal to the product of (a) the total number of Shares issuable in settlement of such Company RSU immediately prior to the Effective Time without regard to vesting multiplied by (b) the Merger Consideration.
Treatment of Company Warrants.   The Company will deliver notice of the transactions contemplated by the Merger Agreement, including the Offer and the Merger, to each holder of a Company Warrant in accordance with the terms of the relevant Warrant Agreement, take such other actions as may be required pursuant thereto (including ensuring that, if permitted by the terms thereunder, any such Company Warrant will only be exercisable into the right to receive the amount of cash which would have been payable pursuant to the Offer with respect to the number of Shares into which such Company Warrant was convertible) and request in writing that such holder exercise or, contingent upon the consummation of the transactions contemplated by the Merger Agreement, including the Offer and the Merger, terminate its Company Warrant(s) prior to the Effective Time. However, (a) any such Company Warrant which has a per share exercise price that is less than the Merger Consideration and that is outstanding and unexercised as of immediately prior to the Effective Time (each, an “In the Money Warrant”) will be cancelled and converted into the right to receive an amount in cash equal to the product of (i) the total number of Shares subject to such In the Money Warrant immediately prior to the Effective Time, multiplied by (ii) the excess, if any, of (x) the Merger Consideration over (y) the exercise price payable per Share under such In the Money Warrant, and (b) any such other Company Warrant which is thereafter exercisable only for the amount of cash which would have been payable pursuant to the Offer with respect to the number of Shares into which such Company Warrant was convertible, that is not exercised or terminated and is issued and outstanding immediately prior to the Effective Time, will be treated and assumed by the Surviving Corporation in accordance with the terms of the relevant Warrant Agreement.
Dissenting Shares.   At the Effective Time, Shares held by a holder who is entitled to demand appraisal rights under Section 262 of the DGCL and has properly exercised and perfected demand for appraisal for such Shares in the time and manner provided in Section 262 of the DGCL and, as of the Effective Time, has neither effectively withdrawn nor lost his, her or its rights to such appraisal and payment under the DGCL, will not be converted into the right to receive Merger Consideration, but will, by virtue of the Merger, be automatically cancelled and no longer outstanding, will cease to exist and will only be entitled to such consideration as determined pursuant to Section 262 of the DGCL.
However, if any holder fails to perfect, or has effectively withdrawn or lost his, her or its right to appraisal and payment under the DGCL, such holder’s Shares will be deemed to have been converted as of the Effective Time into the right to receive the Merger Consideration.

Payment of the Merger Consideration; Surrender of Shares.   At or prior to the date and time of acceptance for Shares tendered in the Offer (the time of such acceptance, the “Offer Acceptance Time”), Parent will deposit with a bank or trust company cash in an amount sufficient to pay the aggregate Offer Price (calculated assuming that all Shares are tendered in the Offer for purposes of this paragraph).
Promptly after the Effective Time (but in no event later than three (3) business days thereafter), the Surviving Corporation will cause the Depositary to mail to each holder of a record of a certificate or a book-entry Share entitled to receive the Merger Consideration, a Letter of Transmittal and instructions for effecting the surrender of the certificate or book-entry Share in exchange for the Merger Consideration.
Upon surrender of a duly executed Letter of Transmittal and a certificate representing Shares to the Depositary or receipt by the Depositary of an Agent’s Message in the case of book-entry Shares and, in each case, such other documents as may customarily be required by the Depositary, the holder of such certificate or book-entry Share will be entitled to receive in exchange therefor the Merger Consideration into which the Shares represented by such certificate or book-entry Share have been converted.
At any time following twelve (12) months after the Effective Time, Parent may require the Depositary to deliver to Parent any funds that have been made available to the Depositary and that have not been disbursed to holders of certificates or book-entry Shares (including, all interest and other income received by the Depository in respect of the finds made available to it). Thereafter, such holders will be entitled to look to the Surviving Corporation with respect to the Merger Consideration. Neither the Surviving Corporation nor the Depositary will be liable to any person in respect of any funds delivered to a public official pursuant to any abandoned property, escheat or other similar laws.
Section 16 Matters.   Prior to or as of the Acceptance Time, the Company and the Company Board will take all necessary action to approve, for purposes of Section 16(b) of the Exchange Act, the disposition and cancellation or deemed disposition and cancellation of Shares, Company Options, Company RSUs and Company Warrants in the transactions contemplated by the Merger Agreement by applicable individuals and to cause such dispositions and/or cancellations to be exempt under Rule 16b-3 promulgated under the Exchange Act.
Withholding.   Parent, Purchaser, the Surviving Corporation and the Depositary are entitled to deduct and withhold from any amounts payable to any holder of Shares, Company Options or Company RSUs such amounts required to be deducted and withheld under the Code or any other tax law.
Transfer Taxes.   If payment is to be made to a person other than the person named on a surrendered certificate or book-entry Share then, (a) such certificate or book-entry share must be properly endorsed or otherwise be in proper form for transfer and (b) the person requesting such payment must have paid all transfer and other similar Taxes required by reason of the payment of the Merger Consideration to a person other than the registered holder of the surrendered certificate or book-entry Share, or will have established to the satisfaction of the Surviving Corporation that such Taxes either have been paid or are not required to be paid.
Representations and Warranties.   The representations, warranties and covenants contained in the Merger Agreement were made only as of specified dates for the purposes of such agreement, were solely for the benefit of SBP, Parent, Purchaser and the Company and may be subject to qualifications and limitations agreed upon by SBP, Parent, Purchaser and the Company. In particular, in reviewing the representations, warranties and covenants contained in the Merger Agreement and any description thereof contained or incorporated by reference herein, it is important to bear in mind that such representations, warranties and covenants were negotiated with the principal purpose of allocating risk between SBP, Parent, Purchaser and the Company, rather than establishing matters as facts. Such representations, warranties and covenants may also be subject to a contractual standard of materiality different from those generally applicable to stockholders and reports and documents filed with the SEC since July 30, 2020, and in some cases, are qualified by the confidential disclosure schedule prepared by the Company in accordance with the requirements of the Merger Agreement and that was delivered by the Company to Parent on the date and prior to the execution of the Merger Agreement (the “Company Disclosure Schedule”). Investors are not third-party beneficiaries under the Merger Agreement. Accordingly, investors should not rely on such representations, warranties and covenants as characterizations of the actual state of facts or circumstances described therein. Information concerning the subject matter of such representations, warranties and covenants, which do not purport to be accurate as of the date of this Offer to Purchase, may have changed since the date of the Merger Agreement, which subsequent information may or may not be fully reflected in SBP, Parent, Purchaser and the Company’s public disclosures.
In the Merger Agreement, the Company has made representations and warranties to Parent and Purchaser with respect to, among other things:
•
corporate organizations, good standing of the Company and its subsidiaries;

•
organizational documents of the Company and its subsidiaries;

•
capitalization and equity securities of the Company and its subsidiaries;

•
timely filing of SEC filings, accuracy and completeness of the SEC filings and absence of certain SEC investigations;

•
preparation of financial statements in accordance with GAAP and maintenance of system of internal control over financial reporting and disclosure controls;

•
absence of off-balance sheet arrangements or material complaints received by the Company or its subsidiaries on accounting or audit matters;

•
accuracy of the information included in this Offer to Purchase and the Schedule 14D-9;

•
absence of certain changes and events since March 31, 2022;

•
title to material tangible assets;

•
owned and leased real property;

•
intellectual property;

•
data security and compliance with data security laws;

•
material contracts;

•
absence of certain undisclosed liabilities;

•
compliance with law (including law applicable to the Company’s product candidates); compliance with health law and regulations of the applicable regulatory agencies, which are applicable to the Company and the Company’s product candidates, including the U.S. Food and Drug Administration (“FDA”) and the Institutional Review Board, and possession of necessary permits;

•
compliance with anti-corruption laws, anti-money laundering laws, trade laws and sanctions;

•
tax matters;

•
labor and employment matters;

•
employee benefit plans;

•
environmental matters;

•
insurance matters;

•
absence of material legal proceedings, orders or investigations by governmental bodies;

•
corporate authority of the Company to enter into the Merger Agreement and to consummate the transactions contemplated thereby, and due execution and delivery of the Merger Agreement;

•
exemption from the takeover laws of Delaware, including Section 203 of the DGCL;

•
no vote required;

•
absence of violations of organizational documents, applicable laws and contracts as a result of the transactions contemplated by the Merger Agreement, including the Offer and the Merger;

•
required consents, approvals and filings as a result of the transaction contemplated by the Merger Agreement, including the Offer and the Merger;

•
fairness opinion with respect to the Offer Price; and

•
financial advisors and brokers.

Certain of the Company’s representations and warranties in the Merger Agreement refer to the concept of “Material Adverse Effect.”
“Material Adverse Effect” means an event, fact, occurrence, development, change, violation, inaccuracy, circumstance or other matter (each, an “Effect”) which, individually or in the aggregate, has had or would reasonably be expected to have a material adverse effect (a) on the business, assets, financial condition or results of operations of the Company and its subsidiaries, taken as a whole, or (b) the ability of the Company to consummate the transactions contemplated by the Merger Agreement on the terms set forth or contemplated therein; provided, however, that, in the case of clause (a), none of the following Effects shall be deemed, either alone or in combination, to constitute, and none of the following shall be taken into account in determining whether there is, or would reasonably likely to be, a Material Adverse Effect on the Company and its subsidiaries:
•
any change in the market price or trading volume of the Company’s stock;

•
any Effect resulting from the announcement or pendency of the transactions contemplated by the Merger Agreement;

•
any Effect generally affecting the industries in which the Company and its subsidiaries operate or in the economy generally or other general business, financial or market conditions, except to the extent that the Company and its subsidiaries are adversely affected disproportionately relative to the other participants in such industries or the economy generally, as applicable;

•
any Effect arising directly or indirectly from or otherwise relating to fluctuations in the value of any currency;

•
any Effect arising directly or indirectly from or otherwise relating to any act of terrorism, war (whether or not declared), national or international calamity, sabotage (including cyberattacks, cyber intrusions, cyberterrorism or other cybersecurity breaches), pandemic or epidemic (including COVID-19), or any other similar event, except to the extent that such Effect disproportionately affects the Company and its subsidiaries relative to other participants in the industries or geographies in which the Company and its subsidiaries operate or the economy generally, as applicable;

•
the failure of the Company to meet internal or analysts’ expectations or projections or the results of operations of the Company and its subsidiaries, provided however that the underlying causes of such failure may be considered in determining whether a Material Adverse Effect has occurred to the extent not otherwise excluded by another exception therein;

•
any Effect arising directly from or otherwise directly relating to any action taken, or failure to take any action, at the written request of Parent or by the Company or any of its subsidiaries that is specifically required or prohibited (as applicable) by the terms of the Merger Agreement (other than compliance with the covenants set forth therein except to the extent that Parent has unreasonably withheld a consent to the taking or the omission of such action);

•
any Effect to the extent directly arising or otherwise directly relating to Parent’s or Purchaser’s breach of the Merger Agreement;

•
any Effect arising from or otherwise relating to any change in, after the date of the Merger Agreement, any law (including a COVID-19 Response) or GAAP (or interpretations of any law or GAAP by a governmental body);

•
any matters disclosed in the Company Disclosure Schedule; or

•
except for any clinical hold or other Effect that would reasonably be expected to result in the termination of any clinical trials sponsored by the Company or any of its subsidiaries with respect to any product candidates of the Company and its subsidiaries, which shall not be disregarded in determining whether a Material Adverse Effect has occurred, any Effect arising directly or indirectly from or otherwise relating to (a) regulatory or clinical changes, events or developments with respect to any product candidates of the Company and its subsidiaries or any competitor’s product candidates, (b) FDA approval (or other clinical or regulatory developments), market entry or threatened market entry of any product competitive with or related to any of the product candidates of the Company and its subsidiaries, or any guidance, announcement or publication by the FDA or other governmental body affecting the future regulatory approval of any product candidates of the Company and its subsidiaries or competitor’s product candidates or (c) any developments relating to reimbursement, coverage or payor rules with respect to any product candidates of the Company and its subsidiaries or the pricing of competitor product candidates, in each case, solely to the extent not resulting from or arising out of any non-compliance with certain covenants of the Company set forth in the Merger Agreement, any wrongdoing, fraud or intentional misconduct or misrepresentation, any violation of any applicable law by the Company and its subsidiaries or their representatives, or any reckless actions or omissions of the Company and its subsidiaries or their representatives.
Certain of the exceptions above will not prevent or otherwise affect a determination that the underlying cause of any such decline or failure referred to therein is or would be reasonably like to be a Material Adverse Effect.
In the Merger Agreement, Parent and Purchaser have made representations and warranties to the Company with respect to:
•
corporate organization and good standing of Parent and Purchaser;

•
operation of Purchaser;

•
corporate authority of Parent and Purchaser to enter into the Merger Agreement and to consummate the transactions contemplated thereby, and due execution and delivery of the Merger Agreement;

•
absence of violations of organizational documents, applicable laws and contracts as a result of the transactions contemplated by the Merger Agreement, including the Offer and the Merger;

•
required consents and approvals and filings as a result of the transactions contemplated by the Merger Agreement, including the Offer and the Merger;

•
accuracy of the information included in this Offer to Purchase or supplied by Parent or Purchaser for inclusion in the Schedule 14D-9;

•
absence of material legal proceedings, orders or investigations by governmental bodies;

•
sufficiency of funds to consummate the transactions contemplated by the Merger Agreement, including the Offer and the Merger;

•
no ownership of the Shares;

•
no other representations and warranties; and

•
investigation by Parent and Purchaser of the Company and its subsidiaries.

Certain of Parent and Purchaser representations and warranties in the Merger Agreement refer to the concept of “Parent Material Adverse Effect.” “Parent Material Adverse Effect” means any Effect that, individually or in the aggregate, would reasonably be expected to prevent, materially delay or materially impair the ability of Parent or Purchaser to consummate the transactions contemplated by the Merger Agreement, including the Offer and the Merger.
The representations and warranties of Parent, Purchaser and the Company contained in the Merger Agreement will terminate and expire at the Effective Time.
Operation of the Business of the Company and its Subsidiaries.   The Merger Agreement provides that, until the earlier of the Effective Time and the termination of the Merger Agreement in accordance with its terms (the “Pre-Closing Period”), (a) except (i) as required or contemplated under the Merger Agreement or as required by applicable laws, (ii) with the written consent of Parent, which consent will not be unreasonably withheld, delayed or conditioned, or (iii) as set forth in the Company Disclosure Schedule, the Company will, and will cause each of its subsidiaries to, conduct its business and operations in the ordinary course (however, the Company may take actions outside of the ordinary course of business to the extent reasonably necessary (A) to protect the health and safety of the Company’s or its Subsidiaries’ employees in respect of their business activities in response to COVID-19 or (B) to implement any action in response to applicable laws related to COVID-19, and to the extent not prohibited by applicable laws, the Company must provide written notice to Parent prior to taking such actions), and (b) the Company must notify Parent as soon as reasonably practicable and to the extent not prohibited by applicable laws of (i) any knowledge of the receipt of any notice from any person alleging that the consent of such person is or may be required in connection with any of the transactions contemplated by the Merger Agreement, including the Offer and the Merger, and (ii) any legal proceeding commenced, or, to its knowledge threatened in writing, relating to or involving the Company or any of its subsidiaries that relates to the consummation of the transactions contemplated by the Merger Agreement, including the Offer and the Merger Agreement. The Company has also agreed to and to cause each of its subsidiaries to, use commercially reasonable efforts to (1) conduct its business in the ordinary course in all material respects, (2) preserve intact its materials assets (including technology) and material components of its business organizations, (3) keep available the services of its present executive officers and key employees and (4) maintain business relationships and good will with governmental bodies with jurisdiction over the operation of the Company and its subsidiaries, customers, suppliers, licensors, licensees, distributors, collaboration partners and other business partners, in each case, that have material business relations with the Company and its subsidiaries.
During the Pre-Closing Period, the Company has also agreed (subject to the same exceptions listed in the preceding paragraph) not to and to cause its subsidiaries not to:
•
(a) establish a record date for, declare, accrue, set aside or pay any dividend or make any other distribution (whether in cash, stock or property) in respect of any shares of its capital stock (including the Shares) or other equity interests (subject to certain exceptions) or (b) repurchase, redeem or otherwise reacquire any of its shares of capital stock (including any Share) or other equity interests of the Company and it subsidiaries, or any rights, warrants or options to acquire any shares of its capital stock (subject to certain exceptions);

•
split, combine, subdivide or reclassify any shares of its capital stock (including the Shares) or other equity interests;

•
sell, issue, grant, deliver, pledge, transfer, encumber or authorize the issuance, sale, delivery, pledge, transfer, encumbrance or grant by the Company or any of its subsidiaries (other than pursuant to contracts in effect as of the date of the Merger Agreement that were made available to Parent) of (a) any capital stock, equity interest or other security of the Company and its subsidiaries, (b) any option, call, warrant, restricted securities or right to acquire any capital stock, equity interest or other security of the Company and its subsidiaries or (c) any instrument convertible into or exchangeable for any capital stock, equity interest or other security of the Company and its subsidiaries (subject to certain exceptions);

•
except as agreed to in the Merger Agreement, as required under any Employee Plan as in effect on the date of the Merger Agreement or under any applicable laws, (a) establish, adopt, terminate or amend any Employee Plan (or any plan, program, arrangement, practice or agreement that would be an Employee Plan if it were in existence on the date of the Merger Agreement), or amend or waive any of its rights under, or accelerate the vesting or payment under, any provision of any of the Employee Plans (or any plan, program, arrangement, practice or agreement that would be an Employee Plan if it were in existence on the date of the Merger Agreement) (subject to certain exceptions), (b) grant current or former Company Associates any awards or accelerate the vesting or lapse in restrictions of any compensation or benefits (subject to certain exceptions), (c) grant or increase any grant to any current or former Company Associate’s compensation, bonuses or other benefits (i) for anyone who would be or report to the Chief Executive Officer of the Company or (ii) for all Company Associates collectively, other than anyone who would be or report to the Chief Executive Officer of the Company, above certain thresholds, or (d) cause the funding of any rabbi trust or similar arrangement or take any action to fund or in any other way secure the payment of compensation or benefits;

•
(a) enter, amend or permit the adoption of any contract with any Company Associate including for employment, severance or other types agreement with anyone who would be, or report to, the Chief Executive Officer of the Company or any direct report thereof or any material consulting agreement with any independent contractor, (b) hire or promote any employee or other service provider outside of the Company’s ordinary course or in a manner that is inconsistent with the Company’s annual hiring budget who has (or would have, if hired), a total target annual compensation opportunity above certain thresholds (subject to certain exceptions), or (c) terminate (other than for cause) the employment or services of any Company Associate;
•
amend or permit the adoption of any amendment to its Certificate of Incorporation or bylaws or other charter or organizational documents;

•
form any subsidiary, acquire any equity interest in any other entity or enter into any joint venture, partnership, limited liability corporation or similar arrangement;

•
(a) make or authorize any capital expenditure (subject to certain exceptions) in excess of $150,000 individually and $500,000 in the aggregate (subject to certain exceptions);

•
acquire, lease, license, sublicense, pledge, sell or otherwise dispose of, divest or spin-off, abandon, waive, relinquish, disclaim, dedicate to the public or permit to lapse (subject to certain exceptions) or subject to any encumbrance (other than permitted encumbrances) any material right or other material asset or property (subject to certain exceptions);

•
lend money or make capital contributions or advances to or make investments in, any person, or incur or guarantee any indebtedness (subject to certain exceptions);

•
(a) amend, modify, waive or release any material rights under or terminate any material contract or any contract that would constitute a material contract if it were in effect on the date of the Merger Agreement (subject to certain exceptions) or (b) enter into any contract that would constitute a material contract if it were if it were in effect on the date of the Merger Agreement (subject to certain exceptions);

•
except as required by applicable laws or as otherwise is in the ordinary course of business, (a) file any amended income or other material tax return, (b) make any material change to any method of financial or tax accounting (or accounting principles in connection therewith), (c) make or change any material tax election, (d) surrender any material claim for a refund of taxes, (e) consent to any extension or waiver of the limitation period applicable to any material tax claim or assessment relating to the Company or any of its subsidiaries (other than pursuant to an extension of time to file a tax return) or (f) enter into any tax sharing agreement, tax allocation agreement or tax indemnity agreement (subject to certain exceptions);

•
commence any legal proceeding inconsistent with past practice (subject to certain exceptions);

•
settle, release, waive or compromise any legal proceeding or other claim (or threatened legal proceeding or other claim) (subject to certain exceptions);

•
enter into any collective bargaining agreement or other agreement with any labor organization;

•
adopt or implement any stockholder rights plan or similar arrangement;

•
adopt a plan or agreement of complete or partial liquidation or dissolution, merger, consolidation, restructuring, recapitalization or other reorganization of the Company or any its subsidiaries (subject to certain exceptions);

•
make any material change in financial accounting policies, practices, principles, methods or procedures, other than as required by GAAP or Regulation S-X promulgated under the Exchange Act or other applicable rules and regulations of the SEC or applicable laws;

•
commence any new clinical trial in respect of any Key Product (subject to certain exceptions);

•
terminate any clinical trials in respect of any Key Product that are ongoing as of the date of the Merger Agreement, except as required by applicable laws or in accordance with industry practice to protect human subjects or for any safety outcomes necessitating the termination of such clinical trial;

•
fail to maintain in full force and effect the existing insurance policies of the Company and its subsidiaries or to renew or replace such insurance policies with comparable insurance policies;

•
abandon or let lapse, or otherwise fail to maintain, any material company intellectual property, except non-exclusive licenses and sublicenses of company intellectual property to customers or suppliers of the Company and its subsidiaries;

•
disclose to any third party other than pursuant to written confidentiality obligations, or otherwise fail to maintain, any material trade secrets and confidential information (subject to certain exceptions); or

•
authorize, or agree or commit to take, any of the actions described above.

Access to Information.   From and after the date of the Merger Agreement until the Effective Time, the Company will upon reasonable advance notice (a) provide Parent and Parent’s representatives with reasonable access during normal business hours of the Company to the Company’s and its subsidiaries’ representatives, personnel, properties and assets, and to all existing books, records, tax returns, work papers and other documents and information relating to the Company and provide copies of such existing books, records, tax returns, work papers and other documents and information relating to Company and its Subsidiaries to the extent reasonably requested by Parent and its representatives for business purposes relating to the transactions contemplated by the Merger Agreement or the planned integration or operation of the Company and its subsidiaries following the Closing, subject to certain exceptions.
No Solicitation.   During the Pre-Closing Period, the Company and its Subsidiaries will not, and will direct their officers, directors, employees, attorneys, accountants, investment bankers, consultants, agents, financial advisors, other advisors and other representatives (collectively, “Representatives”) not to:
•
directly or indirectly, continue any solicitation, knowing encouragement, discussions or negotiations with any persons that may be ongoing with respect to an Acquisition Proposal;

•
directly or indirectly, (a) solicit, initiate or knowingly facilitate or knowingly encourage (including by way of furnishing non-public information) any inquiries regarding, or the making of any proposal or offer that constitutes, or could reasonably be expected to lead to, an Acquisition Proposal, (b) engage in, continue or otherwise participate in any discussions or negotiations regarding, or furnish to any other person any non-public information in connection with, or for the purpose of soliciting or knowingly encouraging or facilitating, an Acquisition Proposal or any proposal or offer that could reasonably be expected to lead to an Acquisition Proposal, (c) enter into any letter of intent, acquisition agreement, agreement in principle or similar agreement with respect to an Acquisition Proposal or any proposal or offer that could reasonably be expected to lead to an Acquisition Proposal or (d) take any action to exempt any person (other than Parent and its Subsidiaries) from the restrictions on “business combinations” or any similar provision contained in applicable “moratorium,” “control share acquisition,” “fair price,” “supermajority,” “affiliate transactions,” or “business combination statute or regulation” or other similar state anti-takeover laws and regulations or the Company’s organizational and other governing documents;

•
waive or release any person from, forebear in the enforcement of, or amend any standstill agreement or any standstill provisions of any other contract or agreement, unless, solely in the case of this sub-bullet, (a) the Company Board determines in good faith, after consultation with the Company’s outside legal counsel, that the failure to do so would be inconsistent with the fiduciary duties of the Company Board to the Company’s stockholders under applicable laws, in which event the Company and its subsidiaries may take the actions described in this sub-bullet solely to the extent necessary to permit a third party to make, on a confidential basis to the Company Board, an Acquisition Proposal and (b) the Company complies with the obligations under the Merger Agreement to promptly notify Parent of such matter; or

•
resolve or agree to do any of the foregoing.

The Company and its Subsidiaries will, and will direct their Representatives to, immediately cease any solicitation, encouragement, discussions or negotiations with any persons that may be ongoing with respect to an Acquisition Proposal or any inquiries, proposals, offers or requests that could reasonably be expected to lead to an Acquisition Proposal. As promptly as reasonably practicable (and in any event within three (3) business days) following the date of the Merger Agreement, the Company had an obligation to request the prompt return or destruction (to the extent provided for by the applicable confidentiality agreement) of all non-public information previously furnished to any person (other than Parent) that has, within the one-year period prior to the date of the Merger Agreement, made or indicated an intention to make an Acquisition Proposal and the Company had an obligation, within one (1) business day following the date of the

Merger Agreement, to cause its subsidiaries to, terminate access by any third person who has made or would reasonably be expected to make an Acquisition Proposal (other than Parent and its Representatives) to any data room (virtual or actual) containing any confidential information of the Company or any of its subsidiaries.
If at any time on or after the date of the Merger Agreement and prior to the Offer Acceptance Time the Company or any of its subsidiaries or any of their Representatives receives an unsolicited bona fide written Acquisition Proposal from any person or group of persons, which Acquisition Proposal was made or renewed on or after the date of the date of the Merger Agreement and did not result from a material breach of the no solicitation section of the Merger Agreement, (a) the Company and its Representatives may contact such person or group of persons solely to clarify the terms and conditions thereof and inform such person or group of persons of the terms of the no solicitation section of the Merger Agreement and (b) if the Company Board determines in good faith, (i) after consultation with the Company’s financial advisors and outside legal counsel, that such Acquisition Proposal constitutes or would reasonably be expected to lead to a Superior Offer, and (ii) after consultation with the Company’s outside legal counsel, that the failure to take such action described in the following clauses (A) and (B) would be inconsistent with the fiduciary duties of the Company Board to the Company’s stockholders under applicable Legal Requirements, then the Company and its Representatives may (A) furnish, pursuant to (but only pursuant to) a confidentiality agreement with such person on terms that are no less favorable to the Company than those contained in the Confidentiality Agreement and does not prohibit the Company from providing any information to Parent in accordance with the terms of the Merger Agreement (an “Acceptable Confidentiality Agreement”), information (including non-public information) with respect to the Company and its subsidiaries to the person or group of persons who has made such Acquisition Proposal; provided that the Company shall concurrently provide to Parent any non-public information concerning the Company and its subsidiaries that is provided to any person to the extent access to such information was not previously provided to Parent or its Representatives and (B) engage in or otherwise participate in discussions or negotiations with the person or group of persons making such Acquisition Proposal. The Company will provide Parent with an accurate and complete copy of any Acceptable Confidentiality Agreement promptly (and in any event within one day) of the execution thereof.
During the Pre-Closing Period, the Company will promptly (and in any event within the shorter of one (1) business day or thirty-six (36) hours) notify Parent if any inquiries, proposals or offers with respect to, or that could reasonably be expected to lead to, an Acquisition Proposal, or any initial request for non-public information concerning the Company from any person or group who has made or could reasonably be expected to make an Acquisition Proposal, in each case, are received by the Company or any of its subsidiaries or any Representative thereof and provide to Parent unredacted copies of any written requests, inquiries, proposals or offers or other materials, including proposed agreements and summaries of the material terms and conditions of any oral requests, inquiries, proposals or offers (including any proposed term sheet, letter of intent, acquisition agreement or similar agreement with respect thereto), the name of such person or group and a summary of any material unwritten terms and conditions thereof, and the nature of any information requested. The Company will keep Parent reasonably informed of any material developments, discussions or negotiations regarding any Acquisition Proposal or any requests, inquiries, proposals or offers (including by furnishing copies of any further amendments thereto) on a prompt basis (and in any event within the shorter of one (1) business day or thirty-six (36) hours of such material development, discussion or negotiation). Upon the request of Parent, the Company will reasonably inform Parent of the status of such Acquisition Proposal.
Subject to the terms and conditions of the Merger Agreement, neither the Company Board nor any committee thereof shall (a)(i) withdraw or withhold (or modify or qualify in a manner adverse to Parent or Purchaser), or publicly propose to withdraw or withhold (or modify or qualify in a manner adverse to Parent or Purchaser), the Company Board Recommendation, (ii) fail to include the Company Board Recommendation in the Schedule 14D-9 or (iii) adopt, approve, recommend or declare advisable, or resolve, agree or publicly propose to adopt, approve, recommend or declare advisable, any Acquisition Proposal (any action described in the foregoing clauses being referred to as a “Company Adverse Change Recommendation”); or (b) adopt, approve, recommend or declare advisable, or propose to approve, recommend or declare advisable, or allow the Company to execute or enter into any contract or agreement (other than an Acceptable Confidentiality Agreement) with respect to, or that would reasonably be expected to lead to, any Acquisition Proposal, or that requires, or is reasonably expected to cause, the Company to abandon, terminate, delay or fail to consummate, or that would otherwise materially impede, interfere with or be inconsistent with, the transactions contemplated by the Merger Agreement, including the Offer and the Merger.
Despite the foregoing and prior to the Offer Acceptance Time:
(a)
if the Company has received a bona fide written Acquisition Proposal (which Acquisition Proposal did not arise out of a material breach of the no solicitation section of the Merger Agreement) from any person that has not been withdrawn and after consultation with the Company’s financial advisors and outside legal counsel, the Company Board has determined, in good faith, that such Acquisition Proposal is a Superior Offer, (i) the Company Board may make a Company Adverse Change Recommendation or (ii) the Company may terminate the Merger Agreement to enter into a Specified Agreement (as defined below) with respect to such Superior Offer (so long as, prior to and as a condition to the effectiveness of, such termination, the Company pays to Parent the termination fee payable pursuant to the Merger Agreement), in each case, if and only if: (A) the Company Board determines in good faith, after consultation with the Company’s outside legal counsel, that the failure to do so would be inconsistent with the fiduciary duties of the Company Board to the Company’s stockholders under applicable laws; (B) the Company has given Parent prior written notice of its intention to consider making a Company Adverse Change Recommendation or terminate the Merger Agreement at least four business days prior to making any such Company Adverse Change Recommendation or termination (a “Determination Notice”) (which notice will not constitute a Company Adverse Change Recommendation) and, to the extent desired by Parent, during such four-business day period will have negotiated in good faith with respect to any revisions to the terms of the Merger Agreement or another proposal to the extent proposed by Parent so that such Acquisition Proposal would cease to constitute a Superior Offer; and (C) (1) the Company has provided to Parent information with respect to such Acquisition Proposal contemplated to be provided in accordance with the terms of the Merger Agreement, (2) the Company has given Parent the four-business day period after the Determination Notice to propose revisions to the terms of the Merger Agreement or make another proposal so that such Acquisition Proposal would cease to constitute a Superior Offer, and (3) after giving effect to any written proposals and any revised terms made by Parent in writing during such period, if any, after consultation with the Company’s financial advisors and outside legal counsel, the Company Board has determined, in good faith, that such Acquisition Proposal is a Superior Offer and, after consultation with the Company’s outside legal counsel, that the failure to make the Company Adverse Change Recommendation or terminate the Merger Agreement would be inconsistent with the fiduciary duties of the Company Board to the Company’s stockholders under applicable laws. The foregoing provisions will also apply to any change to any of the financial terms (including the form, amount and timing of payment of consideration) or any other material amendment or modification to any Acquisition Proposal and require a new Determination Notice, except that for purposes of the foregoing the references to four business days will be deemed to be three business days; and

(b)
other than in connection with an Acquisition Proposal, the Company Board may make a Company Adverse Change Recommendation in response to a Change in Circumstance, if and only if: (i) the Company Board determines in good faith, after consultation with the Company’s outside legal counsel, that the failure to do so would be inconsistent with the fiduciary duties of the Company Board to the Company’s stockholders under applicable laws; (ii) the Company has given Parent a Determination Notice at least four business days prior to making any such Company Adverse Change Recommendation and, to the extent desired by Parent, during such four-business day period has negotiated in good faith with respect to any revisions to the terms of the Merger Agreement or another proposal to the extent proposed by Parent so that a Company Adverse Change Recommendation would no longer be necessary; and (iii) (A) the Company has specified in reasonable detail the facts and circumstances underlying the Change in Circumstance that render a Company Adverse Change Recommendation necessary, (B) the Company has given Parent the four-business day period after the Determination Notice to propose revisions to the terms of the Merger Agreement or make another proposal so that a Company Adverse Change Recommendation would no longer be necessary, and (C) after considering the results of any such negotiations and giving effect to the proposals made by Parent, if any, after consultation with outside legal counsel, the Company Board has determined, in good faith, that the failure to make the Company Adverse Change Recommendation in response to such Change in Circumstance would be inconsistent with the fiduciary duties of the Company Board to the Company’s stockholders under applicable Legal Requirements. The forgoing provisions will also apply to any material change to the facts and circumstances relating to such Change in Circumstance and require a new Determination Notice, except that for purposes of such subsequent Determination Notice, the references to four business days will be deemed to be two business days.
Nothing contained in the Merger Agreement prohibits the Company or the Company Board from (a) taking and disclosing to the holders of Shares a position contemplated by Rule 14e-2(a) and Rule 14d-9 promulgated under the Exchange Act, (b) making any “stop, look and listen” communication pursuant to Rule 14d-9(f) promulgated under the Exchange Act or (c) making any disclosure to its stockholders if the Company Board determines, in good faith, after consultation with outside counsel, that the failure to make such statement would be inconsistent with its fiduciary duties under applicable law (provided that this paragraph will not be construed to exclude such communications from the definition of “Company Adverse Change Recommendation”).
“Acquisition Proposal” means any proposal or offer from any person (other than Parent and its affiliates) or “group,” within the meaning of Section 13(d) of the Exchange Act, including any amendment or modification to any such proposal or offer, relating to, in a single transaction or series of related transactions, any (a) acquisition, lease, exchange, transfer or other disposition or license of assets (including intellectual property rights) of the Company and its Subsidiaries equal to fifteen percent (15%) or more of the Company’s consolidated assets or to which fifteen percent (15%) or more of the Company’s revenues or earnings on a consolidated basis are attributable, (b) issuance or acquisition of fifteen percent (15%) or more of the outstanding Shares or other voting or equity securities of the Company, (c) recapitalization, tender offer or exchange offer that if consummated would result in any person or group beneficially owning fifteen percent (15%) or more of the outstanding Shares, (d) acquisition or license of all or substantially all of the rights to the Company’s product candidates FS118 and FS222 or (e) merger, consolidation, amalgamation, share exchange, business combination, recapitalization, liquidation, dissolution or similar transaction involving the Company that if consummated would result in any Person or group beneficially owning fifteen percent (15%) or more of the outstanding Shares or other voting or equity securities of the Company, in each case other than the transactions contemplated by the Merger Agreement, including the Offer and the Merger.
“Superior Offer” means a bona fide written Acquisition Proposal that the Company Board determines, in its good faith judgement, after consultation with its outside legal counsel and its financial advisor(s), is reasonably likely to be consummated in accordance with its terms, taking into account all legal, regulatory, timing, and financing aspects (including certainty of closing) of the proposal and the person making the proposal and other aspects of the Acquisition Proposal that the Company Board deems relevant, is more favorable to the Company’s stockholders (solely in their capacity as such) from a financial point of view than the transactions contemplated by the Merger Agreement, including the Offer and the Merger (including after giving effect to written proposals, if any, made by Parent pursuant to its renegotiation of the terms of the Merger Agreement); provided that for purposes of the definition of “Superior Offer,” the references to “fifteen percent (15%)” in the definition of Acquisition Proposal shall be deemed to be references to “fifty percent (50%).”
“Change in Circumstance” means any event, fact, circumstance, development or occurrence that is material to the Company and its subsidiaries (taken as a whole) that (a) was neither known to the Company Board nor reasonably foreseeable as of or prior to the date of the merger Agreement and (b) does not relate to any Acquisition Proposal.
Employee Matters.   Parent will, and will cause the Surviving Corporation and each of its other subsidiaries to, for the period of one (1) year following the Effective Time, maintain for each individual employed by the Company or any of its subsidiaries as of immediately prior to the Effective Time and who continues to be employed by the Surviving Corporation (or any Affiliate thereof) during such one year period (each, a “Continuing Employee”) (a) a base salary (or base wage rate, as the case may be) and target annual cash incentive opportunities, each of which is no less favorable than the base salary (or base wage rate, as the case may be) and target annual cash incentive opportunities provided to such Continuing Employee immediately prior to the Effective Time, (b) commission targets (excluding equity incentive compensation or any equivalent long-term incentive compensation) that are substantially comparable in the aggregate to the commission targets provided to such Continuing Employee immediately prior to the Effective Time and (c) health and welfare benefits (excluding, for the avoidance of doubt, equity incentive compensation or any equivalent long-term incentive compensation) that are at least substantially comparable in the aggregate to those provided to such Continuing Employee by the Company and its subsidiaries immediately prior to the Effective Time (including by permitting such Continuing Employees to participate in the plans provided by Parent or its affiliates to their respective similarly situated employees). Notwithstanding the foregoing, Parent will assume and honor, and will cause the Surviving Corporation and their respective affiliates to assume and honor those employee plans set forth in the Company Disclosure Schedule that provide for severance payments and benefits to any Continuing Employee whose employment ends for a severance-qualifying reason pursuant to such employee plan to the extent such severance payments and benefits are substantially comparable or more favorable to the Continuing Employees than the benefit plans sponsored by Parent or its Affiliates that would otherwise provide severance payments and benefits to the Continuing Employees.
Parent will use commercially reasonable efforts to ensure that each Continuing Employee will be given service credit for all purposes, including for eligibility to participate, benefit levels (including levels of benefits under Parent’s vacation policy) and eligibility for vesting under applicable Parent employee benefit plans and arrangements with respect to his or her length of service with the Company (and its predecessors) prior to the Closing Date, provided that the foregoing will not result in the duplication of benefits, or the funding thereof, or to benefit accrual under any pension plan.
To the extent relevant for vesting, eligibility or allowances (including any paid time off) under any benefit plan of Parent, Parent will use commercially reasonable efforts to (a) waive all limitations as to pre-existing conditions, exclusions and waiting periods with respect to participation and coverage requirements applicable to the Continuing Employees, to the extent that such conditions, exclusions and waiting periods would not apply under a similar employee benefit plan in which such employees participated prior to the Effective Time and (b) ensure that such health or welfare benefit plan will, for purposes of eligibility, vesting, deductibles, co-payments and out-of-pocket maximums and allowances (including paid time off), credit Continuing Employees for service and amounts paid prior to the Effective Time with the Company to the same extent that such service and amounts paid were recognized prior to the Effective Time under the corresponding health or welfare benefit plan of the Company.
Indemnification of Directors and Officers.   Parent and Purchaser will cause the Surviving Corporation’s certificate of incorporation and bylaws to contain provisions no less favorable with respect to indemnification, advancement of expenses and exculpation from liabilities of present and former directors, officers and employees of the Company than are currently provided in the Company’s Certificate of Incorporation and Bylaws, which provisions will not be amended, repealed or otherwise modified in any manner that would adversely affect the rights thereunder of any such individuals until six (6) years from the Effective Time. The Surviving Corporation will, as permitted under applicable law, indemnify each current (as of the Effective Time) or former director or officer of the Company against all losses, claims, damages, liabilities, fees, expenses, judgments or fines incurred by such person as an officer or director of the Company or any of its Subsidiaries in connection with any legal proceeding (prior to, at, or after the Effective Time). Subject to and in accordance with the terms of the Merger Agreement, until six (6) years from the Effective Time, the Surviving Corporation (and its successors and assigns) will advance reasonable and documented out-of-pocket costs and expenses (including reasonably and documented attorneys’ fees) incurred by such directors and officers in connection with the foregoing. The Merger Agreement also provides that, from the Effective Time until the sixth (6th) anniversary of the Effective Time, the Surviving Corporation will, and Parent will cause the Surviving Corporation to, maintain, in effect, the existing policy of the directors’ and officers’ liability insurance maintained by the Company as of the date of the Merger Agreement (the “Existing D&O Policy”); provided that Parent or the Surviving Corporation will not be required to pay annual premiums for the Existing D&O Policy (or for any substitute or “tail” policies) in excess of three hundred percent (300%) of the most recently paid annual premium for the Existing D&O Policy. Parent will, and will cause Purchaser, to maintain such policy for its full term and continue to honor the obligations thereunder. In addition, if SBP, Parent or the Surviving Corporation (or any of their respective its successors or assigns) consolidates with or merges into any other entity or transfers all or a majority of its assets and properties to any person, the proper provision will be made so that the successors or assigns of Parent or the Surviving Corporation assume these indemnification obligations.
Filings, Consents and Approvals.   Each of SBP, Parent, Purchaser and the Company will use their respective reasonable best efforts to take, or cause to be taken, all actions, to file, or cause to be filed, all necessary documentation and information with any governmental body to consummate and make effective the transactions contemplated by the Merger Agreement, including the Offer and the Merger, as soon as reasonably practicable, including (a) the obtaining of all necessary actions or nonactions, waivers, consents, clearances, decisions, declarations, approvals and, expirations or terminations of waiting periods from governmental bodies and the making of all necessary registrations and filings and the taking of all reasonable steps as may be necessary to obtain any such consent, decision, declaration, approval, clearance or waiver, or expiration or termination of a waiting period by or from, or to avoid an action or proceeding by, any governmental body, (b) the obtaining of all necessary consents, authorizations, approvals or waivers from third parties and (c) the execution and delivery of any additional instruments necessary to consummate the transactions contemplated by the Merger agreement, including the Offer and the Merger.
However, the foregoing shall not require the Company or any of its subsidiaries to pay prior to the Effective Time any fee, penalty or other consideration or otherwise make any accommodation, commitment or incur any liability or obligation to any third-party to obtain any consent or approval required for the consummation of the transactions contemplated by the Merger Agreement, including the Offer and the Merger, under any contract or agreement to which the Company or any of its subsidiaries is party.
Subject to the terms and conditions of the Merger Agreement, each of SBP, Parent, Purchaser and the Company will (and will cause their respective affiliates, if applicable, to):
•
promptly (but in no event later than ten (10) business days after the date of the Merger Agreement), make an appropriate filing of all notification and report forms as required by the HSR Act with respect to the transactions contemplated by the Merger Agreement, including the Offer and the Merger;

•
promptly (but in no event later than ten (10) business days after the date of the Merger Agreement), make all other filings, notifications or other consents (or where required by an applicable law a draft thereof) (i) as may be required to be made or obtained by such party under foreign Antitrust Laws and (ii) as may be required to satisfy the voluntary filing regime of CFIUS;

•
promptly (but in no event later than ten (10) business days after the date of the Merger Agreement) so long as the Company uses reasonable best efforts to promptly provide all information that is necessary and reasonably requested by Parent to, make all draft filings, notifications or other consents as may be required to satisfy the voluntary filing regime of the applicable governmental body under the NSIA; provided, that in the event the applicable governmental body under the NSIA requests any updates to such draft filings, notifications or consents, the parties will promptly (but in no event later than five (5) business days after receipt of such request by Parent and the Company), make appropriate updates to such draft filings, notifications or consents and resubmit such updated drafts to the applicable governmental body under the NSIA;

•
cooperate with each other in determining whether, and promptly preparing and making, any other filings or notifications or other consents required to be made with, or obtained from, any other governmental bodies, including in accordance with any applicable laws regulating foreign investment screening, national security or trade regulation (collectively, “Foreign Direct Investment Laws”) (whether mandatory or in connection with a voluntary file regime), in connection with the transactions contemplated by the Merger Agreement, including the Offer and the Merger; and

•
expeditiously supply any additional information that reasonably may be required or requested, including but not limited to any second request, by the U.S. Federal Trade Commission (the “FTC”) or the U.S. Department of Justice (the “DOJ”), CFIUS, or any foreign or domestic governmental body responsible for the enforcement of any Antitrust Law or Foreign Direct Investment Law (including but not limited to the NSIA).

Without limiting the foregoing, Parent and the Company agree that (a) a voluntary notification is necessary and should be submitted to CFIUS under 31 C.F.R. § 800 subpart E and all appropriate filings of all notifications and report forms will be made to such Governmental Body in accordance with such Foreign Direct Investment Laws no later than ten (10) business days after the date of the Merger Agreement and (b) a voluntary notification is necessary and should be submitted to the applicable governmental body under the NSIA and all appropriate draft filings of all notifications and report forms will be made to such governmental body in accordance with such Foreign Direct Investment Laws no later than ten (10) business days after the date of the Merger Agreement so long as the Company uses reasonably best efforts to promptly provide all information that is necessary and reasonably requested by Parent to make such draft filings and all updates to such draft filings shall be resubmitted no later than five (5) business days after the receipt by Parent and the Company of a request from the applicable Governmental Body under the NSIA to update such draft filings.
Neither Parent nor any of its affiliates will have any obligation to (a) negotiate, commit to or effect, by consent decree, mitigation agreement, national security agreement, hold separate order or otherwise, the sale, lease, license, divestiture or disposition of any assets, rights, product lines, or businesses of the Company, Parent or any of their respective affiliates or subsidiaries, (b) terminate existing relationships, contractual rights or obligations of the Company, Parent or any of their respective affiliates or subsidiaries, (c) terminate any venture or other arrangement, (d) create any relationship, contractual rights or obligations of the Company, Parent or any of their respective affiliates or subsidiaries, (e) effectuate any other change or restructuring of the Company, Parent or any of their respective affiliates or subsidiaries and (f) otherwise take or commit to take any actions with respect to the businesses, product lines or assets the Company, Parent or any of their respective affiliates or subsidiaries.
Each of SBP, Parent, Purchaser and the Company will use reasonable best efforts to, among others, cooperate and consult with each other in connection with any such filing or submission and to promptly inform the other of any legal proceeding brought by or communication from any governmental body in connection with the transactions contemplated by the Merger Agreement, including the Offer and the Merger. Parent will have the principal responsibility for determining and implementing the strategy for obtaining any necessary actions or nonactions, waivers, consents, clearances, decisions, declarations, approvals and, expirations or terminations of waiting periods from Governmental Bodies (including with respect to timing and potential ways to address any concerns that may be raised) and will lead and direct all submissions to, meetings, negotiations and communications with any Governmental Body in connection with matters related to any Antitrust Law and any Foreign Direct Investment Laws. Purchaser will pay all filing fees under the HSR Act and for any other filing made to a Governmental Body, but the Company will bear its own costs for the preparation of any such filings. Neither party will commit to or agree with any Governmental Body to stay, toll or extend, directly or indirectly, any applicable waiting period, or pull and refile any filing or notice to a Governmental Body, in each case, without the prior written consent of the other (which will not be unreasonably withheld, conditioned or delayed).
From the date of the Merger Agreement through the Effective Time or termination of the Merger Agreement, Parent will not directly or indirectly, acquire or agree to acquire any assets, business or any person, whether by merger, consolidation, purchasing a substantial portion of the assets of or equity in any person or by any other manner or engage in any other transaction, if the entering into of an agreement relating to or the consummation of such acquisition, merger, consolidation or purchase or other transaction would reasonably be expected to (a) impose any material delay in the expiration or termination of any applicable waiting period or impose any material delay in the obtaining of, or increase the risk of not obtaining, any authorization, consent, clearance, approval or order of a governmental body necessary to consummate the Offer, the Merger and the other transactions contemplated by the Merger Agreement, including any approvals and expiration of waiting or review periods pursuant to the HSR Act, the DPA or any other applicable laws, (b) materially increase the risk of any governmental body entering, or materially increase the risk of not being able to remove or successfully challenge, any permanent, preliminary or temporary injunction or other order, decree, decision, determination or judgment that would delay, restrain, prevent, enjoin or otherwise prohibit consummation of the Offer, the Merger and the other transactions contemplated by the Merger Agreement or (c) otherwise materially delay or materially impede the consummation of the Offer, the Merger and the other transactions contemplated by the Merger Agreement.

Approval of Compensation Actions.   Prior to the Offer Acceptance Time, the compensation committee of the Company Board has taken or will take all such actions as may be required to approve, as an employment compensation, severance or other employee benefit arrangement in accordance with Rule 14d-10(d)(2) under the Exchange Act and the instructions thereto, each agreement, arrangement or understanding between, among others, Parent, Purchaser, the Company or any of their respective affiliates and any of the officers, directors or employees of the Company that are effective as of the date of the Merger Agreement or are entered into after the date of the Merger Agreement and prior to the Offer Acceptance Time.
Securityholder Litigation.   The Company will promptly notify and keep informed Parent of any litigation relating to the Merger Agreement and the transaction contemplated thereby. The Company will control any such litigation and will give Parent an opportunity to review and comment in advance of any material filings or responses to be made by the Company in connection with any such litigation, and the Company will in good faith take such comments into account. The Company will not settle any stockholder litigation without the prior written consent of Parent, subject to certain exceptions.
Other Covenants and Agreements.   The Merger Agreement contains other customary covenants and agreements, including covenants described below:
•
Parent and the Company will obtain the approval of the other party prior to making any public statement relating to the transaction contemplated by the Merger Agreement, subject to certain exceptions.

•
Parent and the Company will promptly notify the other party of an event that (a) has had or would reasonably be expected to result in a Material Adverse Effect or Purchaser Material Adverse Effect, as applicable, or (b) is reasonably likely to result in the failure of any of the conditions set forth in the Merger Agreement as described below under “Conditions of Merger” and in Section 15 — “Conditions of the Offer” to be satisfied by the End Date.

•
Parent and the Company will use commercially reasonable efforts to obtain certain consents or authorizations from or provide certain notices of the transactions contemplated by Merger Agreement, including the Offer and the Merger, to certain third parties.

Conditions of Merger.   The respective obligations of each of SBP, Parent, Purchaser and the Company to effect the Merger are subject to the satisfaction at or prior to the Closing of each of the following conditions:
(a)
No judgment, temporary restraining order, preliminary or permanent injunction or other order preventing the consummation of the Merger issued by any governmental body of competent jurisdiction will be in effect. No law or order will have been promulgated, entered, enforced, enacted, issued or deemed applicable to the Merger by any governmental body which directly or indirectly prohibits, or makes illegal the consummation of the Merger; and

(b)
Purchaser (or Parent on behalf of Purchaser) has accepted for payment all of the Shares validly tendered pursuant to the offer and not validly withdrawn.

Termination.   The Merger Agreement may be terminated and the Offer and the Merger may be abandoned, at any time prior to the Effective Time, as follows:
•
by mutual written consent of Parent and the Company;

•
by either Parent or the Company if:

(a)
the Offer (as it may have been extended in accordance with the Merger Agreement) has expired or has been terminated or withdrawn pursuant to its terms and the Merger Agreement without the acceptance for payment of Shares pursuant to the Offer; provided, however, that this termination right is not available to Parent or the Company if the failure of the acceptance for payment of Shares pursuant to the Offer is attributable primarily to a failure on the part of such party to perform in any material respect any covenant or obligation in the Merger Agreement required to be performed by such party at or prior to the acceptance for payment of Shares pursuant to the Offer (any termination under the circumstances described in this clause “(a)”, a “Failure to Satisfy Offer Termination”);

(b)
a governmental body of competent jurisdiction has issued an order, decree or ruling, or has taken any other action, having the effect of permanently restraining, enjoining or otherwise prohibiting the acceptance for payment of Shares pursuant to the Offer or the Merger or making the consummation of the Offer or the Merger illegal, which order, decree, ruling or other action is final and nonappealable; provided, however, that this termination right is not available to Parent or the Company if the issuance of such final and nonappealable order, decree, ruling or other action is attributable primarily to a failure on the part of such party to perform in any material respect any covenant or obligation in the Merger Agreement required to be performed by such party at or prior to the Effective Time (any termination under the circumstances described in this clause “(b)”, a “Legal Restriction Termination”); or

(c)
the Offer Acceptance Time has not occurred on or prior to 5 p.m. Eastern Time on October 20, 2022 (such date, the “End Date”); provided, however, that this termination right is not available to Parent or the Company if the failure of the Offer Acceptance Time to occur prior to the End Date is attributable primarily to the failure on the part of such party to perform in any material respect any covenant or obligation in the Merger Agreement required to be performed by such party; provided, further, that if on the End Date all of the conditions set forth in Section 15 — “Conditions of the Offer”, other than the conditions set forth in clauses “(a)”, “(e)”, “(f)” or “(g)” of Section 15 — “Conditions of the Offer”, have been satisfied or waived by Parent or Purchaser, to the extent waivable by Parent or Purchaser (other than conditions that by their nature are to be satisfied at the Offer Acceptance Time, each of which is then capable of being satisfied), the End Date will be automatically extended to November 19, 2022 (and in the case of such extension, any reference to the End Date in any provision of the Merger Agreement) shall be a reference to the End Date as so extended) (any termination under the circumstances described in this clause “(c)”, an “End Date Termination”).

•
by the Company:

(d)
at any time prior to the Offer Acceptance Time, in order to accept a Superior Offer and substantially concurrently enter into a binding written definitive acquisition agreement providing for the consummation of a transaction which the Company Board has determined, in good faith, constitutes a Superior Offer (a “Specified Agreement”) in accordance with the terms of the Merger Agreement; provided that (i) the Company and its subsidiaries have complied in all material respects with the no solicitation section of the Merger Agreement and (ii) the Company has paid, or caused to be paid, to Parent the termination fee payable pursuant to the Merger Agreement, by wire transfer of immediately available funds prior to or concurrently with any such termination (any termination under the circumstances described in this clause “(d)”, a “Specified Agreement Termination”);

(e)
at any time prior to the Offer Acceptance Time, if (i) a breach of any representation or warranty contained in the Merger Agreement or failure to perform any covenant or obligation in the Merger Agreement on the part of Parent or Purchaser has occurred, which breach or failure has had or would reasonably be expected to have a Parent Material Adverse Effect, and (ii) such breach or failure to perform cannot be cured by Parent or Purchaser, as applicable, by the End Date, or if capable of being cured in such time period, has not been cured within thirty (30) days of the date the Company gives Parent written notice of such breach or failure to perform; provided, however, that, that this termination right is not available to the Company if the Company is then in breach of any representation, warranty, covenant or obligation under the Merger Agreement which breach would permit Parent to terminate the Merger Agreement pursuant to clause “(h)” of this Section “Termination”; or

(f)
if Purchaser has failed (i) to commence the Offer within ten (10) business days of the Merger Agreement without the prior written consent of the Company or (ii) to accept for payment all Shares validly tendered (and not validly withdrawn) pursuant to the Offer in violation of the Merger Agreement.

•
by Parent:

(g)
at any time prior to the Offer Acceptance Time, if: (i)(A) the Company Board has failed to include the Company Board Recommendation in the Schedule 14D-9 when mailed, or (B) there has been a Company Adverse Change Recommendation; (ii) the Company Board has failed to publicly reaffirm the Company Board Recommendation in accordance with the terms of the Merger Agreement (subject to certain limitations); or (iii) in the case of a tender offer or exchange offer subject to Regulation 14D under the Exchange Act other than the Offer, the Company Board (A) states that it recommends such tender or exchange offer or (B) fails to recommend rejection of such tender offer or exchange offer and reaffirm the Company Board Recommendation in a solicitation/recommendation Statement on Schedule 14D-9 in accordance with the terms of the Merger Agreement (any termination under the circumstances described in this clause “(g)”, a “Change of the Board Recommendation Termination”); or

(h)
at any time prior to the Offer Acceptance Time, if a breach of any representation or warranty contained in the Merger Agreement or failure to perform any covenant or obligation in the Merger Agreement on the part of the Company has occurred such that a condition set forth in clause “(b)”, “(c)” or “(h)” of Section 15 — “Conditions of the Offer” would not be satisfied and such breach or failure to perform cannot be cured by the Company by the End Date, or if capable of being cured in such time period, has not been cured within 30 days of the date Parent gives the Company written notice of such breach or failure to perform; provided, however, that, that this termination right is not available to Parent if either Parent or Purchaser is then in breach of any representation, warranty, covenant or obligation under the Merger Agreement which breach would permit the Company to terminate the Merger Agreement pursuant to clause “(e)” of this Section “Termination” (any termination under the circumstances described in this clause “(h)”, a “Company Breach Termination”).

Effect of Termination.   If the Merger Agreement is terminated pursuant to this Termination Section, the Merger Agreement (other than certain specified sections) will become void and of no effect with no liability on the part of SBP, Parent, Purchaser or the Company (or any of their respective Representatives), provided, however, that no such termination will relieve any person of any liability for damages resulting from a material breach of any covenant or agreement set forth in the Merger Agreement that is the consequence of an act, or failure to act, undertaken by the breaching person with the actual knowledge that the taking of such act, or failure to act, would result in a material breach of the Merger Agreement (a “Willful Breach”).
•
In the event that:

(a)
the Merger Agreement is terminated by the Company in the event of a Specified Agreement Termination;

(b)
the Merger Agreement is terminated by Parent in the event of a Change of the Board Recommendation Termination, or at the time the Merger Agreement is otherwise terminated, Parent had the right to terminate the Merger Agreement in respect of a Change of the Board Recommendation Termination; or

(c)
(i) the Merger Agreement is terminated by Parent or the Company pursuant to the End Date Termination (provided that (A) at the time of any such termination, the Minimum Condition is not satisfied and (B) with respect to any such termination by the Company, the right to terminate pursuant to the End Date Termination is then available to Parent) or the Failure to Satisfy Offer Termination, or by Parent pursuant to a Company Breach Termination resulting from a breach by the Company of its obligations under the no solicitation section of the Merger Agreement, or a Willful Breach of the Company to file the Schedule 14D-9 or to comply with its obligations under the filings, consents and approvals provision in the Merger Agreement, (ii) any person has publicly disclosed a bona fide Acquisition Proposal, or any Acquisition Proposal has been communicated to the Company Board, in each case after the date of the Merger Agreement and prior to such termination (unless such Acquisition Proposal was withdrawn at least two (2) business days prior to such termination (such withdrawal to be public, if such Acquisition Proposal shall have been publicly disclosed)) and (iii) within twelve (12) months of such termination the Company has entered into a definitive agreement with respect to, or consummated, an Acquisition Proposal (provided that for purposes of this clause (iii) the references to “fifteen percent (15%)” in the definition of “Acquisition Proposal” will be deemed to be references to “fifty percent (50%)”), then the Company will pay Parent a termination fee of $7,250,000 (the “Company Termination Fee”).
Any payment of the Company Termination Fee required to be made (1) pursuant to clause (a) above will be paid on the date that the Specified Agreement is executed, (2) pursuant to clause (b) above will be paid within two (2) business days after such termination and (3) pursuant to clause (c) above will be paid to Parent prior to or concurrently with the earlier of entering into the definitive agreement with respect to, or consummating the Acquisition Proposal referred to in clause (c)(iii) above. The Company will not be required to pay the Company Termination Fee more than once.
Except in the case of Fraud or Willful Breach of the Merger Agreement by the Company, in the event the Company Termination Fee payable pursuant to the above is paid to Parent, Parent’s right to receive the Company Termination Fee is the sole and exclusive remedy of SBP, Parent and Purchaser in respect of any loss suffered as a result of the failure of the Offer to the Merger to be consummated or for a breach or failure of the Company to perform under the Merger Agreement.
If the Company fails to promptly pay the Company Termination Fee and, Parent commences a suit in order to collect such payment that results in a judgment against the Company for the amount of the Company Termination Fee, the Company will pay to Parent interest on such amount at the prime rate as published in the Wall Street Journal in effect on the date such payment was required to be made through the date such payment was actually received.
Equity Financing; Securities Purchase Agreement.   In the event that the Merger Agreement is terminated pursuant to (a) a Legal Restriction Termination, if the issuance of the relevant order, decree or ruling, or the taking of the relevant action, is pursuant to any Foreign Direct Investment Law or (b) an End Date Termination, if the failure of the Offer Acceptance Time to have occurred by the End Date (not taking into the account whether the Minimum Condition is then satisfied) is a result of the failure to satisfy the Foreign Investment Condition (as defined below) on or before such date, then the Company may elect to consummate the Equity Financing (as defined below), which election may be made in the Company’s sole discretion, by delivering to Parent within ten (10) business days of any such termination, a written notice (the “Financing Election Notice”) of its decision to elect to consummate the Equity Financing, and thereupon, within one (1) business day of the Company’s delivery of the Financing Election Notice to Parent, the Company, Parent, Purchaser and SBP will execute and deliver a securities purchase agreement (the “Securities Purchase Agreement”), pursuant to which the Company will issue Parent (or its applicable affiliate(s)), shares of Common Stock for an aggregate purchase price of $12,000,000 at a purchase price per share equal to $4.49 per share; provided, however, that (i) if the volume weighted average of the closing price per share of Common Stock for the five trading days immediately preceding the date of the execution of the Securities Purchase Agreement as reported by Bloomberg L.P. (the “5-day VWAP Price”) is greater than $4.49, then the purchase price shall be an amount equal to the lesser of (A) the 5-day VWAP Price and (B) $7.12, or (ii) if the Company is conducting a concurrent placement of shares of Common Stock, in which case the purchase price shall be calculated pursuant to this clause (ii) only, then the purchase price shall be an amount equal to the lesser of (A) the same price per share of Common Stock paid by the investors in connection with such placement, (B) if the 5-day VWAP Price is greater than $4.49, then the 5-day VWAP Price, and (C) $7.12 (the “Equity Financing”).
Concurrently with the entry into the Merger Agreement, Parent has deposited $12,000,000 in cash (the “Equity Financing Funds”), free and clear of any encumbrances, in a segregated bank account in London, United Kingdom at HSBC UK Bank Plc to satisfy the payment of the Equity Financing. During the period from the date of the Merger Agreement until the earliest of (a) the Effective Time, (b) the consummation of the Equity Financing or (c) if the Merger Agreement is terminated in circumstances in which the Equity Financing is not payable in accordance with the terms of the Merger Agreement, Parent will ensure that the Equity Financing Funds held in such bank will equal or exceed $12,000,000 and remain free and clear of any encumbrances and will provide to the Company periodic account balance statements of such account in accordance with the terms of the Merger Agreement, and none of Parent, any of Parent’s affiliates or any of their respective Representatives will sell, deliver, pledge, transfer, assign or encumber or authorize the foregoing with respect to the Equity Financing Funds in such bank, including any such sales, deliveries, transfers or assignments to another bank, bank account or bank location without the Company’s prior written consent.
Any dispute related to the Equity Financing or the Company’s right to consummate the Equity Financing will be determined by arbitration in Wilmington, Delaware before one arbitrator. Any such arbitration will be administered by JAMs pursuant to its Streamlined Arbitration Rules and Procedures. The arbitrator will award the Company its reasonable and documented costs and expenses (including reasonable and documented attorneys’ fees), to the extent the Company is the prevailing party, in connection with such arbitration, together with interest on such amount at the prime rate as published in the Wall Street Journal in effect on the date such payment was required to be made through the date such payment was actually received.
In connection with the Equity Financing and pursuant to the Securities Purchase Agreement, Parent will be granted the right to appoint a director to the Company Board, subject to certain limitations, including regulatory approval from CFIUS, approval of the Company Board and Parent holding at least five percent (5.0%) of the issued and outstanding shares of Common Stock. If CFIUS regulations prohibit the appointment of a director to the Company Board, Parent will be granted the right to appoint an observer to the Company Board, subject to certain limitations, including regulatory approval from CFIUS. Parent will also be granted customary registration rights to register the shares of Common Stock issued and sold to Parent (or its applicable affiliate(s)) in accordance with the Securities Purchase Agreement.
Pursuant to the Securities Purchase Agreement, each of Parent, Purchaser and SBP will also agree to certain standstill provisions, including that, from the date of the Securities Purchase Agreement until the date of the next annual meeting of the Company’s stockholders (the “Standstill Period”), Parent, Purchaser and SBP will not, and will cause each of its controlled affiliates not to, among other things: (a) acquire any company securities or assets of the Company that would result in Parent, Purchaser or SBP, individually or collectively, together with their affiliates, having beneficial ownership of more than 14.99% of the Common Stock outstanding at such time; (b) engage in any solicitation of proxies or become a “participant” in a “solicitation”; (c) make any request for a stockholder list of materials or any other books and records of the Company under Section 220 of the DGCL or otherwise; (d) form, join, or in any way knowingly participate in any “group,” subject to certain exceptions; (e) deposit any shares of Common Stock in any voting trust or subject any shares of Common Stock to any arrangement or agreement with respect to the voting of any shares of Common Stock, subject to certain exceptions; or (f) make any proposal for consideration by stockholders at any annual or special meeting of stockholders of the Company, or make any offer or proposal (with or without conditions) with respect to any merger, tender (or exchange) offer or other acquisition or similar transaction, or publicly comment on any third party proposal regarding any merger, tender (or exchange) offer, acquisition or similar transaction.
This summary of the Securities Purchase Agreement is only a summary and is qualified in its entirety by reference to the form of Securities Purchase Agreement, which is filed as Exhibit (d)(2) of the Schedule TO and is incorporated herein by reference. For a complete understanding of the Securities Purchase Agreement, you are encouraged to read the full text of the form of Securities Purchase Agreement.
Payment of Discretionary Broker Fees.   The Company will not, and will not permit any of its subsidiaries to, make any payment of any discretionary fees, commissions or other similar voluntary payments to Morgan Stanley in respect of the transactions contemplated by the Merger Agreement, including the Offer and the Merger, prior to the Effective Time. The Company and Parent have agreed that any such discretionary payments in respect of the transactions contemplated by the Merger Agreement, including the Offer and the Merger will be made by the Surviving Corporation, as determined in the sole discretion of the board of directors of the Surviving Corporation, following the Effective Time.
Specific Performance.   SBP, Parent, Purchaser and the Company have agreed that, in the event of any breach of the Merger Agreement, irreparable damage would occur that monetary damages, even if available, would not be an adequate remedy. SBP, Parent, Purchaser and the Company further agreed that (subject to the provisions relating to the Equity Financing) they will be entitled to injunctions, specific performance or other equitable relief, in addition to any other remedy to which they are entitled under the Merger Agreement.

Expenses.   Except as otherwise provided therein, each of SBP, Parent, Purchaser and the Company will bear its own expenses in connection with the Merger Agreement and the transactions contemplated thereby.
Amendment.   The Merger Agreement may not be amended except by an instrument in writing signed by SBP, Parent, Purchaser and the Company prior to the Effective Time.
Waiver.   None of SBP, Parent, Purchaser or the Company will be deemed to have waived any claim arising out of the Merger Agreement, or any power, right, privilege or remedy under the Merger Agreement, unless the waiver of such claim, power, right, privilege or remedy is expressly set forth in a written instrument duly executed and delivered on behalf of such party; and any such waiver will not be applicable or have any effect except in the specific instance in which it is given.
Governing Law.   The Merger Agreement will be governed by, and construed in accordance, with the laws of the State of Delaware, regardless of the laws that might otherwise govern under applicable principles of conflicts of laws thereof. Subject to the provisions relating to the Equity Financing, in any action or proceeding arising out of or relating to the Merger Agreement or any of the transactions contemplated by the Merger Agreement, including the Offer and the Merger, each of SBP, Parent, Purchaser and the Company has irrevocably and unconditionally consented and submitted to the exclusive jurisdiction and venue of the Chancery Court of the State of Delaware and any state appellate court therefrom or, if such court lacks subject matter jurisdiction, the United States District Court sitting in New Castle County in the State of Delaware and any appellate court therefrom.
Offer Conditions.   The Offer Conditions are described in Section 15 — “Conditions of the Offer.”
Guarantee.   Pursuant to the Merger Agreement, SBP absolutely, unconditionally and irrevocably guarantees to the Company, as the primary obligor and not merely as surety, the due and punctual observance, payment, performance and discharge of the obligations of Parent and Purchaser pursuant to the Merger Agreement (the “Obligations”); provided, however, that in no event will the liability of SBP be any greater than the aggregate Obligations of Parent and Purchaser under the Merger Agreement.
Tender and Support Agreements
The following is a summary of the material provisions of the Tender and Support Agreement (as described below). The following description of the Tender and Support Agreement is only a summary and is qualified in its entirety by reference to the form of Tender and Support Agreement, a copy of which is filed as Exhibit (d)(3) of the Schedule TO and is incorporated herein by reference. For a complete understanding of the Tender and Support Agreement, you are encouraged to read the full text of the form of Tender and Support Agreement.
Concurrently with entering into the Merger Agreement, Parent and Purchaser entered into a Tender and Support Agreement dated June 22, 2022 (“Tender and Support Agreement”) with each of Eliot Forster, Ph.D., Darlene Deptula-Hicks, Louis Kayitalire, M.D., Neil Brewis, PhD., Nessan Bermingham, Ph.D., Edward Benz Jr., M.D., Geoffrey Race, David Arkowitz, Pamela Klein, M.D., and Todd Brady, M.D., Ph.D. (each a “Supporting Stockholder”).
As of July 5, 2022, the Supporting Stockholders collectively directly or indirectly own approximately 1.02% of all Shares issued and outstanding. Parent expressly disclaims beneficial ownership of all Shares covered by each Tender and Support Agreement.
The Tender and Support Agreement provides that, no later than ten (10) business days after the commencement of the Offer, each Supporting Stockholder will tender into the Offer all of the outstanding Shares beneficially owned by such Supporting Stockholder and any Shares subsequently acquired by such Supporting Stockholder (collectively, the “Subject Shares”). Each Supporting Stockholder agreed not to withdraw its Subject Shares unless its Tender and Support Agreement has been terminated.
Each Tender and Support Agreement also provides that, in connection with any meeting of stockholders of the Company, or any action by written consent, the applicable Supporting Stockholder will vote all of the Subject Shares against any Acquisition Proposal, or other proposal, action, agreement or transaction involving the Company that is intended, or would reasonably be expected to, impede, interfere with, delay, postpone, adversely effect, or prevent the consummation of the Offer or the Merger or the other transactions contemplated by the Merger Agreement.
The Supporting Stockholder, solely in its capacity as a stockholder of the Company, will not and will instruct its Representatives not to directly or indirectly:
•
continue any solicitation, knowing encouragement, discussions or negotiations with any persons that may be ongoing with respect to an Acquisition Proposal;

•
solicit, initiate or knowingly facilitate or knowingly encourage (including by way of providing non-public information) any inquiries, proposals or offers, or the making of any submission or announcement of any inquiry regarding, or the making of any proposal or offer that, constitutes or could reasonably be expected to lead to an Acquisition Proposal;

•
engage in, continue or otherwise participate in any discussions or negotiations regarding, or furnish to any person any non-public information in connection with, or for the purpose of soliciting or knowingly encouraging or facilitating, an Acquisition Proposal or any proposal or offer that could reasonably be expected to lead to an Acquisition Proposal (other than solely in response to an unsolicited inquiry to refer such person to the restrictions of the Merger Agreement and this provision of the Tender and Support Agreement so long as the discussion or response is limited to such referral);

•
enter into any letter of intent, acquisition agreement, agreement in principle or similar agreement with respect to an Acquisition Proposal or any proposal or offer that could reasonably be expected to lead to an Acquisition Proposal; or

•
knowingly encourage or recommend any other holder of Shares to vote against the Merger or to not tender Shares into the Offer.

The Tender and Support Agreement will terminate automatically upon the first to occur of (a) the termination of the Merger Agreement, (b) the Effective Time, (c) any decrease to the Offer Price, or (d) the termination of the Tender and Support Agreement by written notice from Parent to such Supporting Stockholder.
Confidentiality and Non-Disclosure Agreement
SBP and the Company entered into a Confidentiality and Non-Disclosure Agreement, dated December 17, 2021 (the “Confidentiality Agreement”). Under the terms of the Confidentiality Agreement, SBP agreed not to (a) use any confidential information of the Company for any purpose except for evaluating, negotiating and consummating a negotiated, mutually agreed transaction with the Company or (b) disclose any such confidential information to any other person, in each case, subject to certain exceptions. Parent also agreed to certain “standstill” provisions, which became applicable on December 17, 2021, and terminated when the Company publicly announced the signing of the Merger Agreement on June 23, 2022.
This summary of the Confidentiality Agreement is only a summary and is qualified in its entirety by reference to the Confidentiality Agreement, which is filed as Exhibit (d)(4) of the Schedule TO and is incorporated herein by reference.
Certain Employment Arrangement Changes
In connection with the Merger, certain changes will be made to the employment arrangements for key executives and officers, and certain payments may be made to such key executives and officers. All such payments and changes are detailed below.
Transition Services Agreement and Settlement Agreement.   On June 22, 2022, Eliot Forster, Ph.D., the Company’s President and Chief Executive Officer, entered into a transition services agreement (the “Transition Services Agreement”) and settlement agreement (the “Settlement Agreement”) with F-star Therapeutics Limited, a wholly-owned subsidiary of the Company (“FTL”) and Parent both conditional on the Closing. Under the Transition Services Agreement and Settlement Agreement, Dr. Forster acknowledged that

FTL had given him six (6) months’ notice of the termination of his employment with FTL, effective as of the Closing. Dr. Forster also agreed to continue to provide services to FTL and the Company as an adviser for a period of three (3) months (or such shorter period as may be agreed between the parties in writing), following which he will be placed on garden leave for the remainder of the notice period. After the Closing, he will report to the chief executive officer of Parent and will take all necessary steps to ensure an orderly and timely transition of responsibilities to his anticipated successor. Under the Settlement Agreement, FTL has agreed to pay Dr. Forster a sum of £706,759, plus a bonus in respect of 2022 and any part of 2023 during which he is employed (calculated on the basis of 50% of his annual salary and pro-rated where necessary), subject to certain conditions as set forth in the Settlement Agreement.
This summary of the Transition Services Agreement and Settlement Agreement is only a summary and is qualified in its entirety by reference to the Transition Services Agreement and Settlement Agreement, which is filed as Exhibit (d)(5) of the Schedule TO and is incorporated herein by reference.
Amendment to Neil Brewis Employment Agreement.   In July 2020, F-Star Biotechnology Limited (a wholly-owned subsidiary of the Company) entered into an employment agreement with Neil Brewis, Ph.D., DSc., setting forth the terms of his employment as chief scientific officer (which employment agreement was subsequently transferred to FTL on June 1, 2021). On June 22, 2022, Dr. Brewis’s employment agreement was amended (the “Amendment to Employment Agreement”) with effect from the Closing to provide (a) base annual salary increase to £400,000 with bonus potential of up to forty-five percent (45%) of annual base salary, (b) a retention award of £600,000, (c) future annual awards of SBP stock with a value at the date of grant equal to forty-five percent (45%) of his then applicable base salary and (d) a performance incentive of £400,000. Dr. Brewis will also receive a bonus of £25,000 at the Effective Time. Dr. Brewis is entitled to a sum equal to twelve (12) months’ base salary, in the event of a qualifying termination of employment within the twelve (12) month period following a change of control (not including the transaction contemplated by the Merger Agreement) or a sum equal to nine (9) months’ base salary, in the event of a qualifying termination of employment in the period from twelve (12) to twenty-four (24) months following a change of control (in each case less salary and benefits paid during the notice period or any payment in lieu of notice). In addition, in the event of such a qualifying termination within twelve (12) months of a change of control, all Company Options and Company RSUs will vest in full. Under the employment agreement, Dr. Brewis is subject to post-termination restrictions for a period of twelve (12) months following termination of employment or the commencement of garden leave.
This summary of the Amendment to Employment Agreement is only a summary and is qualified in its entirety by reference to the Amendment to Employment Agreement, which is filed as Exhibit (d)(6) of the Schedule TO and is incorporated herein by reference.
12.
Purpose of the Offer; Plans for the Company

Purpose of the Offer
The purpose of the Offer is for Parent, through Purchaser, to acquire control of, and would be the first step in Parent’s acquisition of the entire equity interest in, the Company. The Offer is intended to facilitate the acquisition of all outstanding Shares of the Company. The purpose of the Merger is to acquire all outstanding Shares not tendered and purchased pursuant to the Offer. If the Offer is consummated, Purchaser intends to complete the Merger as soon as practicable thereafter.
The Company Board has unanimously (a) determined that the Merger Agreement and the transactions contemplated thereby, including the Offer and the Merger, are advisable and fair to, and in the best interest of, the Company and the holders of the Shares, (b) agreed that the Merger shall be effected under Section 251(h) and other relevant provisions of the DGCL, (c) approved the execution, delivery and performance by the Company of the Merger Agreement and the consummation of the transactions contemplated thereby, including the Offer and the Merger, and (d) resolved to recommend that the holders of the Shares accept the Offer and tender their Shares to Purchaser pursuant to the Offer.
If the Offer is consummated, Purchaser will not seek approval of the Company remaining stockholders before effecting the Merger. Section 251(h) of the DGCL provides that following consummation of a successful tender offer for a public corporation, and subject to certain statutory provisions, if the acquirer holds at least the amount of shares of each class of stock of the constituent corporation that would otherwise be required to approve a merger for the constituent corporation, and the other stockholders receive the same consideration for their stock in the merger as was payable in the tender offer, the acquirer can effect a merger without the action of the other stockholders of the constituent corporation. Accordingly, if Purchaser consummates the Offer, Purchaser is required pursuant to the Merger Agreement to complete the Merger without a vote of the Company’s stockholders in accordance with Section 251(h) of the DGCL.
Plans for the Company
Except as otherwise provided herein, it is expected that, initially following the Merger, the business and operations of the Company will be continued substantially as they are currently being conducted. Following the Merger, the Company will be a direct wholly-owned subsidiary of Parent and an indirect subsidiary of SBP. Parent will continue to evaluate the business and operations of the Company during the pendency of the Offer and after the consummation of the Offer and the Merger and will take such actions as it deems appropriate under the circumstances then existing. Thereafter, SBP and Parent intends to review such information as part of a comprehensive review of the Company’s business, operations, capitalization and management with a view to optimizing the development of the Company’s potential in conjunction with the existing businesses of SBP and Parent.
Except as set forth in this Offer to Purchase and the Merger Agreement, SBP, Parent and Purchaser have no present plans or proposals that would relate to or result in (a) any extraordinary corporate transaction involving the Company or any of its subsidiaries (such as a merger, reorganization or liquidation), (b) any purchase, sale or transfer of a material amount of assets of the Company or any of its subsidiaries, (c) any material change in the Company’s capitalization or present dividend rate or policy, (d) any other material change in the Company’s corporate structure or business, (e) any change to the board of directors or management of the Company, (f) a class of securities of the Company being delisted from a national securities exchange or ceasing to be authorized to be quoted in an inter-dealer quotation system of a registered national securities association or (g) a class of equity securities of the Company being eligible for termination of registration pursuant to Section 12(g) of the Exchange Act.
13.
Certain Effects of the Offer

Because the Merger will be governed by Section 251(h) of the DGCL, no stockholder vote will be required to consummate the Merger. Promptly after the consummation of the Offer, and subject to the satisfaction of the remaining conditions set forth in the Merger Agreement, Purchaser and the Company will consummate the Merger as soon as practicable pursuant to Section 251(h). Immediately following the Merger, all of the outstanding Shares will be held by Parent.
Market for the Shares.   If the Offer is successful, there will be no market for the Shares because, subject to the satisfaction or waiver of certain conditions set forth in the Merger Agreement, Purchaser intends to consummate the Merger as promptly as practicable (but in any event no later than the first (1st) business day) following the satisfaction or waiver of the last to be satisfied or waived of the conditions set forth in Section 15 — “Conditions of the Offer” hereunder.
Stock Quotation.   Depending upon the number of Shares purchased pursuant to the Offer, Shares may no longer meet the requirements for continued listing on Nasdaq if, among other things, the Company does not meet the requirements for the number of publicly held Shares, the aggregate market value of the publicly held Shares or the number of market makers for the Shares. Parent will seek to cause the listing of Shares on Nasdaq to be discontinued as promptly as practicable (and in any event no more than ten (10) days) after the consummation of the Merger as the requirements for termination of the listing are satisfied.
If Nasdaq were to delist the Shares, it is possible that the Shares would continue to trade on other securities exchanges or in the over-the-counter market and that price or other quotations of the Shares would be reported by other sources. The extent of the public market for such Shares and the availability of such quotations would depend, however, upon such factors as the number of stockholders and the aggregate market value of such securities remaining at such time, the interest in maintaining a market in the Shares on the part of securities firms, the possible termination of registration under the Exchange Act and other factors.

Margin Regulations.   The Shares are currently “margin securities” under the Regulations of the Board of Governors of the Federal Reserve System (the “Federal Reserve Board”), which has the effect, among other things, of allowing brokers to extend credit based on the use of Shares as collateral. Depending upon factors similar to those described above regarding the market for the Shares and stock quotations, it is possible that, following the Offer, the Shares would no longer constitute “margin securities” for the purposes of the margin regulations of the Federal Reserve Board and, therefore, could no longer be used as collateral for loans made by brokers.
Reporting Obligations and Registration Under the Exchange Act.   The Shares are currently registered under the Exchange Act. Such registration may be terminated upon application of the Company to the SEC if the Shares are neither listed on a national securities exchange nor held by three hundred (300) or more holders of record. Termination of registration of the Shares under the Exchange Act would substantially reduce the information required to be furnished by the Company to its stockholders and to the SEC and would make certain provisions of the Exchange Act no longer applicable to the Company, such as the short-swing profit recovery provisions of Section 16(b) of the Exchange Act, the requirement of furnishing a proxy statement pursuant to Section 14(a) of the Exchange Act in connection with stockholders’ meetings and the related requirement of furnishing an annual report to stockholders and the requirements of Rule 13e-3 under the Exchange Act with respect to “going private” transactions. Furthermore, the ability of “affiliates” of the Company and persons holding “restricted securities” of the Company to dispose of such securities pursuant to Rule 144 under the Securities Act of 1933, as amended, may be impaired or eliminated. If registration of the Shares under the Exchange Act were terminated, the Shares would no longer be “margin securities” or be eligible for listing on Nasdaq. We intend to cause the delisting of the Shares from Nasdaq and the termination of the registration of the Shares under the Exchange Act as promptly as practicable (and in any event no more than (10) business days) after completion of the Merger as the requirements for such delisting and termination of registration are satisfied.
14.
Dividends and Distributions

The Merger Agreement provides that from the date of the Merger Agreement until the earlier of the Effective Time and the termination of the Merger Agreement, without the written consent of Parent, the Company will not, and will cause any subsidiary of the Company not to, establish a record date for, declare, accrue, set aside or pay any dividend, or make any other distribution (whether in cash, stock or property) in respect of any shares of capital stock of the Company (including any Share) or other equity interests of the Company and its subsidiaries (other than (a) repurchases or reacquisitions of Shares outstanding as of the date of the Merger Agreement pursuant to the Company’s right (under written commitments in effect as of the date of the Merger Agreement) to purchase or reacquire Shares held by each current and former officer or other employee, or individual who is an independent contractor, consultant or director, of or to the Company or any of its subsidiaries only upon termination of such person’s employment or engagement by the Company, (b) in connection with withholding to satisfy the exercise price and/or tax obligations with respect to Company Options, Company RSUs or Company Warrants pursuant to the terms thereof (in effect as of the date of the Merger Agreement) following exercise of a vested right, (c) between the Company and a subsidiary or (d) except as necessary to facilitate the exercise or cash cancellation of any vested Company RSUs or Company Options or Company Warrants).
15.
Conditions of the Offer

The obligation of Purchaser to accept for payment and pay for Shares validly tendered (and not validly withdrawn) pursuant to the Offer is subject to the satisfaction of the conditions set forth in clauses “(a)” through “(i)” below (collectively, the “Offer Conditions”):
(a)
there will have been validly tendered and not validly withdrawn Shares that, considered together with all other Shares (if any) otherwise beneficially owned by Parent or any of its wholly owned subsidiaries (including Purchaser) (but excluding Shares tendered pursuant to guaranteed delivery procedures that have not yet been “received”, as defined by Section 251(h)(6)(f) of the DGCL), represent one more Share than fifty percent (50%) of the total number of Shares outstanding at the time of the expiration of the Offer (the “Minimum Condition”);

(b)
(i) the representations and warranties of the Company as set forth in Section 3.1 (Due Organization;

Subsidiaries, Etc), Section 3.2 (Certificate of Incorporation and Bylaws), Section 3.21 (Authority; Binding Nature of Agreement), Section 3.24 (Opinion of Financial Advisors) and Section 3.22 (Merger Approval) of the Merger Agreement will be true and correct in all material respects (disregarding for this purpose all “Material Adverse Effect” and “materiality” qualifications contained in such representations and warranties) as of the date of the Merger Agreement and at and as of the Expiration Date as if made on and as of the Expiration Date (it being understood that, for purposes of determining the accuracy of such representations and warranties, (A) any update of or modification to the Company Disclosure Schedule made or purported to have been made after the date of the Merger Agreement will be disregarded and (B) the accuracy of those representations or warranties that address matters only as of a specific date will be measured (subject to the applicable materiality standard as set forth in this clause (b)(i)) only as of such date);
(ii) the representations and warranties of the Company as set forth in the first sentence of Section 3.5 (Absence of Changes) of the Merger Agreement will be true and correct in all respects as of the date of the Merger Agreement and at and as of the Expiration Date as if made on and as of the Expiration Date (it being understood that any update of or modification to the Company Disclosure Schedule made or purported to have been made after the date of the Merger Agreement will be disregarded);
(iii) the representations and warranties of the Company as set forth in subsections (a), (c) (first sentence only) and (d) of Section 3.3 (Capitalization, Etc.) of the Merger Agreement will be true and correct in all respects except for any de minimis inaccuracies as of the date of the Merger Agreement and at and as of the Expiration Date as if made on and as of the Expiration Date (it being understood that, for purposes of determining the accuracy of such representations and warranties, (A) any update of or modification to the Company Disclosure Schedule made or purported to have been made after the date of the Merger Agreement will be disregarded and (B) the accuracy of those representations or warranties that address matters only as of a specific date will be measured (subject to the applicable de minimis standard as set forth in this clause (b)(iii)) only as of such date);
(iv) the representations and warranties of the Company set forth in Section 3.25 (Brokers) of the Merger Agreement will be true and correct in all respects as of the date of the Merger Agreement and at and as of the Expiration Date as if made on and as of the Expiration Date (it being understood that, for purposes of determining the accuracy of such representations and warranties, any update of or modification to the Company Disclosure Schedule made or purported to have been made after the date of the Merger Agreement will be disregarded); and
(v) the representations and warranties of the Company as set forth in the Merger Agreement (other than those referred to in clauses “(i)”, “(ii)”, “(iii)” and “(iv)” above) will be true and correct as of the date of the Merger Agreement and at and as of the Expiration Date as if made on and as of the Expiration Date, except where the failure of such representations and warranties to be so true and correct has not had, and would not reasonably be expected to have a Material Adverse Effect (it being understood that, for purposes of determining the accuracy of such representations and warranties, (A) all “Material Adverse Effect” qualifications and other materiality qualifications contained in such representations and warranties will be disregarded, (B) any update of or modification to the Company Disclosure Schedule made or purported to have been made after the date of the Merger Agreement will be disregarded and (C) the accuracy of those representations or warranties that address matters only as of a specific date will be measured (subject to the applicable materiality standard as set forth in this clause (b)(iv)) only as of such date);
(c)
the Company will have complied with, or performed, in all material respects all of the covenants and agreements it is required to comply with or perform at or prior to the Expiration Date;

(d)
Parent and Purchaser will have received a certificate executed on behalf of the Company by the Company’s Chief Executive Officer and Chief Financial Officer confirming that the conditions set forth in clauses “(b)”, “(c)” and “(g)” of above have been duly satisfied;

(e)
any consent, approval or clearance with respect to, or terminations or expiration of any applicable mandatory waiting period (and any extensions thereof) imposed under the HSR Act, any foreign Antitrust Laws set forth on Schedule 6.2(c) of the Company Disclosure Schedule will have been obtained, will have been received or will have terminated or expired, as the case may be, and if applicable, all antitrust investigations by the FTC or DOJ have been closed; and in the event SBP, Parent, Purchaser or the Company receive a letter from the FTC or DOJ that the applicable waiting period will expire imminently or has expired but the FTC or DOJ is still investigating the transactions contemplated by the Merger Agreement, such antitrust investigation will be deemed closed thirty (30) days after receipt of such letter unless the FTC or DOJ issues a request to SBP, Parent, Purchaser or the Company seeking information or otherwise indicates that it continues to actively investigate the transaction, in which case, such antitrust investigation will be deemed open until the earlier of (A) the FTC or DOJ indicating that its investigation is closed, (B) thirty (30) days after the parties have supplied any requested information to the FTC or DOJ if the FTC or DOJ has indicated that it has no further requests or questions for the parties, or (C) thirty (30) days after the FTC or DOJ has indicated its investigation is still open so long as it has not sought during that time any information from SBP, Parent, Purchaser or the Company about the transactions contemplated by the Merger Agreement;
(f)
(i) if a declaration or notification has been made to or requested by CFIUS with respect to transactions contemplated by the Merger Agreement, including the Offer and the Merger, the CFIUS Action with respect to such declaration or notification has occurred and (iii) if any declaration, notification or report forms have been filed or are required to be filed with the applicable governmental body under any applicable Foreign Direct Investment Laws, including the NSIA, with respect to the transactions contemplated by the Merger Agreement, including the Offer and the Merger, the applicable consent, approval or clearance with respect to such declaration, notification or report has been obtained (each of the conditions in this clause “(f)”, the “Foreign Investment Condition”);

(g)
there will not have been issued by any governmental body of competent jurisdiction and remain in effect any judgment, temporary restraining order, preliminary or permanent injunction or other order preventing the acquisition of or payment for Shares pursuant to the Offer or the consummation of the Offer or the Merger nor will any action have been taken, or any law have been promulgated, entered, enforced, enacted, issued or deemed applicable to the Offer or the Merger by any governmental body which, directly or indirectly, prohibits or makes illegal the acquisition of or payment for Shares pursuant to the Offer or the consummation of the Merger;

(h)
since the date of the Merger Agreement, there will not have occurred a Material Adverse Effect; and

(i)
the Merger Agreement will not have been terminated in accordance with its terms.

16.
Certain Legal Matters; Regulatory Approvals

General.   Based on our examination of publicly available information filed by the Company with the SEC and other publicly available information concerning the Company, SBP, Parent and Purchaser are not aware of any governmental license or regulatory permit that appears to be material to the Company’s business that would be adversely affected by Purchaser’s acquisition of Shares pursuant to the Offer or, except as set forth below in this Section 16, of any approval or other action by any government or governmental administrative or regulatory authority or agency, domestic or foreign, that would be required for our purchase of Shares pursuant to the Offer. Should any such approval or other action be required or desirable, SBP, Parent and Purchaser currently contemplate that, except for takeover laws in jurisdictions other than Delaware as described below under “State Takeover Laws,” such approval or other action will be sought. However, except for observance of the waiting periods and the obtaining of the required approvals summarized under “Antitrust Compliance” below in this Section 16, SBP, Parent and Purchaser do not anticipate delaying the purchase of Shares tendered pursuant to the Offer pending the outcome of any such matter. There can be no assurance that any such approval or action, if needed, will be obtained or, if obtained, that it will be obtained without substantial conditions; and there can be no assurance that, in the event that such approvals were not obtained or such other actions were not taken, adverse consequences might not result to the Company’s business or that certain parts of the Company’s business might not have to be disposed of or held separate, any of which may give us the right to terminate the Offer at any Expiration Date without accepting for payment any Shares validly tendered (and not properly withdrawn) pursuant to the Offer. Purchaser’s obligation under the Offer to accept for payment and pay for Shares is subject to the Offer Conditions. See Section 15 — “Conditions of the Offer.”
Antitrust Compliance
United States
Under the HSR Act (including the related rules and regulations that have been promulgated thereunder by the FTC), certain transactions, including Purchaser’s purchase of Shares pursuant to the Offer, may not be consummated until certain Premerger Notification and Report Forms have been filed with the FTC and the Antitrust Division of the DOJ and certain waiting period requirements have been satisfied. SBP, Parent, Purchaser and the Company will file their respective Premerger Notification and Report Forms with the FTC and the DOJ on or before July 7, 2022 relating to the proposed acquisition of the Company.
Under the HSR Act, Purchaser’s purchase of the Shares pursuant to the Offer is subject to an initial waiting period that will expire fifteen (15) days after Parent has filed its Premerger Notification and Report Form with the FTC and the DOJ and the applicable filing fee has been paid. If the fifteen (15)-day waiting period expires on a Saturday, Sunday or federal holiday as defined under 5 U.S.C. § 6103(a) (a “Federal Holiday”), then such waiting period will be extended until 11:59 p.m. Eastern Time of the next day that is not a Saturday, Sunday or federal holiday. The parties may also choose to voluntarily re-start the initial fifteen (15) day waiting period by following certain prescribed procedures. However, Purchaser and the Company may receive a request for additional information and documentary material from either the FTC or the DOJ prior to such expiration of the initial waiting period or re-started initial waiting period (a “Second Request”). If the FTC or the DOJ issues a Second Request, the waiting period with respect to the Offer will be extended for an additional period of ten (10) days, after the date on which Purchaser has substantially complied with the Second Request (however, the parties could agree with the FTC or DOJ not to consummate the transaction for some period of time after the waiting period expires). If the ten (10)-day waiting period expires on a Saturday, Sunday or Federal Holiday, then such waiting period will be extended until 11:59 p.m. Eastern Time of the next day that is not a Saturday, Sunday or Federal Holiday. The FTC or the DOJ may terminate the additional ten (10)-day waiting period before its expiration. As a practical matter, if such Second Requests were issued, it could take a significant period of time to achieve substantial compliance with such Second Requests.
At any time before or after the consummation of the Merger, the DOJ, FTC, a U.S. state or a foreign governmental authority with jurisdiction over the parties could take such action under antitrust laws as it deems necessary or desirable in the public interest, including seeking to enjoin the consummation of the Merger, to rescind the Merger or to seek divestiture of particular assets. Private parties also may seek to take legal action under the antitrust laws under certain circumstances. Although there is no assurance that they will not do so, we do not expect any regulatory authority, state or private party to take legal action under the antitrust laws.
Foreign Approvals
No foreign antitrust approvals were required or recommended for the transactions completed by the Merger Agreement, including the Offer and the Merger.
Committee on Foreign Investment in the United States
Under the DPA, the President of the United States is authorized to prohibit or suspend acquisitions, mergers or takeovers by foreign persons of persons engaged in interstate commerce in the United States if the President determines, after investigation, that there is credible evidence that such foreign persons in exercising control of such acquired persons might take action that threatens to impair the national security of the United States and that other provisions of existing law do not provide adequate authority to protect national security. Pursuant to the DPA, a party or parties to a transaction may voluntarily submit a notification to CFIUS, which has been designated by the President to administer the DPA, for review of the transaction. Except for a narrow range of transactions, notification is not mandatory for most transactions within CFIUS’s jurisdiction, but CFIUS has authority to initiate a review of a transaction in the absence of a voluntary notification, including after the transaction has closed.
The process for a voluntary submission customarily entails the parties submitting a draft joint voluntary notice, receiving comments from CFIUS, and then submitting a final notice filing that CFIUS will formally accept for review. Once a review has been formally initiated, CFIUS has forty-five (45) calendar days to either clear the transaction or initiate a second-stage investigation. If CFIUS declines to investigate because it has determined that there are no unresolved national security issues, the review process is complete. If CFIUS decides to investigate, it has an additional forty-five (45) days (with a possible fifteen (15)-day extension in extraordinary circumstances) in which to resolve the matter or prepare a recommendation to the President of the United States, who must then decide within fifteen (15) days whether to block the transaction. CFIUS may condition its clearance of a transaction upon commitments to be provided by the transaction parties. These timetables may be extended in limited circumstances, for example, if the parties agree to withdraw and refile the notice at the request of CFIUS. There is no automatic prohibition against the consummation of an acquisition, merger or takeover if a review is pending, no notification is made or CFIUS does not initiate a review, so long as the transaction is not subject to mandatory filing under the DPA. However, CFIUS retains jurisdiction to review a covered transaction following its consummation (unless CFIUS completed a review prior to the closing of the Merger).
SBP, Parent, Purchaser and the Company have jointly elected to voluntarily file for CFIUS review.
The United Kingdom National Security and Investment Act 2021
Under the National Security and Investment Act 2021, a party or parties to certain transactions can submit a voluntary notification to the Secretary of State of the United Kingdom indicating that a trigger event (as defined in s.5 of the NSIA) has taken place, or arrangements are in progress or contemplation which would result in a trigger event taking place, in relation to a qualifying entity or a qualifying asset (as defined in s.7 NSIA.) This process is available for transactions not subject to the mandatory notification procedure, such as the Merger. Under the voluntary notification procedure, there is no requirement for the parties to abstain from consummating the transaction prior to clearance under the NSIA.
The Secretary of State must as soon as reasonably practicable after receiving a voluntary notification decide whether to reject the notification on grounds prescribed within the NSIA, or otherwise accept the voluntary notification. The Secretary of State has the power to reject a voluntary notification on the grounds that it is incomplete or missing information. The Secretary of State must give reasons for rejecting a voluntary notification. If a voluntary notification is accepted, the Secretary of State must within thirty (30) working days of acceptance either issue a call-in notice triggering an in-depth review of the transaction, or otherwise notify the relevant parties that no further action will be taken in relation to the trigger event under the NSIA.
If the Secretary of State issues a call-in notice under s.1 NSIA, the Secretary of State has an initial period of thirty (30) working days to review the transaction beginning from the day on which the notice is given, with a potential additional forty-five (45) working days beginning on the first working day after which the initial period has ended. The Secretary of State can agree to further extensions to the review period with the acquirer. During the in-depth review period, the Secretary of State has the power to issue information notices and attendance notices requiring the party or parties to the transaction to provide specified information within a specified time limit. The Secretary of State can at any stage in the in-depth review period issue interim orders or final orders requiring the party or parties to do or to abstain from doing particular things, such as unwinding a transaction or not consummating a transaction.
SBP, Parent, Purchaser and the Company have jointly elected to provide voluntarily notification of the Merger under the NSIA.
State Takeover Law
The Company is incorporated under the laws of the State of Delaware. In general, Section 203 of the DGCL (“Section 203”) prevents a Delaware corporation from engaging in a “business combination” (defined to include mergers and certain other actions) with an “interested stockholder” (including a person who owns or has the right to acquire fifteen percent (15%) or more of a corporation’s outstanding voting stock) for a period of three (3) years following the date such person became an “interested stockholder” unless, among other things, the “business combination” is approved by the board of directors of such corporation before such person became an “interested stockholder.” The Company Board unanimously approved the Merger Agreement and the transactions contemplated therein, and the restrictions on “business combinations” described in Section 203 are inapplicable to the Merger Agreement and the transactions contemplated by the Merger Agreement.
The Company conducts business in a number of states throughout the United States, some of which have enacted takeover laws. We do not know whether any of these laws will, by their terms, apply to the Offer or the Merger and have not attempted to comply with any such laws. Should any person seek to apply any state takeover law, we will take such action as then appears desirable, which may include challenging the validity or applicability of any such statute in appropriate court proceedings. In the event any person asserts that the takeover laws of any state are applicable to the Offer or the Merger, and an appropriate court does not determine that it is inapplicable or invalid as applied to the Offer or the Merger, we may be required to file certain information with, or receive approvals from, the relevant state authorities. In addition, if enjoined, we may be unable to accept for payment any Shares tendered pursuant to the Offer, or be delayed in continuing or consummating the Offer and the Merger. In such case, we may not be obligated to accept for payment any Shares tendered in the Offer. See Section 15 — “Conditions of the Offer.”
Going Private Transactions
The SEC has adopted Rule 13e-3 under the Exchange Act, which is applicable to certain “going private” transactions, and which may under certain circumstances be applicable to the Merger or another business combination following the purchase of Shares pursuant to the Offer in which we seek to acquire the remaining Shares not then held by Purchaser. SBP, Parent and Purchaser believe that Rule 13e-3 under the Exchange Act will not be applicable to the Merger because (i) neither SBP, Parent or Purchaser were, at the time the Merger Agreement was executed, and each is not, an affiliate of the Company for purposes of the Exchange Act, (ii) SBP, Parent and Purchaser anticipate that the Merger will be effected as promptly as practicable (but in any event no later than the first (1st) business day) following the satisfaction or waiver of the last to be satisfied or waived of the conditions set forth in Section 15 — “Conditions of the Offer” hereunder and (iii) in the Merger, stockholders will receive the same price per Share as the Offer Price.
Stockholder Approval Not Required
Section 251(h) of the DGCL generally provides that stockholder approval of a merger is not required if certain requirements are met, including that (i) the acquiring company consummates a tender offer for any and all of the outstanding common stock of the company to be acquired that, absent Section 251(h) of the DGCL, would be entitled to vote on the adoption of the merger agreement, and (ii) following the consummation of such tender offer, the acquiring company owns at least such percentage of the stock of the company to be acquired that, absent Section 251(h) of the DGCL, would be required to adopt the merger. If the Minimum Condition is satisfied and we accept Shares for payment pursuant to the Offer, we will hold a sufficient number of Shares to consummate the Merger under Section 251(h) of the DGCL without submitting the adoption of the Merger Agreement to a vote of the Company’s stockholders. Following the consummation of the Offer and subject to the satisfaction of the remaining conditions set forth in the Merger Agreement, Parent, Purchaser and the Company will take all necessary and appropriate action to effect the Merger as soon as practicable without a meeting of the Company’s stockholders in accordance with Section 251(h) of the DGCL.
17.
Appraisal Rights

No appraisal rights are available to the holders of Shares who tender such Shares in connection with the Offer. If the Offer and Merger are consummated, Shares outstanding immediately prior to the Effective Time and held by a holder who is entitled to demand and properly demands appraisal for such Shares in accordance with Section 262 of the DGCL, provided that such holder has not failed to perfect or has not otherwise waived, withdrawn or lost his, her or its right to appraisal under Section 262 of the DGCL with respect to such Shares or a court of competent jurisdiction has not determined that such holder is not entitled to the relief provided by Section 262 of the DGCL, will not be converted into a right to receive the Merger

Consideration, but instead, at the Effective Time, will no longer be outstanding and will automatically be cancelled and cease to exist and the holders of such Shares will cease to have any rights with respect thereto except the right to payment of the fair value of such Shares in accordance with Section 262 of the DGCL.
Unless the court in its discretion determines otherwise for good cause shown, interest from the effective date of the Merger through the date of payment of the judgment will be compounded quarterly and will accrue at five percent (5%) over the Federal Reserve discount rate (including any surcharge) as established from time to time during the period between the effective date of the Merger and the date of payment of the judgment.
In determining the “fair value” of any Shares, the court will take into account all relevant factors. Holders of Shares should recognize that “fair value” so determined could be higher or lower than, or the same as, the Offer Price or the consideration payable in the Merger (which is equivalent in amount to the Offer Price) and that an investment banking opinion as to the fairness, from a financial point of view, of the consideration payable in a sale transaction, such as the Offer and the Merger, is not an opinion as to, and does not otherwise address, “fair value” under Section 262 of the DGCL. Moreover, we may argue in an appraisal proceeding that, for purposes of such proceeding, the fair value of such Shares is less than such amount.
Section 262 provides that, if a merger was approved pursuant to Section 251(h), either a constituent corporation before the effective date of the merger or the surviving corporation within ten (10) days thereafter shall notify each of the holders of any class or series of stock of such constituent corporation who are entitled to appraisal rights of the approval of the merger and that appraisal rights are available for any or all shares of such class or series of stock of such constituent corporation, and will include in such notice a copy of Section 262. The Schedule 14D-9 constitutes the formal notice by the Company to its stockholders of appraisal rights in connection with the Merger under Section 262 of the DGCL.
As described more fully in the Schedule 14D-9, if a stockholder wishes to elect to exercise their appraisal rights under Section 262 in connection with the Merger, such stockholder must do all of the following:
(a)
prior to the later of the consummation of the Offer and twenty (20) days after the date of mailing of the Schedule 14D-9, deliver to the Company a written demand for appraisal of Shares held, which demand must reasonably inform the Company of the identity of the stockholder and that the stockholder is demanding appraisal;

(b)
not tender such stockholder’s Shares in the Offer; and

(c)
continuously hold of record the Shares from the date on which the written demand for appraisal is made through the Effective Time.

The foregoing summary of the appraisal rights of stockholders under the DGCL does not purport to be a complete statement of the procedures to be followed by the stockholders desiring to exercise any appraisal rights available thereunder and is qualified in its entirety by reference to Section 262 of the DGCL. The proper exercise of appraisal rights requires strict and timely adherence to the applicable provisions of the DGCL. A copy of Section 262 of the DGCL is included as Annex II to the Schedule 14D-9.
The information provided above is for informational purposes only with respect to your alternatives if the Merger is consummated. If you tender your Shares into the Offer, you will not be entitled to exercise appraisal rights with respect to your Shares, but, instead, upon the terms and subject to the conditions to the Offer, you will receive the Offer Price for your Shares.
18.
Fees and Expenses

Purchaser has retained Innisfree M&A Incorporated to be the Information Agent and Computershare Trust Company, N.A. to be the Depositary. The Information Agent may contact holders of Shares by mail, telephone, email, telecopy and personal interview and may request a broker, dealer, commercial bank, trust company or other nominee to forward materials relating to the Offer to beneficial owners of Shares.

None of SBP, Parent or Purchaser will pay any fees or commissions to any broker, dealer, commercial bank, trust company or other nominee or to any other person (other than to the Depositary and the Information Agent) in connection with the solicitation of tenders of Shares pursuant to the Offer. Brokers, dealers, commercial banks, trust companies or other nominees will, upon request, be reimbursed by Purchaser for customary mailing and handling expenses incurred by them in forwarding offering materials to their customers. In those jurisdictions where applicable laws or regulations require the Offer to be made by a licensed broker, dealer, commercial bank, trust company or other nominee, the Offer shall be deemed to be made on behalf of Purchaser by one or more registered broker, dealer, commercial bank, trust company or other nominee licensed under the laws of such jurisdiction to be designated by Purchaser.
19.
Miscellaneous

The Offer is not being made to (nor will tenders be accepted from or on behalf of holders of) Shares in any jurisdiction in which the making of the Offer or the acceptance thereof would not be in compliance with the securities, blue sky or other laws of such jurisdiction. In those jurisdictions where applicable laws or regulations require the Offer to be made by a licensed broker, dealer, commercial bank, trust company or other nominee, the Offer will be deemed to be made on behalf of Purchaser by one or more registered broker, dealer, commercial bank, trust company or other nominee licensed under the laws of such jurisdiction to be designated by Purchaser.
No person has been authorized to give any information or to make any representation on behalf of SBP, Parent or Purchaser not contained herein or in the Letter of Transmittal, and, if given or made, such information or representation must not be relied upon as having been authorized. No broker, dealer, commercial bank, trust company or other nominee will be deemed to be the agent of SBP, Parent, Purchaser, the Depositary or the Information Agent for the purposes of the Offer.
Purchaser has filed with the SEC a Tender Offer Statement on Schedule TO pursuant to Rule 14d-3 under the Exchange Act, together with exhibits furnishing certain additional information with respect to the Offer, and may file amendments thereto. In addition, the Company has filed or will file, pursuant to Rule 14d-9 under the Exchange Act, the Schedule 14D-9 with the SEC, together with exhibits, setting forth the recommendation of the Company Board with respect to the Offer and the reasons for such recommendation and furnishing certain additional related information. A copy of such documents and any amendments thereto, may be examined at, and copies may be obtained from, the SEC in the manner set forth in Section 7 — “Certain Information Concerning the Company” above.
FENNEC ACQUISITION INCORPORATED
July 7, 2022

SCHEDULE I
DIRECTORS AND EXECUTIVE OFFICERS OF SBP
SINO BIOPHARMACEUTICAL LIMITED
The following table sets forth the name, present principal occupation or employment and material occupations, positions, offices or employment for at least the past five (5) years of each of the members of the board of directors and each executive officer of Sino Biopharmaceutical Limited. Unless otherwise noted, the current business address of each person identified below is Unit 09, 41st Floor, Office Tower, Convention Plaza, 1 Harbour Road, Wanchai, Hong Kong. Except as otherwise indicated, all directors and executive officers listed below are citizens of the People’s Republic of China.
Name, Citizenship and Business Address (if Applicable)	Office	Present Principal Occupation or Employment	Material Positions Held During the Past Five (5) Years
Miss Tse, Theresa	Executive Director and Chairwoman	Executive Director and Chairwoman, Sino Biopharmaceutical Limited
2015 to Present – Executive Director and Chairwoman of Sino Biopharmaceutical Limited
2016 to Present – Director of Chai Tai TianQian Pharmaceutical Go., Ltd.
2016 to Present – Director of Nanjing Chia Tai Tianqing Pharmaceutical Co., Ltd.
2021 to Present – Director of CP Pharmaceutical Qingdao Co., Ltd.

Mr. Tse Ping	Executive Director and Senior Vice Chairman	Executive Director and Senior Vice Chairman, Sino Biopharmaceutical Limited
1994 to Present – Director of CP Pharmaceutical Qingdao Co., Ltd.
1995 to Present – Director of Beijing Tide Pharmaceutical Co., Ltd.
1997 to Present – Director of Chai Tai Tianqing Pharmaceutical Co., Ltd.
2000 to Present – Executive Director of Sino Biopharmaceutical Limited
2001 to Present – Chairman of Nanjing Chia Tai Tianqing Pharmaceutical Co., Ltd.
2003 to Present – Director of Beijing Tide Pharmaceutical Co., Ltd.
2008 to Present – Director of CP Pharmaceutical Qingdao CO., Ltd.
2016 to Present – President of Nanjing Chia Tai Tianqing Pharmaceutical Co., Ltd.
2020 to Present – Senior Vice Chairman of Sino Biopharmaceutical Limited

1

Name, Citizenship and Business Address (if Applicable)	Office	Present Principal Occupation or Employment	Material Positions Held During the Past Five (5) Years
Ms. Cheng Cheung Ling	Executive Director and Vice Chairwoman	Executive Director and Vice Chairwoman, Sino Biopharmaceutical Limited
2013 to Present – President of Beijing Tide Pharmaceutical Co., Ltd.
2017 to Present – Executive Director and Vice Chairwoman of Sino Biopharmaceutical Limited
2018 to Present – President of CP Pharmaceutical Qingdao Co., Ltd.

Mr. Tse, Eric S Y	Executive Director	Executive Director, Sino Biopharmaceutical Limited
2017 to 2018 – Chief Executive Officer of Liepin North America
2018 to Present – Executive Director of Sino Biopharmaceutical Limited
2020 to Present – Chairman of Chai Tai Tianqing Pharmaceutical Co., Ltd.
2021 to Present – Director of Jiangsu Chai Tai Fenghai Pharmaceutical Co., Ltd.

Mr. Li Yi	Executive Director and Chief Executive Officer	Executive Director and Chief Executive Officer, Sino Biopharmaceutical Limited	2014 to 2020 – Chairman and Chief Executive Officer of J.P. Morgan China 2020 to Present – Executive Director and Chief Executive Officer of Sino Biopharmaceutical Limited
Mr. Tse Hsin	Executive Director and Senior Vice President	Executive Director and Senior Vice President, Sino Biopharmaceutical Limited
2001 to Present – Director of Nanjing Chia Tai Tingqing Pharmaceutical Co., Ltd.
2005 to Present – Executive Director and Senior Vice President of Sino Biopharmaceutical Limited
2016 to Present – Director of Nanjing Chia Tai Tianqing Pharmaceutical Co., Ltd.
2017 to Present – Director of CP Pharmaceutical Qingdao Co., Ltd.

2

Name, Citizenship and Business Address (if Applicable)	Office	Present Principal Occupation or Employment	Material Positions Held During the Past Five (5) Years
Ms. Li Mingqin	Executive Director Vice President	Executive Director and Vice President, Sino Biopharmaceutical Limited
1995 to Present – Director of Beijing Tide Pharmaceutical Co., Ltd.
2003 to Present – Director of Beijing Tide Pharmaceutical Co., Ltd.
2015 to Present – Executive Director and Vice President of Sino Biopharmaceutical Limited
2015 to 2021 – Independent Non-Executive Director of Town Health International Medical Group Limited
2021 to Present – Director of Jiangsu Chai Tai Qingjiang Pharmaceutical Co., Ltd.
2021 to Present – Director of Shanghai CP General Pharmaceutical Co., Ltd.

Mr. Wang Shanchun	Executive Director	Executive Director, Sino Biopharmaceutical Limited	2015 to 2022 – General Manager of Chai Tai Tianqing Pharmaceutical Co., Ltd. 2015 to Present – Executive Director of Sino Biopharmaceutical Limited
Mr. Tian Zhoushan	Executive Director	Executive Director, Sino Biopharmaceutical Limited	2001 to Present – Director of Nanjing Chia Tai Tianqing Pharmaceutical Co., Ltd. 2015 to Present – Executive Director of Sino Biopharmaceutical Limited

3

Name, Citizenship and Business Address (if Applicable)	Office	Present Principal Occupation or Employment	Material Positions Held During the Past Five (5) Years
Mr. Lu Zhengfei	Independent Non-Executive Director	Professor of Chang Jiang Scholars of the Guanghua School of Management of Peking University
1999 to Present – Professor of Chang Jiang Scholar of the Guanghua School of Management of Peking University
2004 to 2018 – Independent Non-Executive Director of Sinotrans Limited
2005 to Present – Independent Non-Executive Director of Sino Biopharmaceutical Limited
2009 to 2018 – Independent Non-executive Director of China National Materials Company Limited
2011 to Present – Independent Supervisor of PICC Property and Casualty Company Limited
2013 to 2019 – Independent Non-Executive Director of China National Materials Company Limited
2018 to 2019 – Independent Director of China Nuclear Engineering & Construction Corporation Limited
2019 to Present – Independent Non-Executive Director of China Cinda Asset Management Co., Ltd.
2021 to Present – Independent Director of Xinjiang Tianshan Cement Company Limited

Mr. Li Dakui	Independent Non-Executive Director	Independent Non-Executive Director of Sino Biopharmaceutical Limited	2004 to Present – Independent Non-Executive Director of Sino Biopharmaceutical Limited
Ms. Lu Hong	Independent Non-Executive Director	Independent Non-Executive Director of Sino Biopharmaceutical Limited	2015 to Present – Independent Non-Executive Director of Sino Biopharmaceutical Limited 2016 to Present – Independent Non-Executive Director of Xingye Alloy Materials Group Limited

4

Name, Citizenship and Business Address (if Applicable)	Office	Present Principal Occupation or Employment	Material Positions Held During the Past Five (5) Years
Mr. Zhang Lu Fu	Independent Non-Executive Director	Director-General of Friends of Hong Kong Association Ltd.
2008 to Present – Director-general of Friends of Hong Kong Association Ltd.
2015 to Present – Independent Non-Executive Director of Kingboard Laminates Holdings Limited
2015 to Present – Independent Non-Executive Director of Sino Biopharmaceutical Limited
2018 to 2020 – Independent Non-Executive Director of CT Environmental Group Limited

Dr. Li Kwok Tung Donald	Independent Non-Executive Director	Private Medical Practitioner in Hong Kong
1980s to Present – Medical practitioner in Hong Kong
2015 to Present – Independent Non-Executive Director of UMP Healthcare Holdings Limited
2017 to Present – Independent Non-Executive Director of C-MER Eye Care Holdings Limited
2020 to Present – Independent Non-Executive Director of Sino Biopharmaceutical Limited
2021 to Present – Independent Non-Executive Director of New Horizon Health Limited

Ms. Ma Jiayin Jennie	Chief Financial Officer	Group Chief Financial Officer, Sino Biopharmaceutical Limited	2017 to 2019 – Hong Kong Deputy General Manager of CRRC Hongkong Capital Management Co., Limited 2019 to – Group Chief Financial Officer of Sino Biopharmaceutical Limited
Mr. Jin Song	Vice President	Vice President, Sino Biopharmaceutical Limited	2016 to 2021 – Assistant President of China Resources Pharmaceutical Group Limited 2021 to Present – Vice President of Sino Biopharmaceutical Limited
Ms. Li Qian	Vice President	Vice President, Sino Biopharmaceutical Limited	2015 to 2020 – General Manager of the Audit Department of Sino Biopharmaceutical Limited 2020 to Present – Vice President of Sino Biopharmaceutical Limited

5

Name, Citizenship and Business Address (if Applicable)	Office	Present Principal Occupation or Employment	Material Positions Held During the Past Five (5) Years
Mr. Lou Wei	Vice President	Vice President, Sino Biopharmaceutical Limited
2016 to 2017 – Deputy General Manager of Human Resources of Wanda Group Co., Ltd.
2018 – Human Resources Director of Qilu Pharmaceutical Co., Ltd.
2018 to 2021 – Senior Human Resources Director of Jiangsu Hengrui Pharmaceuticals Co., Ltd.
2021 to Present – Vice President of Sino Biopharmaceutical Limited

Mr. Chan Oi Nin Derek	Company Secretary	Company Secretary, Sino Biopharmaceutical Limited	2015 to Present – Company Secretary of Sino Biopharmaceutical Limited

6

SCHEDULE II
DIRECTORS AND EXECUTIVE OFFICERS OF PARENT
INVOX PHARMA LIMITED
The following table sets forth the name, present principal occupation or employment and material occupations, positions, offices or employment for at least the past five (5) years of each of the members of the board of directors and each executive officer of invoX Pharma Limited. Unless otherwise noted, the current business address of each person identified below is 5 Merchant Square, London, United Kingdom, W2 1AY.
Name, Citizenship and Business Address (if Applicable)	Office	Present Principal Occupation or Employment	Material Positions Held During the Past Five (5) Years
Mr. Benjamin Toogood Citizen of the United Kingdom	Chief Executive Officer and Director	Chief Executive Officer and Director, invoX Pharma Limited
2016 to 2020 – Head of Global Business Development and M&A, Sandoz, Novartis
2021 to Present – Head of Global Business Development and M&A, Sino Biopharmaceutical Limited
2021 to Present – Chief Executive Officer and Director, invoX Pharma Limited
2021 to Present – Director of Karolinska Development AB
2021 to Present – Director of Softhale NV
2021 to Present – Director of pHion Therapeutics Limited
2022 to Present – Chief Executive Officer and Director of Fennec Acquisition Limited

Miss Tse, Theresa Citizen of the People’s Republic of China	Director	Executive Director and Chairwoman, Sino Biopharmaceutical Limited
2015 to Present – Executive Director and Chairwoman of Sino Biopharmaceutical Limited
2016 to Present – Director of Chai Tai TianQian Pharmaceutical Go., Ltd.
2016 to Present – Director of Nanjing Chia Tai Tianqing Pharmaceutical Co., Ltd.
2021 to Present – Director of CP Pharmaceutical Qingdao Co., Ltd.

1

Name, Citizenship and Business Address (if Applicable)	Office	Present Principal Occupation or Employment	Material Positions Held During the Past Five (5) Years
Mr. Tyron Hussey Citizen of South Africa	Corporate Legal Counsel and Secretary	Corporate Legal Counsel and Secretary, invoX Pharma Limited
2016 to 2017 – Contracts Manager, UBC
2018 to 2019 – In House Legal & Interim Head of Legal, National Physical Laboratory
2019 to 2021 – Director, Commercial Legal Counsel, Syneos Health
2021 to Present – Corporate Legal Counsel and Secretary, invoX Pharma Limited
2022 to Present – Secretary and Director of Fennec Acquisition Limited

2

SCHEDULE III
DIRECTORS AND EXECUTIVE OFFICERS OF PURCHASER
FENNEC ACQUISITION INCORPORATED
The following table sets forth the name, present principal occupation or employment and material occupations, positions, offices or employment for at least the past five (5) years of each of the members of the board of directors and each executive officer of Fennec Acquisition Incorporated. Unless otherwise noted, the current business address of each person identified below is 5 Merchant Square, London, United Kingdom, W2 1AY.
Name, Citizenship and Business Address (if Applicable)	Office	Present Principal Occupation or Employment	Material Positions Held During the Past Five (5) Years
Mr. Benjamin Toogood Citizen of the United Kingdom	Chief Executive Officer and Director	Chief Executive Officer and Director, invoX Pharma Limited
2016 to 2020 – Head of Global Business Development and M&A, Sandoz, Novartis
2021 to Present – Head of Global Business Development and M&A, Sino Biopharmaceutical Limited
2021 to Present – Chief Executive Officer and Director, invoX Pharma Limited
2021 to Present – Director of Karolinska Development AB
2021 to Present – Director of Softhale NV
2021 to Present – Director of pHion Therapeutics Limited
2022 to Present – Chief Executive Officer and Director of Fennec Acquisition Limited

Mr. Tyron Hussey Citizen of South Africa	Secretary and Director	Corporate Legal Counsel and Secretary, invoX Pharma Limited
2016 to 2017 – Contracts Manager, UBC
2018 to 2019 – In House Legal & Interim Head of Legal, National Physical Laboratory
2019 to 2021 – Director, Commercial Legal Counsel, Syneos Health
2021 to Present – Corporate Legal Counsel and Secretary, invoX Pharma Limited
2022 to Present – Secretary and Director of Fennec Acquisition Limited

1

The Letter of Transmittal, properly completed, will be accepted. The Letter of Transmittal and certificates evidencing Shares and any other required documents should be sent by each holder or such holder’s broker, dealer, commercial bank, trust company or other nominee to the Depositary at one of its addresses set forth below:
The Depositary for the Offer is:
If delivering by mail: Computershare Trust Company, N.A. c/o Voluntary Corporate Actions P.O. Box 43011 Providence, Rhode Island 02940	If delivering by express mail, courier or any other expedited service: Computershare Trust Company, N.A. c/o Voluntary Corporate Actions 150 Royall Street Suite V Canton, Massachusetts 02021
Questions or requests for assistance may be directed to the Information Agent at the address and telephone numbers listed below. Additional copies of this Offer to Purchase, the Letter of Transmittal, the Notice of Guaranteed Delivery and other materials may also be obtained from the Information Agent. Stockholders may also contact broker, dealer, commercial bank, trust company or other nominee for assistance concerning the Offer.
The Information Agent for the Offer is:
Innisfree M&A Incorporated
501 Madison Avenue, 20th Floor
New York, New York 10022
Stockholders May Call Toll-Free:
1 (888) 750-5830 (from the U.S. or Canada)
From outside the U.S. and Canada, please call:
+1 (412) 232-3651
Banks and Brokers May Call Collect:
(212) 750-5833
Email (for material requests only):
info@innisfreema.com